UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934

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Proxy

Statement

Notice of 2023 Annual General Meeting of Shareholders

Your vote is important: Please vote by using the Internet, the telephone or by signing, dating and returning a proxy card

Invesco

A leading independent global investment management firm

Founded in	Proudly manages	Over	Serving clients in	On the ground in
1935	$1.4T	8,600	110+	20+
and headquartered	in assets for retail	employees to better	countries	countries to leverage
in Atlanta, Georgia	and institutional	serve all clients		local presence
investors[1]

Our single focus is to help clients achieve their investment objectives

•	We direct all of our intellectual capital, global strength and operational stability toward helping our clients
•	We have a broad and deep presence in key markets across the globe
•	We have a strong track record of financial stability and possess the resources to continue our long-term investment in the business

Our purpose

Delivering an investment experience that helps people get more out of life

Our multi-year strategic objectives
• Achieve strong investment performance
• Be instrumental to our clients’ success
• Harness the power of our global platform
• Perpetuate a high-performance organization

Our beliefs put clients at the center of everything we do
• Pure focus on investing
• Passion to exceed
• Diversity of thought and a collaborative culture
• A comprehensive range of capabilities enables us to meet the unique needs of clients
• A high-conviction approach is more impactful
• Patience leads to better results over time

Our beliefs enable us to
• Inspire the consistent behaviors and discipline that help generate strong, long-term investment performance for our clients
• Maintain an engaging work environment that helps us attract, develop, motivate and retain the best talent in the industry

1. December 31, 2022.

Notice of 2023 Annual Meeting of Shareholders

Date and time
Thursday, May 25, 2023, at 1:00 p.m.,
Eastern Time

Place
Virtual Meeting www.meetnow.global/
MW974DT
For details on how to participate in the virtual meeting, see “How do I attend the Annual
General Meeting” on page 82

Voting methods
Internet
Visit the web site listed on your Notice

Telephone
Call the telephone number listed on your Notice

Mail
Sign, date and return a requested proxy card

Virtually
Attend the virtual
Annual General
Meeting

Items of business		Board voting recommendation

1	To elect twelve (12) directors to the Board of Directors to hold office until the annual general meeting of shareholders in 2024	FOR

2	To hold an advisory vote to approve the compensation paid to our named executive officers	FOR

3	To hold an advisory vote on the frequency of holding future advisory votes on the compensation paid to our named executive officers	FOR EVERY ONE YEAR

4	To amend and restate the Invesco Ltd. Third Amended and Restated Bye-Laws to eliminate certain super majority voting standards	FOR

5	To appoint PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the year ending December 31, 2023	FOR

6	To consider and act upon such other business as may properly come before the meeting or any adjournment thereof

Who can vote

Only holders of record of Invesco Ltd. common shares on March 17, 2023 are entitled to notice of, to attend and vote at the Annual General Meeting and any adjournment or postponement thereof. Beginning on March 31, 2023, we mailed a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report via the Internet to eligible shareholders.

During the Annual General Meeting, the audited consolidated financial statements for the year ended December 31, 2022 of the company will be presented.

By order of the Board of Directors,

Robert H. Rigsby

Company Secretary

March 31, 2023

2023 Proxy Statement ii

G. Richard Wagoner, Jr.

has served as Chair of our Board since 2019 and as a non-executive director of our company since 2013

A letter to our shareholders from the Chair of Our Board

Dear Fellow Shareholder,

The Invesco Ltd. Board of Directors understands that the money we manage belongs to our clients, and we appreciate the trust you place in us as stewards of your investments. The Board works closely with management to implement Invesco’s long-term strategy, which is sharply focused on meeting the needs of our clients, delivering favorable returns to shareholders, maintaining a great place to work for employees and ensuring the firm’s long-term success.

Despite the challenges 2022 presented, we were pleased to see progress against the firm’s strategy, with a continued focus on providing a robust set of investment capabilities aligned to client demand, further strengthening our balance sheet, investing in the business for the benefit of clients and tightly managing expenses. This disciplined approach puts Invesco in a strong position to drive the future growth and success of the firm.

In early February, Invesco announced that Marty Flanagan, who has very successfully led Invesco for the past 18 years, has decided to retire as President and CEO on June 30, 2023, and will step down from the Board at that time. I’m pleased to note that Marty will continue as Chairman Emeritus through December 31, 2024, providing advice and guidance to the company. During his time at Invesco, Marty’s relentless focus on understanding and meeting client needs while building a world-class investment organization has helped Invesco strengthen its global leadership position and grow its AUM (assets under management) from $400 billion to $1.4 trillion. The Board and I are extremely appreciative of Marty’s many significant achievements during his 18 years at Invesco, which will have an enduring impact on the firm’s long-term success.

We were also delighted to announce the appointment of Andrew Schlossberg, currently Senior Managing Director and Head of the Americas, to succeed Marty. Andrew will become President and CEO of Invesco and a member of the Invesco Board of Directors on June 30, 2023. Andrew has a long and established track record of delivering a superior investment experience to clients, leading innovation and profitable expansion across our global business, and helping employees grow in their careers.

The Board is committed to ensuring a smooth leadership transition between Marty and Andrew – one that recognizes Marty’s enduring legacy as he continues to lead the further growth of the business in the first half of 2023, and sets Andrew and Invesco up for continued success going forward.

We recently announced several important changes in Board membership. We were pleased to welcome Beth Johnson as a director in mid-February. Beth is the Chief Experience Officer and Head of ESG at Citizens Financial Group, Inc. We also announced that Todd Gibbons will join the Board in late April. Todd was Chief Executive Officer and a member of the board of directors of BNY Mellon until his retirement last year. Beth and Todd bring a wealth of business experience and new perspectives to the Board.

C. Robert Henrikson, who has served as a director of Invesco since 2012, will retire from the Board at the conclusion of the company’s Annual General Meeting of Shareholders. We are deeply grateful for Rob’s many years of thoughtful guidance and counsel to the Board, and wish him all the best in his retirement.

iii Invesco Ltd.

Annual General Meeting. You are cordially invited to attend the 2023 Annual General Meeting of Shareholders of Invesco Ltd., which will be held virtually at 1:00 on May 25, 2023.

Your Board remains optimistic about the future of the industry and the long-term success of Invesco. We are confident in the firm’s long-term strategy, and in the leadership team’s ability to execute that strategy.

On behalf of the Invesco Board of Directors, I thank you for your continued support.

Sincerely,

G. Richard Wagoner, Jr.
Chair

2023 Proxy Statement iv

Martin Flanagan

has been President and Chief Executive Officer

of our company and a

director since 2005

A letter to our shareholders from our President and CEO

Dear Fellow Shareholder,

I’m pleased to report that, in spite of a number of challenges within the investment management industry in 2022, Invesco made progress in a number of crucial areas that strengthened our ability to deliver for our clients and will help ensure our continued long-term success.

Our clients dealt with a lot in 2022: The global markets were highly volatile, driven by evolving money market policies in various countries, record levels of inflation and a war in Eastern Europe. Geopolitical tensions continued to rise. The lingering effects of the Covid pandemic and the threat of a looming recession put pressure on global supply chains and threatened household budgets.

These overlapping issues pushed major equity and bond indices lower in 2022. Seemingly no geography or asset class was immune as the S&P 500 experienced its worst year since the 2008 financial crisis, the Nasdaq composite declined by more than 30%, and the MSCI emerging markets index sank nearly 20%. Bond markets, typically a safe haven when equities suffer, declined significantly due to rising interest rates and high inflation, with the Global Aggregate Bond index declining by more than 15% for the year. This resulted in the worst markets we’ve seen in decades.1 On top of all that, rising Covid infections in China and tax-loss harvesting in developed economies as the year came to a close made for challenging organic growth dynamics in our industry in the second half of the year.

Despite the industry challenges over the past year, we were pleased that our key capabilities in areas of high-client demand continued to deliver organic growth, offsetting net outflows in capabilities that experienced redemption pressure as investors expressed a preference for risk-off assets.

Key capabilities that delivered net long-term inflows for the year included ETFs, Fixed Income, Greater China, and the Institutional Channel. The firm’s ability to deliver these outcomes demonstrates the strength and resilience of our diversified platform in the face of extraordinary market headwinds. The depth and breadth of investment capabilities that Invesco brings to market have positioned the firm to return to organic growth when investor sentiment improves.

v Invesco Ltd.

For the full year, ETFs brought in $28 billion of net long-term inflows, equivalent to an 11% organic growth rate.2 Our ETF lineup remains highly differentiated in the marketplace, with a focus on higher-value, higher-revenue market segments like smart beta, and we continue to drive innovation with products such as our QQQ innovation suite.

Our Institutional Channel and Fixed Income capabilities have been pillars of organic growth for several years now, generating net inflows for 13 and 16 consecutive quarters, respectively.2 Our Institutional pipeline was $30 billion at the end of the year, enabled in part by our highly regarded Solutions capability. The pipeline reflects a diverse business mix that has helped Invesco sustain organic growth in the channel throughout the year. We achieved strong outperformance in our Fixed Income capabilities in 2022, with 80%, 84% and 98% of AUM ranked in the top half of peer group over 3, 5 and 10 years, respectively.3 As interest rates stabilize, we have a significant opportunity to capture further growth in Fixed Income capabilities in the future.

Our business in Greater China performed exceptionally well in 2022, building on our leadership position in the world’s fastest-growing asset management market. For the full year, our China joint venture delivered $7 billion of net long-term inflows, equivalent to an 11% organic growth rate, and our total AUM in China was $95 billion at yearend.2 Market sentiment in China may be mixed in the near term as the country works through a transition period of higher COVID infections, stabilizing interest rates and redemptions return to a more moderate level. That said, there are also signs that the outlook for the remainder of 2023 is improving, and I’m optimistic for a return to organic growth.

By maintaining momentum in key capability areas, the firm achieved break-even total net long-term flows for the full year 2022, despite experiencing the most challenging equity and bond markets in decades. Total AUM at the end of 2022 stood at $1.4 trillion, down from $1.6 trillion at the end of 2021. We entered 2023 with a strong balance sheet, which gives us meaningful flexibility to operate strategically in a challenging environment and positions Invesco well for the future. Total debt of $1.5 billion was at the lowest level in 10 years, with a credit facility balance of $0 and cash and cash equivalents of more than $1.2 billion at the end of the year.

Shaping our business for clients and for the future

We operate in a $100 trillion industry that will continue to grow – by some estimates expanding to $145 trillion over the next few years.4 We have a clear understanding of how client demand is evolving and where it’s headed. We’ve built a truly global asset management platform with exceptional investment teams and a strong presence in key regions around the world, supported by an operating platform that delivers a high level of value to our clients and our shareholders. We’ve also created one of the most comprehensive ranges of capabilities in the industry, which enables us to help a broad range of clients meet their investment objectives.

Over the past decade, we’ve been highly focused on investing ahead of shifts in client demand, which positions us very well for the future. We made deliberate, future-focused choices in building our firm, guided by three core questions:

•

How do we serve the needs of our clients? This informed our uncompromising focus on investment quality, our multi-asset capabilities and our client-based approach to delivering solutions at the portfolio level, as well as our strong on-the-ground presence in key markets around the world.

•

Where is the industry headed over the next decade? With this in mind, we built a $450 billion ETF and indexed strategies platform (now the world’s fourth largest5); a $200 billion private markets franchise (including our global leadership in real estate and private credit capabilities); a $100 billion China business (now the No. 1 global manager and No. 12 overall in China’s domestic mutual funds6); fixed income capabilities that span the risk and return spectrum; and equity offerings that are differentiated and difficult to replicate. We largely developed each of these capabilities organically and, in many cases, acted well ahead of the market and competition.

•

How do we keep clients at the heart of everything we do, while operating effectively and efficiently? This has guided the evolution of our operating platform, where we execute a client-focused regional approach while building out our scaled global functions, which enables us to deliver a highly relevant and globally competitive level of value and services to our clients and strong returns to shareholders.

Our aspirations

We are highly optimistic about the future for global asset managers. Our industry will continue to expand as new wealth is created and the number of people retiring further expands. At the same time, the industry is changing rapidly. Client needs are evolving, the bar for quality is constantly rising and technology is creating new opportunities for customization at scale.

2023 Proxy Statement vi

Against this backdrop, we aspire to set the standard for the industry. Our aspirations are:

•

Investment excellence. We will continue to enhance our investment culture, scale our global capabilities and strengthen our local investor communities. Diversity of thought across our platform is a competitive advantage that is amplified by our teams accessing the full advantages of our global platform.

•	Client excellence. Our aim is to deliver more seamlessly and more consistently to our global client base with best-in-class interfaces and world-class client-facing technology.
•

Cultural excellence. Our leadership team is committed to evolving our organization to strengthen our signature spirit of collaboration while enhancing opportunities for our people to excel and grow in their careers.

These three pillars will enable us to deliver as a fiduciary for our clients, help us achieve both the growth and efficiency needed for us to continue to succeed, and create a top-tier employee experience.

Helping our diverse talent across the globe thrive

To achieve our purpose of helping our clients and employees get more out of life, we believe our workforce should reflect the diversity of people and perspectives of the communities we serve. We believe that diversity, equity and inclusion (DEI) are both moral and business imperatives, and we’re committed to improving DEI across our global business.

Our commitment to DEI spans every level of our organization, and Invesco leaders have annual performance goals that drive DEI priorities within their business units and across the firm. Executives also lead and sit on our Diversity and Inclusion Executive Committee, helping to drive our agenda further and ensure accountability across the organization. As an example of our progress, from 2018 to 2022, we increased the female representation of senior managers at Invesco from 27% to 37% globally.

We continue to expand and strengthen our employee-led business resource groups (BRGs) across the globe which enable us to promote understanding, support the needs of our diverse communities and connect our employees. These BRGs and their activities are sponsored by me and our Senior Managing Directors, supported by our senior leaders across the business, cascaded to our employees and are captured in the firm’s business plans.

Although we’re pleased with our progress in these areas, we recognize there is more to do, and we are committed to further expanding our DEI efforts and enhancing the employee experience in 2023 and beyond.

Leadership transition

As you’ll have seen in the shareholder letter from our Chair, Rick Wagoner, Invesco announced in early February that I plan to retire as President and CEO on June 30 of this year. I will continue as Chairman Emeritus through December 31, 2024, providing advice and guidance to the company.

It has been my great privilege to lead Invesco for more than 18 years, working with my 8,000 colleagues across the globe to build a truly global asset manager with exceptional investment teams and a strong presence in key regions around the world that help us deliver a high level of value to our clients and our shareholders.

You’ll have also read that Andrew Schlossberg, who serves as Senior Managing Director and Head of our Americas business, and who has been with Invesco since 2001, will become President and CEO, and join the Invesco Board, on June 30.

I’ve worked side-by-side with Andrew throughout my career at Invesco and have found him to be an exceptional leader who is highly focused on delivering the best possible experiences for our clients, employees and shareholders. The next generation of leadership talent at Invesco is the strongest the company has ever had. I have every confidence that Andrew and the Executive Leadership Team – comprising Stephanie Butcher (Co-Head, Investments), Allison Dukes (Chief Financial Officer), Mark Giuliano (Chief Administrative Officer), Jennifer Krevitt (Human Resources), Jeff Kupor (Legal), Andrew Lo (Head of Asia Pacific), Doug Sharp (Head of Americas, EMEA and ETFs) and Tony Wong (Co-Head, Investments) – will further strengthen our momentum to take the business forward.

vii        Invesco Ltd.

Conclusion

Looking ahead, we are partnering with our clients to meet their most pressing needs in this dynamic environment. We’ve dedicated the past decade to building a breadth of investment capabilities, solutions mindset, and operating scale at Invesco that few in our industry can match. I am proud of all that our talented employees accomplished in 2022 on behalf of our clients and stakeholders and I am optimistic for a return to organic growth when market volatility eases. Market direction may remain uncertain, but I am confident that Invesco is prepared to meet challenges that arise in 2023 and well positioned for future growth.

Sincerely,
Marty Flanagan
President and CEO, Invesco

1.	Market figures in this paragraph from Bloomberg market data, as of December 31, 2022.
2.	Invesco data as of December 31, 2022.
3.

Invesco data as of December 31, 2022. For composites where peer rankings are available, we compare performance against peer median. For composites where peer rankings are not available but benchmark-relative performance is available, we compare performance against benchmark. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Morningstar, IA, Lipper, eVestment, Mercer, Galaxy, SITCA, Value Research) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

4.	2022 PwC report, Asset & Wealth Management Revolution: Embracing Exponential.
5.	Morningstar as of June 30, 2022.
6.	Z-Ben Advisors, 2021 China Rankings – The Top Foreign Firms in China, July 2022.

2023 Proxy Statement viii

Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Invesco Ltd. (“Board” or “Board of Directors”) for the Annual General Meeting to be held on Thursday, May 25, 2023, at 1:00 p.m. Eastern Time. Please review the entire Proxy Statement and the company’s 2022 Annual Report on Form 10-K before voting. In this Proxy Statement, we may refer to Invesco Ltd. as the “company,” “Invesco,” “we,” “us” or “our.”

Proxy voting roadmap

Proposal      Election of directors

1	Diversity and tenure of our director nominees:

•  11 of our 12 director nominees are independent

•  We have an independent chair of the Board

•  Our independent directors meet regularly without management present

•  All of our Board committees are composed exclusively of independent directors

•  Directors are elected for a 1-year term

Qualifications, skills and experience of our director nominees:

8 of 12 Public company executive	11 of 12 International experience	8 of 12 Marketing and client focus

10 of 12 Executive strategy and execution	4 of 12 Accounting and financial reporting	9 of 12 Regulatory - government and legal

7 of 12 Industry Experience	3 of 12 Technology

FOR	Recommendation of the Board of Directors The Board of Directors unanimously recommends a vote “FOR” the election to the Board of each of the director nominees.

ix Invesco Ltd.

Proposal 2	Advisory vote on the compensation paid to our named executive officers

Invesco’s executive compensation program is designed to align executive compensation with the long-term interests of our shareholders. Our compensation program uses a company scorecard to measure our financial performance and our organizational health. Our compensation committee assesses the company’s quantitative performance through the company scorecard and qualitative individual achievements to determine each executive’s incentive compensation. The pay determination process reinforces our shareholder value framework. Pay for 2022 is aligned with performance.

2022 Financial performance

Net long- term flows -$0.5B	Net revenue[1] $4,645M	Adjusted operating income[1] $1,615M	Adjusted operating margin[1] 34.8%	Adjusted diluted EPS[1] $1.68

Martin L. Flanagan President and CEO

2022 CEO Compensation

Mr. Flanagan is President and CEO. He develops, guides and oversees execution of Invesco’s long-term strategic priorities to deliver value for clients and shareholders over the long-term.

Mr. Flanagan’s total compensation is aligned with the company’s performance. The committee decided that Mr. Flanagan’s total incentive compensation should be $10.2, which is 73% of his 2022 incentive target.

	Total CEO incentive pay is 73% of target	2022 CEO incentive pay is down 36% from 2021	93% of CEO’s 2022 pay is variable	70% of CEO's total incentive pay is deferred
Further information regarding executive compensation begins on page 38 of this Proxy Statement.

FOR	Recommendation of the Board of Directors The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers.

1. Represents or includes non-GAAP financial measures. See the information in Appendix A regarding non-GAAP financial measures.

2023 Proxy Statement x

Proposal 3	Advisory vote on the frequency of holding future advisory votes on the compensation of the company’s named executive officers

The Board believes that an advisory vote every one year on the frequency of holding future advisory votes on the compensation of the company’s named executive officers is in the best interest of the company and our shareholders.

FOR EVERY ONE YEAR

Recommendation of the Board

The Board of Directors unanimously recommends a vote for the option of every one year regarding the frequency shareholders provide an advisory vote on the compensation of our named executive officers.

Proposal 4	To amend and restate the Invesco Ltd. Third Amended and Restated Bye-Laws to eliminate certain super majority voting standards

The Board has determined that the elimination of certain of the supermajority voting provisions, including those related to the modification of shareholder rights, certain business combinations, amending the Bye-Laws and actions with respect to directors, from our Bye-Laws is in the best interests of the company and its shareholders.

	FOR	Recommendation of the Board The Board of Directors unanimously recommends a vote “FOR” the amendment and restatement of the Bye-Laws to eliminate certain super majority voting standards.

xi Invesco Ltd.

Proposal 5	Appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2023

The audit committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the company and our shareholders.

Recommendation of the Board
	FOR	The Board of Directors unanimously recommends a vote “FOR” the appointment of PwC as the company’s independent registered public accounting firm for the year ending December 31, 2023.

2023 Proxy Statement xii

Contents

Index of frequently requested information
Board oversight	21
Board skills and matrix	5
Board diversity	4
CEO Pay Ratio	72
Pay vs. performance	73
Hedging policy	62

Political engagement oversight	22
Human capital management	24
Environmental, social and governance	23
Stock ownership guidelines for NEDs	17
Stock ownership guidelines for NEOs	62

xiii Invesco Ltd.

Helpful resources

Where you can find more information

Annual meeting/Proxy Statement:

www.invesco.com/corporate/en/investor-relations/annual-reports-and-proxy-statements

Annual report:

www.invesco.com/corporate/en/investor-relations/annual-reports-and-proxy-statements

Voting your Proxy via the Internet before the annual meeting:

www.envisionreports.com/IVZ

Board of Directors

https://www.invesco.com/corporate/en/about-us/ board-of-directors

Communications with the Board

Invesco Ltd.

1331 Spring Street NW, Suite 2500

Atlanta, Georgia 30309

Attn: Office of the Company Secretary, Legal Department

Governance documents

https://www.invesco.com/corporate/en/our-commitments/corporate-governance

•	Corporate Governance Guidelines
•	Criteria for Selection of Candidates for Membership on the Board of Directors
•	Committee Charters
•	Code of Conduct
•	Directors Code of Conduct
•	Terms of Reference for the Chair
•	Terms of Reference for the Chief Executive Officer
•	Invesco Whistleblower Hotline
•	US Policy Statement on Political Activities

Investor relations

https://www.invesco.com/corporate/en/ investor-relations

Federal Election Commission

www.fec.gov/data/reports/pac-party

Definition of certain terms or abbreviations

AOM	Adjusted operating margin

AUM	Assets under Management

BRG	Business Resource Group

CAP	Compensation actually paid

CEO	Chief Executive Officer

CFO	Chief Financial Officer

DEI	Diversity, equity and inclusion www.invesco.com/corporate

EPS	Earnings per share

ESG	Environmental, social and governance

ETF	Exchange-traded fund

Exchange Act	Securities Exchange Act of 1934, as amended

GAAP	Generally Accepted Accounting Principles in the United States

MassMutual	Massachusetts Mutual Life Insurance Company and its subsidiaries and affiliates

MassMutual Shareholder Agreement	Shareholder agreement, dated May 24, 2019, by and between Invesco Ltd. and MassMutual

NED	Non-Executive Director

NEO	Named Executive Officer

NYSE	New York Stock Exchange

PCBOI	Pre-cash bonus operating income

PEO	Principal executive officer

PwC	PricewaterhouseCoopers LLP

SEC	Securities and Exchange Commission

TSR	Total shareholder return

2023 Proxy Statement xiv

Proxy Statement summary

2022 was a year of significant headwinds and volatility in global financial markets. Most major equity and bond indices declined significantly and, coupled with rising interest rates and high inflation, resulted in the worst markets we have experienced in decades. Despite the industry challenges in 2022, we were pleased to see our key capability areas continue to deliver organic growth, overcoming the preference of some investors to seek increased allocations to risk-off assets. We are thoughtfully navigating near-term market headwinds while managing capital and resource investments for long-term growth. The firm maintains a strong balance sheet and finished 2022 with the lowest level of long-term debt in ten years. As always, we are partnering with our clients to meet their most pressing needs in this dynamic economic and industry climate and we are optimistic that our diversified platform of investment capabilities is poised for profitable organic growth when market volatility eases.

2022 Financial performance

Net long-		Adjusted	Adjusted	Adjusted
term flows	Net revenue[1]	operating income[1]	operating margin[1]	diluted EPS[1]
-$0.5B	$4,645M	$1,615M	34.8%	$1.68

2022 Firm highlights[1]

Business

•  In 2022, ETFs brought in $28 billion of net long-term inflows, equivalent to an 11% organic growth rate. Our ETF line-up remains differentiated from most competitor offerings, with a focus on higher-value, higher revenue market segments like smart beta.

•  Our business in greater China performed exceptionally well in 2022, building upon our leading position in the world’s fastest growing market for asset management. Our China joint-venture delivered $7 billion of net long-term inflows, an 11% organic growth rate, and we are gaining market share as we continue to innovate and launch new products.

•  Fixed Income capabilities delivered $17 billion of net long-term inflows during the year, a 6% annualized organic growth, despite the challenging global bond markets. These strategies have now experienced 16 consecutive quarters of net inflows, demonstrating success across the full business cycle.

•  The Institutional Channel has been a steady source of growth and, as of the fourth quarter 2022, has achieved 13 straight quarters of net inflows. For calendar year 2022, the Institutional Channel achieved net inflows of $13 billion, or a 4% organic growth rate.

•  Lower client demand for active global equities industry-wide pressured net flows in Developing Markets, Global Equities, and International Equities, which led to $20 billion in net outflows in these strategies in 2022. This dynamic also contributed to net revenue declines in 2022, as several of these strategies are higher yielding.

1. Represents or includes non-GAAP financial measures. See the information in Appendix A regarding non-GAAP financial measures.

1        Invesco Ltd.

Operating results

•  Invesco’s net flows performance was in the upper echelon of asset managers in 2022. Net long-term flows were relatively flat for the year, despite the difficult industry backdrop, while many industry peers experienced significant net outflows. Sustained organic growth in key capability areas such as ETFs, Greater China, Fixed Income, and the Institutional Channel enabled this result.

•  We achieved an adjusted operating margin of 34.8% as we tightly managed discretionary expenses while continuing to invest in areas of future growth and foundational technology projects that will benefit future scale. Although operating margin declined from 41.5% in 2021, margin contraction was less pronounced than several key peers.

•  Influenced by significant market declines, we ended the year with over $1.4 trillion in assets under management. Lower average asset levels drove net revenue, adjusted operating income, and earnings per share lower than record highs experienced in 2021 from rising markets.

Balance sheet

•  Over the past two years, Invesco has built balance sheet strength. Total debt of $1.5 billion is at the lowest level in 10 years, with a credit facility balance of $0 and cash and cash equivalents of over $1.2 billion at the end of the year.

2023 Proxy Statement 2

What’s new?

We continually review our approach to corporate governance and compensation to make certain that Invesco is in a position to provide an investment experience that helps people get more out of life. This year’s new or updated items include:

• Presentation of Board skills and experience in a matrix format – see Qualifications, skills and experience of directors on page 5 • Added Political engagement and oversight section on page 22	• Enhanced disclosures regarding Board oversight – see Board’s role in risk oversight on page 21

Governance highlights

Board refreshment

•  Added one new director to the Board in February 2023, further increasing Board diversity.

•  Another new director to join the Board in April 2023.

•  Directors may not stand for election after age 75.

Independence

•  11 of our 12 director nominees are independent.

•  Our chief executive officer is the only management director.

•  All of our Board committees are composed exclusively of independent directors.

Independent Chair • We have an independent Chair of our Board of Directors, selected by the independent directors. • The Chair serves as liaison between management and the other independent directors.

Accountability • Directors are elected for a one-year term. • A meeting of shareholders may be called by shareholders representing at least 10% of our outstanding shares.

Board practices

•  Our Board annually reviews its effectiveness as a group with a questionnaire and confidential one-on-one interviews coordinated by an independent external advisor that reports results of the annual review in person to the Board.

•  Nomination criteria are adjusted as needed to ensure that our Board as a whole continues to reflect the appropriate mix of skills and experience.

Executive sessions • The independent directors regularly meet in private without management. • The Chair presides at these executive sessions.

Share ownership requirements • We require directors and executives to maintain an ownership level of our stock.

Proxy access • Group of up to 20 shareholders who own at least 3% of outstanding shares for at least three years may include director nominees that constitute up to 20% of our Board in our proxy.

Board oversight

The full Board has oversight responsibility for the company’s enterprise risk management program and processes. This includes oversight over the management of material risks with respect to the company’s business, including business strategy, financial performance, investments, operations, technology (including cyber security), regulatory compliance, governance, human capital management, and environmental and social matters.

3        Invesco Ltd.

Our Directors and their qualifications

•

Directors are highly qualified and have the significant leadership and professional experience, knowledge and skills necessary to provide effective oversight and guidance for Invesco’s global strategy and operations.

•	Directors represent diverse views, experiences and backgrounds.
•	Directors possess the characteristics that are essential for the proper functioning of our Board.
•	Tenure of the members of our Board of Directors provides the appropriate balance of expertise, experience, continuity and new perspectives to serve the best interests of our shareholders.
•

As the Board considers new directors, it takes into account a number of factors, including individuals with skills that will match the needs of the company’s long-term global strategy and will bring diversity of thought, global perspective, experience and background to our Board.

•	Board diversity: The Board’s overall diversity is an important consideration in the director recruitment and nomination process.
–

The Board has adopted a Board-level diversity policy that recognizes the contribution of different perspectives, experiences and characteristics which promote strong corporate governance and contribute to a more effective decision-making process.

–	The Board seeks to maintain a Board with a range of experiences, knowledge, skills, backgrounds, viewpoints, and characteristics that collectively address the needs of the company.
–

The Board believes diversity allows the Board to make more informed judgments. With respect to diversity characteristics, the Board and its nomination and corporate governance committee considers gender, race, ethnicity, country of origin, nationality or cultural background, and other personal characteristics.

–

Our Board has nominated 12 candidates for election, 11 of whom are independent. The slate includes four women, one nominee of diverse race and three that are of diverse nationality. Two of our nominees live outside the U.S. in regions key to our business.

For more information on our director nomination process, see Information about Director Nominees—Director Recruitment.

Director nominees highlights
Average director nominee tenure 7 years	Director nominees composition
Average director nominee age 64 years

New director nominees in 2023 2	Director nominees tenure Director nominees independence
NED set to retire in 2023 1

2023 Proxy Statement 4

Qualifications, skills and experience of director nominees

Our Board strives to maintain a well-rounded Board and recognizes the value of industry experience and institutional knowledge as well as new ideas and perspectives. We consider candidates with diverse capabilities across a broad range of experiences, including one or more of those listed below. A box in the chart below indicates the director has meaningful expertise in the subject area on which the Board relies.

Diversity, equity and inclusion

Fundamentally, we believe that in order to best help our clients and employees get more out of life, our workforce should reflect the diversity of people and perspectives of the communities we serve. We believe that DEI are both moral and business imperatives. At Invesco, we are committed to improving diversity and inclusion across our global business. See page 25 for additional information on DEI at Invesco.

5        Invesco Ltd.

Proposal

1

Election of directors

You are being asked to cast votes for twelve director nominees: Sarah E. Beshar, Thomas M. Finke, Martin L. Flanagan, Thomas P. Gibbons, William F. Glavin, Jr., Elizabeth S. Johnson, Denis Kessler, Sir Nigel Sheinwald, Paula C. Tolliver, G. Richard Wagoner, Jr., Christopher C. Womack and Phoebe A. Wood. Mr. Henrikson has not been nominated for re-election to the Board because he has reached the mandatory retirement age. The Board believes the director nominees provide us with the combined depth and breadth of skills, experience and qualities required to contribute to an effective and well-functioning Board.

•	A director holds office until such director’s successor has been duly elected and qualified or until such director’s death, resignation or removal from office under our Bye-Laws.
•	Each director is elected for a one-year term ending at the 2024 Annual General Meeting.
•	Each nominee has indicated to the company that he or she would serve if elected. We do not anticipate that any director nominee will be unable to stand for election, but if that were to happen, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director nominee will be cast for the substituted candidate.
•	Under our Bye-Laws, at any general meeting held for the purpose of electing directors at which a quorum is present, each director nominee receiving a majority of the votes cast at the meeting will be elected as a director.
•	If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, the director is required under our Bye-Laws to submit his or her resignation as a director. Our nomination and corporate governance committee would then make a recommendation to the full Board on whether to accept or reject the resignation.
•	If the resignation is not accepted by the Board, the director will continue to serve until the next annual general meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.
•	If the director’s resignation is accepted by the Board, then the Board may fill the vacancy. However, if the number of nominees exceeds the number of positions available for the election of directors, the directors elected shall be those nominees who have received the greatest number of affirmative votes cast at the Annual General Meeting or by proxy.

FOR

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the election to the Board of each of the director nominees.

Vote required: This proposal requires the affirmative vote of a majority of votes cast at the Annual General Meeting.

2023 Proxy Statement 6

Board of Directors

Nominee biographies

Sarah E. Beshar

Non-executive director

Age                    Tenure

64                       6 Years

Committees:

•  Audit

•  Compensation

•  Nomination and Corporate Governance (Chair)

Qualifications:

•  Industry experience

•  International experience

•  Regulatory - government and legal

Thomas M. Finke

Non-executive director

Age                    Tenure

59                       3 Years

Committees:

•  Audit

•  Compensation

•  Nomination and Corporate Governance

Qualifications:

•  Executive strategy and execution

•  Industry experience

•  International experience

•  Marketing and client focus

•  Regulatory - government and legal

Sarah E. Beshar

Sarah Beshar has served as a non-executive director of our company since 2017 and has been an attorney with Davis Polk & Wardwell LLP for over 30 years. She joined the firm in 1986 and was named a partner in the corporate department in 1994. During more than three decades as a corporate lawyer, Ms. Beshar has advised Fortune 500 companies on an array of legal and governance issues. She also served in a number of management roles at the firm, including as the lead partner of one of the firm’s largest financial services clients from 2008 to 2015. She presently serves as Senior Counsel at the firm.

Ms. Beshar is a member of the corporate Board of Lincoln Center, a conservation fellow of the Whitney Museum and a trustee of the Episcopal Charities (New York). In 2018, she was appointed a Director of the Board of the U.S. Asia Center, Australia’s preeminent foreign policy and trade think tank and in 2020, she was appointed a director of the American Australian Association, a privately funded organization dedicated to cooperation between the U.S. and Australia. Ms. Beshar graduated from the University of Western Australia with a B.A. in Law and Jurisprudence in 1981 and graduated from Oxford University with a Bachelor of Civil Law degree from Magdalen College in 1984. She was awarded an Honorary Doctorate in Law from the University of Western Australia in 2015.

Director qualifications

•  Relevant global industry experience: As a member of her firm’s capital markets practice, as an advisor to some of the largest global companies, and with significant experience in the development of new financial products, Ms. Beshar has broad exposure and experience to the issues in our industry.

•  Legal and regulatory expertise: Ms. Beshar has over three decades of experience as a corporate lawyer and strategic advisor on the legal issues facing large financial services companies such as Invesco. Ms. Beshar has significant experience in U.S. and global capital markets transactions, as well as securities, compliance, and corporate governance issues. In addition, Ms. Beshar led large teams at Davis Polk advising global financial institutions on complex investment products for both retail and institutional investors. The breadth of Ms. Beshar’s background is particularly helpful to the Board of Directors of Invesco as it assesses the legal and strategic ramifications of key business priorities and initiatives.

Thomas M. Finke

Mr. Finke has served as a non-executive director of our company since 2020. Mr. Finke served as Chairman and Chief Executive Officer of Barings from 2016 through 2020 when he retired. He joined Barings predecessor Babson Capital Management in 2002 when Babson acquired First Union Institutional Debt Management. Mr. Finke was appointed Chairman and CEO of Babson Capital in December of 2008, and also served as EVP and CIO of Massachusetts Mutual Life Insurance Company from 2008 until 2011. Mr. Finke is a director of the National Math and Science Initiative and a Trustee of Davidson College. Mr. Finke served as a director of the Barings Funds Trusts, Barings Global Short Duration Fund and Barings Business Development Corp. He earned a Master of Business Administration degree from Duke University’s Fuqua School of Business and a bachelor’s degree from the University of Virginia’s McIntire School of Commerce.

Director qualifications

•  Executive leadership: Mr. Finke ’s service as Chairman and CEO of Barings, an international investment management firm with over $300 billion of assets under management, and his other executive positions throughout his career provide Mr. Finke with an astute understanding of the skills needed for exemplary leadership and management that will benefit our Board.

•  Industry experience: For more than 30 years, Mr. Finke’s financial career has included roles in both the banking and investment management industries providing him with an extensive knowledge of the investment management industry.

•  Public company board experience: Mr. Finke is a director of Alliance Entertainment Holding Corporation.

7        Invesco Ltd.

Martin L. Flanagan

President and CEO

Age            Tenure

62               18 Years

Qualifications:

•  Public company executive

•  Executive strategy and execution

•  Industry experience

•  International experience

•  Accounting and financial reporting

•  Marketing and client focus

•  Regulatory - government and legal

Thomas P. Gibbons

Non-executive director

Age

66

Committees:[1]

•  Audit

•  Compensation

•  Nomination and

   Corporate Governance

Qualifications:

•  Public company executive

•  Executive strategy

   and execution

•  Industry experience

•  International experience

•  Accounting and

   financial reporting

•  Marketing and client focus

•  Regulatory - government and legal

Martin L. Flanagan

Martin Flanagan has been a director and President and Chief Executive Officer of Invesco since 2005. He is also a trustee and vice-Chair of the Invesco Funds (the company’s U.S. open- and closed-end funds). Mr. Flanagan will be transitioning to the role of Chairman Emeritus for the company commencing June 30, 2023, and Andrew Schlossberg will become President and Chief Executive Officer of the company and a member of the Board at that time. Mr. Flanagan joined Invesco from Franklin Resources, Inc., where he was president and co-chief executive officer from 2004 to 2005. Previously, he held numerous positions of increasing responsibility at Franklin — co-president, chief operating officer, chief financial officer and senior vice president – from 1993 to 2003. Mr. Flanagan served as director, executive vice president and chief operating officer of Templeton, Galbraith & Hansberger, Ltd., before its acquisition by Franklin in 1992. Before joining Templeton in 1983, he worked with Arthur Andersen & Co. He serves as Trustee of Southern Methodist University (SMU) and as a member of the executive Board at the SMU Cox School of Business. Mr. Flanagan is a member of the International Advisory Council of China Securities Regulatory Commission. He serves as Chair of Engage Ventures, an innovation platform bringing together Atlanta-based corporations to support startups. He sits on the Executive Council for the Metro Atlanta Chamber and served as 2020 MAC Chair. Mr. Flanagan formerly served as chair and vice chair on the executive committee and on the Board of Governors for the Investment Company Institute. He serves as a Board member of the Atlanta Committee for Progress and is a former ACP Chair. Mr. Flanagan is a CFA charterholder and a certified public accountant. He earned a B.A. and B.B.A. from Southern Methodist University (SMU).

Director qualifications

•  Executive leadership, relevant industry experience: Mr. Flanagan has spent over 30 years in the investment management industry, including roles as an investment professional and a series of executive management positions in business integration, strategic planning, technology and investment operations, and finance. Through his decades of leadership and involvement, including as former Chair of our industry’s principal trade association, the Investment Company Institute, he has amassed a broad understanding of the larger context of investment management.

•  Accounting and financial reporting expertise: Mr. Flanagan obtained extensive financial accounting experience with a major international accounting firm and served as chief financial officer of Franklin Resources. He is a chartered financial analyst and certified public accountant.

Thomas P. Gibbons

Thomas (“Todd”) P. Gibbons will become a non-executive director effective as of April 24, 2023. He served as Chief Executive Officer of BNY Mellon (“BNYM”) and as a management director of BNYM from 2019 to 2022. Prior to becoming Chief Executive Officer, he served as Vice Chairman and CEO of Clearing, Markets and Client Management from 2017 to 2019. Mr. Gibbons also served from 2008 through 2017 as BNYM’s Chief Financial Officer. During his career at BNYM, Mr. Gibbons held leadership roles across risk, finance and client management, including serving as Chief Risk Officer for nearly a decade prior to 2008. Mr. Gibbons served as a director of PHH Corporation, a financial services company, from 2011 until 2017. Mr. Gibbons serves on the board of the Institute of International Finance, the board of trustees of Pace University and on the advisory board of Wake Forest University’s Business School. He received a B.S. in Business Administration from Wake Forest University and an M.B.A. from Pace University.

Director qualifications

•  Executive leadership, relevant industry experience: Mr. Gibbons is a financial services executive with extensive experience in banking, finance, risk management, client management and financial regulation.

1.	Mr. Gibbons will serve on the following committees commencing April 24, 2023.

2023 Proxy Statement 8

William F. Glavin, Jr.

Non-executive director

Age            Tenure

64               4 Years

Committees:

•	Audit
•	Compensation
•	Nomination and Corporate Governance

Qualifications:

•	Executive strategy and execution
•	Industry experience
•	International experience
•	Marketing and client focus
•	Regulatory - government and legal

Elizabeth S. Johnson

Non-executive director

Age            Tenure

51               <1 Year

Committees:

•	Audit
•	Compensation
•	Nomination and Corporate Governance

Qualifications:

•	Public company executive
•	Executive strategy and execution
•	Industry experience
•	International experience
•	Technology
•	Marketing and client focus

William F. Glavin, Jr.

William (“Bill”) F. Glavin, Jr. has served as a non-executive director of our company since 2019 and is nominated pursuant to the MassMutual Shareholder Agreement described on pages 28 - 30. Mr. Glavin served as vice chairman of MM Asset Management Holding LLC from 2015 until his retirement in 2017. Previously, Mr. Glavin served as chair of OppenheimerFunds Inc., (“OppenheimerFunds”), from 2009 to 2015, as chief executive officer from 2009 to 2014, and as president from 2009 to 2013. Prior to joining OppenheimerFunds, Mr. Glavin held several senior executive positions at MassMutual Financial Group, including co-chief operating officer from 2007 to 2008 and executive vice president, U.S. Insurance Group from 2006 to 2008. He served as president and chief executive officer of Babson Capital Management LLC (“Babson”), now known as Barings, LLC, a wholly owned indirect subsidiary of MassMutual, from 2005 to 2006, and chief operating officer of Babson from 2003 to 2005. Prior to joining MassMutual, Mr. Glavin was president and chief operating officer of Scudder Investments from 2000 to 2003. Mr. Glavin held senior positions at the Dreyfus Corporation, the Boston Company, State Street Bank and Trust Company, and Procter & Gamble. Mr. Glavin earned a B.A. from the College of the Holy Cross.

Director qualifications

•	Executive leadership, relevant industry experience: Mr. Glavin served five years as chief executive officer of OppenheimerFunds and has over 20 years of experience in the asset-management industry.
•	Global business experience: Mr. Glavin’s experience as an executive of OppenheimerFunds and MassMutual has provided him with a global perspective that benefits our Board and our Management.
•	Public company board experience: Mr. Glavin serves as a member of the Board of Directors of LPL Financial Holdings Inc. (audit and nominating and corporate governance committees).

Elizabeth S. Johnson

Elizabeth (“Beth”) S. Johnson has served as a non-executive director of our company since February 2023. Ms. Johnson has served as Chief Experience Officer of Citizens Financial Group, Inc. (“Citizens Financial”) since 2020 and as the Head of ESG since 2022. From 2015 to 2020, she served as the Chief Marketing Officer and Head of Virtual Channels of Citizens Financial. Prior to joining Citizens Financial, Ms. Johnson worked at Bain and Company, Inc. for 15 years. She serves on the Mass Fintech Hub Advisory Board and on the board of The Home for Little Wanderers. Ms. Johnson received a B.A. in Economics and Mathematical Methods in Social Sciences from Northwestern University and a M.B.A. from Stanford University Graduate School of Business.

Director qualifications

•	Industry experience and client focus: Ms. Johnson is a financial services executive with extensive global experience in digital transformation, marketing and client-focused strategy, including growth, engagement and profitability in retail banking, asset and wealth management.

9        Invesco Ltd.

Denis Kessler

Non-executive director

Age             Tenure

71           21 Years

Committees:

•  Compensation

•  Nomination and Corporate Governance

Qualifications:

•  Public company executive

•  Executive strategy and execution

•  Industry experience

•  International experience

•  Marketing and client focus

•  Regulatory - government and legal

Denis Kessler

Denis Kessler has served as a non-executive director of our company since 2002. Mr. Kessler currently serves as the non-executive chair of the board of SCOR SE and served as its chief executive officer and chair from 2002 through 2021. Prior to joining SCOR, Mr. Kessler was Chairman of the French Insurance Federation, senior executive vice president and member of the executive committee of the AXA Group and executive vice chairman of the French Business Confederation. He is a member of the French Institute’s Academy of Moral and Political Sciences. Mr. Kessler is a Fellow of the French Institute of Actuaries and holds a PhD in economics and is a graduate of Ecole des Hautes Etudes Commerciales (HEC Paris). In addition, he holds honorary degrees from the Moscow Academy of Finance and the University of Montreal.

Director qualifications

•  Executive leadership, relevant industry experience: Mr. Kessler’s experience as an economist and chief executive of a major global reinsurance company have combined to give him valuable insight into both the investment management industry’s macro-economic positioning over the long-term as well as our company’s particular challenges within that industry.

•  Global business experience: Mr. Kessler’s experience as a director of a variety of international public companies in several industries over the years enables him to provide effective counsel to our Board on many issues of concern to our management.

•  Public company board experience: Mr. Kessler currently serves on the Board of SCOR SE. He previously served on the Boards of Directors of Bollore from 1999 until 2013, Fonds Strategique d’Investissement from 2008 until 2013, Dassault Aviation from 2003 until 2014 and BNP Paribas from 2000 to 2021.

Sir Nigel Sheinwald

Non-executive director

Age            Tenure

69               8 Years

Committees:

•  Audit

•  Compensation

•  Nomination and Corporate Governance

Qualifications:

•  International experience

•  Regulatory - government and legal

Sir Nigel Sheinwald

Sir Nigel Sheinwald has served as a non-executive director of our company since 2015. Sir Nigel was a senior British diplomat who served as British Ambassador to the United States from 2007 to 2012, before retiring from Her Majesty’s Diplomatic Service. Previously, he served as Foreign Policy and Defence Adviser to the Prime Minister from 2003 to 2007 and as British Ambassador and Permanent Representative to the European Union in Brussels from 2000 to 2003. Sir Nigel joined the Diplomatic Service in 1976 and served in Brussels, Washington, Moscow, and in a wide range of policy roles in London. From 2014 to 2015, Sir Nigel served as the Prime Minister’s Special Envoy on intelligence and law enforcement data sharing. Sir Nigel also serves as a senior advisor to the Universal Music Group and Tanium, Inc. He is the Chair of the Royal Institute of International Affairs (Chatham House) and a visiting professor at King’s College, London. In addition, Sir Nigel serves on the Advisory Boards of BritishAmerican Business and the Centre for European Reform. He is an Honorary Bencher of the Middle Temple, one of London’s legal inns of court. Sir Nigel received his M.A. degree from Balliol College, University of Oxford, where he is now an Honorary Fellow.

Director qualifications

•  Global and governmental experience, executive leadership: Sir Nigel brings unique global and governmental perspectives to the Board’s deliberations through his more than 35 years of service in Her Majesty’s Diplomatic Service. His extensive experience leading key international negotiations and policy initiatives, advising senior members of government and working closely with international businesses positions him well to counsel our Board and senior management on a wide range of issues facing Invesco. In particular, Sir Nigel’s experience in the British government is a valuable resource for advising the Board with respect to the challenges and opportunities relating to regulatory affairs and government relations.

•  Public company board experience: Sir Nigel currently serves as a director of Oxford Instruments plc (sustainability committee (Chair), nomination, remuneration and audit and risk committees) and previously served on the Board of Directors of Royal Dutch Shell plc from 2012 to 2021.

2023 Proxy Statement 10

Paula C. Tolliver

Non-executive director

Age            Tenure

59               2 Years

Committees:

•  Audit

•  Compensation

•  Nomination and Corporate Governance

Qualifications:

•  Public company executive

•  Executive strategy and execution

•  International experience

•  Technology

Paula C. Tolliver

Paula C. Tolliver has served as a non-executive director of our company since 2021. She is the founder and principal of TechEdge, a consulting firm specializing in advising executive leadership on information technology strategies since 2020. Ms. Tolliver previously served as corporate vice president and chief information officer at Intel Corporation, a technology company, from 2016 to 2019. Prior to joining Intel, Ms. Tolliver served as corporate vice president of Business Services and chief information officer at The Dow Chemical Company (a wholly owned subsidiary of Dow, Inc.) from 2012 to 2016. Ms. Tolliver also led a services business for Dow Chemical, in addition to holding a variety of other roles in her 20 plus years with the company. Further, she is a director of Syniti, a private company and currently serves on its technology committee. Ms. Tolliver earned a bachelor’s degree in Business Information Systems from Ohio University.

Director qualifications

•  Executive Leadership/Technical: Ms. Tolliver has significant experience and expertise in the areas of information technology and innovation. In particular, she has expertise in driving business growth, digital transformation, advanced analytics, cyber security and operational excellence.

•  Public company board experience: Ms. Tolliver has served as a director of C.H. Robinson Worldwide, Inc. (audit, capital allocation and compensation committees) since 2018.

G. Richard Wagoner, Jr.

Chair of the Board

Age            Tenure

70               10 Years

Committees:

•  Audit

•  Compensation

•  Nomination and Corporate Governance

Qualifications:

•  Public company executive

•  Executive strategy and execution

•  International experience

•  Accounting and financial reporting

•  Marketing and client focus

•  Regulatory - government and legal

G. Richard Wagoner, Jr.

G. Richard (“Rick”) Wagoner, Jr. has served as Chair of our company since 2019 and as a non-executive director of our company since 2013. Mr. Wagoner served as Chairman and chief executive officer of General Motors Corporation (“GM”) from 2003 through March 2009, and served as president and chief executive officer from 2000 to March 2009. Prior positions held at GM during his 32-year career with that company include president and chief operating officer, executive vice president and president of North American operations, executive vice president, chief financial officer and head of worldwide purchasing, and president and managing director of General Motors do Brasil. Mr. Wagoner is the non-executive chair of the Board of Directors of Excelitas Technologies, a privately-held company. In addition, he advises several financial firms, start-ups and early-stage ventures. Mr. Wagoner is a member of the Duke University’s Health System Board of Directors and chair of the Duke Kunshan University Advisory Board. He is a Trustee Emeritus of Duke University and served on the Virginia Commonwealth University Board of Visitors. In addition, he is a honorary member of the mayor of Shanghai, China’s International Business Leaders Advisory Council and the Catalyst Board of Directors. Mr. Wagoner received his B.A. from Duke University and his M.B.A. from Harvard University.

Director qualifications

•  Executive leadership, global business experience: Mr. Wagoner brings to the Board valuable business, leadership and management insights into strategic direction and international operations gained from his 32-year career with GM.

•  Accounting and financial reporting expertise: Mr. Wagoner also brings significant experience in public company financial reporting and corporate governance matters gained through his service with other public companies. He has been designated as one of our audit committee’s financial experts, as defined under the rules of the SEC.

•  Public company board experience: Mr. Wagoner has served on the Board of Graham Holdings Company (audit committee) since 2010 and also currently serves on the Board of ChargePoint Holdings, Inc.

11        Invesco Ltd.

Christopher C. Womack

Non-executive director

Age             Tenure

65                2 Years

Committees:

•  Audit

•  Compensation

•  Nomination and Corporate

   Governance

Qualifications:

•  Public company executive

•  Executive strategy and

   execution

•  Marketing and client focus

•  Regulatory - government

   and legal

Christopher C. Womack

Christopher C. Womack has served as a non-executive director of our company since 2021 and is the president of Southern Company. He will also become Chief Executive Officer effective immediately following the conclusion of Southern Company’s 2023 annual meeting. Prior to being named to his current role in 2023, he served as the chairman, president and CEO of Georgia Power Company, a subsidiary of Southern Company, from 2021 to 2023 and served as executive vice president and president of external affairs for Southern Company where he led overall external positioning and branding efforts prior to 2021. Mr. Womack joined Southern Company in 1988 and has held several leadership positions within Southern Company and its subsidiaries. He has served as executive vice president of external affairs at Georgia Power Company and senior vice president and senior production officer of Southern Company Generation, where he was responsible for coal, gas, and hydro generation for Georgia Power Company and Savannah Electric. He also served as senior vice president of human resources and chief people officer at Southern Company, as well as senior vice president of public relations and corporate services at Alabama Power Company. Prior to joining Southern Company, Mr. Womack worked for the US House of Representatives for then-Congressman Leon E. Panetta. He holds a bachelor’s degree from Western Michigan University and a master’s degree from The American University.

Director qualifications

•  Executive leadership: In addition to his extensive leadership experience at The Southern Company, he is past chair of the Board of the East Lake Foundation, is on the national Board of The First Tee. Mr. Womack also serves on the Georgia Ports Authority Board.

•  Public company board experience: Mr. Womack is a member of the Board of Directors of Essential Utilities, Inc. (corporate governance committee and risk mitigation and investment policy committee), but he is not standing for re-election to that Board in 2023. He is also a director of Southern Company.

Phoebe A. Wood

Non-executive director

Age             Tenure

69                13 Years

Committees:

•  Audit (Chair)

•  Compensation

•  Nomination and Corporate Governance

Qualifications:

•  Public company executive

•  Executive strategy and execution

•  International experience

•  Accounting and financial reporting

•  Technology

Phoebe A. Wood

Phoebe Wood has served as a non-executive director of our company since 2010. She is currently a principal at CompaniesWood where she advises and invests in start-up companies and served as vice chairman, chief financial officer and in other capacities at Brown-Forman Corporation from 2001 until her retirement in 2008. Prior to Brown-Forman, Ms. Wood was vice president, chief financial officer and a director of Propel Corporation (a subsidiary of Motorola) from 2000 to 2001. Previously, Ms. Wood served in various capacities during her tenure at Atlantic Richfield Company (ARCO) from 1976 to 2000. Ms. Wood currently serves as Chair of the Board of Trustees for the American Printing House for the Blind and is a Trustee of The Gheens Foundation. She is a Trustee Emerita of Smith College and served on the Board of Trustees of the University of Louisville and Pitzer College. Ms. Wood received her A.B. degree from Smith College and her M.B.A. from the University of California Los Angeles.

Director qualifications

•  Executive leadership, global business experience: Ms. Wood has extensive experience as both a director and a member of senior financial management of public companies in a variety of industries.

•  Accounting and financial reporting expertise: Ms. Wood has significant accounting, financial and business expertise, which is valuable to our directors’ mix of skills, and she has been designated as one of our audit committee’s financial experts, as defined under the rules of the SEC.

•  Public company board experience: Ms. Wood serves on the following Boards: Leggett & Platt, Incorporated (audit (Chair) and nominating, governance and sustainability committees), Pioneer Natural Resources Company (compensation and leadership development, nominating and corporate governance (Chair) and sustainability and climate oversight committees) and PPL Corporation (audit, executive and governance, nominating and sustainability (Chair) committees).

2023 Proxy Statement 12

Retiring director

C. Robert Henrikson

Non-executive director

Age             Tenure

75                11 Years

Committees:

•  Audit

•  Compensation (Chair)

•  Nomination and Corporate Governance

Qualifications:

•  Public company executive

•  Executive strategy and execution

•  Industry experience

•  International experience

•  Marketing and client focus

•  Regulatory - government and legal

C. Robert Henrikson

Robert Henrikson has served as a non-executive director of our company since 2012. Mr. Henrikson was president and chief executive officer of MetLife, Inc. and Metropolitan Life Insurance Company from 2006 through 2011. During his more than 39-year career with MetLife, Inc., Mr. Henrikson held a number of senior positions in that company’s individual, group and pension businesses. He currently serves on the Bipartisan Policy Center’s Commission on Retirement Security and Personal Savings and the Board of Directors of the Bipartisan Center. Mr. Henrikson is a former Chairman of the American Council of Life Insurers, a former Chairman of the Financial Services Forum and a director emeritus of the American Benefits Council. Mr. Henrikson also serves as Chairman of the Board of the S.S. Huebner Foundation for Insurance Education, as a trustee emeritus of Emory University and of Americares. Mr. Henrikson earned a bachelor’s degree from the University of Pennsylvania and a J.D. degree from Emory University School of Law. In addition, he is a graduate of the Wharton School’s Advanced Management Program.

Director qualifications

•  Executive leadership, relevant industry experience: Mr. Henrikson’s more than 39 years of experience in the financial services industry, which includes diverse positions of increasing responsibility leading to his role as chief executive officer of MetLife, Inc., have provided him with an in-depth understanding of our industry.

•  Public company board experience: Mr. Henrikson served on the Board of Directors of Swiss Re from 2012 to 2018. He served as a director of MetLife, Inc. from 2005 through 2011 and as Chair of the Board of MetLife, Inc. from 2006 through 2011.

Director independence

•

In accordance with the rules of the NYSE, the Board has affirmatively determined that it is currently composed of a majority of independent directors, and that the following directors and director nominees are independent and do not have a material relationship with the company: Sarah E. Beshar, Thomas M. Finke, Thomas P. Gibbons, William F. Glavin, Jr., C. Robert Henrikson, Elizabeth S. Johnson, Denis Kessler, Sir Nigel Sheinwald, Paula C. Tolliver, G. Richard Wagoner, Jr., Christopher C. Womack and Phoebe A. Wood.

•

For a director to be considered independent, the Board must affirmatively determine that the director does not have any material relationship with the company either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. Such determinations are made and disclosed according to applicable rules established by the NYSE or other applicable rules.

•

As part of its independence determinations, the Board considers any direct or indirect relationship between a director (or an immediate family member of such director) and the company or any third party involved with the company.

Board meetings and annual general meeting of shareholders

•	During the calendar year ended December 31, 2022, the Board held 10 meetings (not including committee meetings).
•

Each then-serving director attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by the Board and all committees of the Board on which he or she served during 2022.

•	All of our then-serving directors attended the 2022 Annual General Meeting. The Board does not have a formal policy regarding Board member attendance at shareholder meetings.
•

The non-executive directors (those directors who are not officers or employees of the company and who are classified as independent directors under applicable NYSE standards) meet in executive session each quarter at a minimum.

•	G. Richard Wagoner, Jr., our Chair and independent non-executive director, presides at the executive sessions of the non-executive directors.

13        Invesco Ltd.

Service on other public company boards

Each of our directors must have the time and ability to make a constructive contribution to the Board as well as a clear commitment to fulfilling the fiduciary duties required of directors and serving the interests of the company’s shareholders. Our President and CEO does not currently serve on the board of directors of any other public company, and none of our current directors serves on more than four public company boards, including our Board.

Committee membership and meetings

•	The current committees of the Board are the audit committee, the compensation committee and the nomination and corporate governance committee.
•

The Board has affirmatively determined that each committee consists entirely of independent directors according to applicable NYSE rules and rules promulgated under the Exchange Act, including the heightened independence standards for compensation committee and audit committee members.

Members:[1]

Sarah E. Beshar

Thomas M. Finke

William F. Glavin, Jr.

C. Robert Henrikson

Elizabeth S. Johnson[2]

Sir Nigel Sheinwald

Paula C. Tolliver

G. Richard Wagoner, Jr.

Christopher C. Womack

Phoebe A. Wood (Chair)

Independence:

Each member of the

committee is independent

and financially literate

Audit Committee

Financial Experts:

Ms. Wood and

Mr. Wagoner qualify as

defined by SEC rules

Meetings held in 2022:

10

The Audit Committee

Under its charter, the committee:

•  is comprised of at least three members of the Board and each is “independent” under the rules of the NYSE and SEC and is also “financially literate,” as defined under NYSE rules;

•  members are appointed and removed by the Board;

•  meets at least quarterly;

•  periodically meets with the Chief Financial Officer, Chief Risk and Audit Officer and the independent auditor in separate executive sessions without members of senior management present; and

•  has the authority to retain independent advisors, at the company’s expense, whenever it deems appropriate to fulfill its duties.

The committee’s charter sets forth its responsibilities, including assisting the Board in fulfilling its responsibility to oversee:

•  the company’s financial reporting, auditing and internal control activities, including the integrity of the company’s financial statements;

•  the independent auditor’s qualifications and independence;

•  the performance of the company’s internal audit function and independent auditor; and

•  the company’s compliance with legal and regulatory requirements.

The committee’s charter is available on the Company Website. The information on the Company Website is not intended to form a part of, and is not incorporated by reference into, this Proxy Statement.

Members:[1]

Sarah E. Beshar

Thomas M. Finke

William F. Glavin, Jr.[3]

C. Robert Henrikson (Chair)

Elizabeth S. Johnson[2]

Denis Kessler

Sir Nigel Sheinwald

Paula C. Tolliver

G. Richard Wagoner

Christopher C. Womack

Phoebe A. Wood

Independence:

Each member of the

committee is independent

Meetings held in 2022:

6

The Compensation Committee

Under its charter, the committee:

•  is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules;

•  members are appointed and removed by the Board;

•  meets at least four times annually; and

•  has the authority to retain independent advisors, at the company’s expense, whenever it deems appropriate to fulfill its duties, including any compensation consulting firm.

The committee’s charter sets forth its responsibilities, including:

•  annually approving the compensation structure for, and reviewing and approving the compensation of, senior officers and non-executive directors;

•  overseeing the annual process for evaluating senior officer performance;

•  overseeing the administration of the company’s equity-based and other incentive compensation plans; and

•  assisting the Board with executive succession planning.

The committee’s charter is available on the Company Website.

1.	Mr. Gibbons will join the audit and compensation committees on April 24, 2023.
2.	Ms. Johnson joined the audit and compensation committees in February 2023.
3.	Mr. Glavin will become the Chair of the compensation committee upon Mr. Henrikson’s retirement from the Board in May 2023.

2023 Proxy Statement 14

Members:[1]

Sarah E. Beshar (Chair)

Thomas M. Finke

William F. Glavin, Jr.

C. Robert Henrikson

Elizabeth S. Johnson[2]

Denis Kessler

Sir Nigel Sheinwald

Paula C. Tolliver

G. Richard Wagoner, Jr.

Christopher C. Womack

Phoebe A. Wood

Independence:

Each member of the

committee is independent

Meetings held in 2022:

5

The Nomination and Corporate Governance Committee

Under its charter, the committee:

•  is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules;

•  members are appointed and removed by the Board;

•  meets at least four times annually; and

•  has the authority to retain independent advisors, at the company’s expense, whenever it deems appropriate to fulfill its duties.

The committee’s charter sets forth its responsibilities, including:

•  establishing procedures for identifying and evaluating potential nominees for director;

•  recommending to the Board potential nominees for election; and

•  periodically reviewing and reassessing the adequacy of the Corporate Governance Guidelines to determine whether any changes are appropriate and recommending any such changes to the Board for its approval.

The committee’s charter is available on the Company Website. For more information regarding the director recruitment process, see Information about Director Nominees - Director recruitment.

Director compensation

The compensation committee annually reviews and determines the compensation paid to non-executive directors. No executive officer of the company is involved in recommending or determining levels of non-executive director compensation. Mr. Flanagan does not receive compensation for his service as a director. The committee considers, among other things, the following policies and principles in determining non-executive director compensation:

•

that compensation should fairly pay the non-executive directors for the work, time commitment and efforts required by directors of an organization of the company’s size and scope of business activities, including service on Board committees;

•	that a component of the compensation should be designed to align the non-executive directors’ interests with the long-term interests of the company’s shareholders; and
•	that non-executive directors’ independence may be compromised or impaired if director compensation exceeds customary levels.

As a part of its annual review, the committee engaged Johnson Associates, Inc. (“Johnson Associates”), the committee’s independent compensation consultant, to report on comparable non-executive director compensation practices and levels. Their report included a review of director compensation at the same peer companies the committee considers for executive compensation practices. See page 61 for a list of our 2022 peers.

1.	Mr. Gibbons will join the nomination and corporate governance committee on April 24, 2023.
2.	Ms. Johnson joined the nomination and corporate governance committee in February 2023.

15        Invesco Ltd.

For fiscal 2022, the compensation committee approved the below-described levels of non-executive director compensation. Each component other than the equity award is paid in quarterly installments in arrears:

Basic cash fee	Non-executive directors received an annual basic fee paid in cash in the amount of $120,000

Chair fee	The Chair of the Board received an additional annual cash fee of $230,000

Audit Committee Chair fee	The Chair of the audit committee received an additional annual cash fee of $50,000

Compensation Committee and Nomination and Corporate Governance Committee Chair fee	The Chair of the compensation committee and the Chair of the nomination and corporate governance committee each received an additional annual cash fee of $20,000

Basic shares fee	Non-executive directors also received an annual award of shares in the aggregate amount of $195,000. Equity awards are paid for service in advance and subject to a one-year vesting requirement

For fiscal 2023, the compensation committee determined that no changes would be made to levels of non-executive director compensation for the 2023 service period.

We also reimburse each of our non-executive directors for their travel expenses incurred in connection with attendance at Board of Directors and committee meetings. Directors do not receive any meeting or attendance fees. Invesco does not have a deferred compensation plan for its directors.

Director compensation table1

The following table sets forth the compensation paid to our non-executive directors during 2022.

	Fees earned or paid
Name	in cash ($)[2]	Share awards ($)[3]	Total ($)

Sarah E. Beshar	138,750	194,991	333,741

Thomas M. Finke	120,000	194,991	314,991

William F. Glavin, Jr.	120,000	194,991	314,991

C. Robert Henrikson	138,750	194,991	333,741

Denis Kessler	120,000	194,991	314,991

Sir Nigel Sheinwald	120,000	194,991	314,991

Paula C. Tolliver	120,000	194,991	314,991

G. Richard Wagoner, Jr.	362,500	194,991	557,491

Christopher C. Womack[4]	116,190	194,991	311,182

Phoebe A. Wood	170,000	194,991	364,991

Former Directors

Edward Garden[5]	40,000	-	40,000

Nelson Peltz[5]	40,000	-	40,000

1.	Ms. Johnson joined the Board in February 2023 and Mr. Gibbons will join the Board on April 24, 2023.
2.	Includes the annual basic cash fee and, as applicable, Chair of the Board fee and committee Chair fees.
3.

Reflects the annual grant to each non-executive director of an equity award in the amount of 10,930 shares of common stock. The equity award vests on the anniversary of the date of grant. The grant date fair value was calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (“ASC 718”). The grant date fair value was calculated by multiplying the number of shares granted by the closing price of the company’s common shares on the date of grant. As of December 31, 2022, each of the then-serving non-executive directors had 10,930 unvested common shares. Dividends and dividend equivalents on unvested equity awards are paid at the same time and rate as on our common shares.

4.	As noted above, cash payments are paid in arrears the following quarter. Mr. Womack joined the Board in October 2021 and received a prorated payment for that quarter in 2022.
5.	Mr. Garden and Mr. Peltz resigned from the Board effective February 1, 2022.

2023 Proxy Statement 16

Stock ownership policy for non-executive directors — All shares granted to our non-executive directors are subject to the Non-Executive Director Stock Ownership Policy. Commencing February 2022, the policy requires each non-executive director to (i) achieve and thereafter maintain an ownership level that is equal to four times the value of the basic cash fee and (ii) meet the policy requirement within five years of the later of the effective date of the policy or first appointment as a non-executive director. Until such ownership level is achieved, each non-executive director is required to (i) continue to hold 100% of the shares received as compensation prior to the effective date, and (ii) retain at least fifty percent (50%) of shares granted as compensation after the effective date. The following table shows the status of each of our then-serving non-executive directors meeting the requirements of the 2022 policy as of December 31, 2022.

Non-executive director stock ownership1

Shares held as of December 31, 2022

Name	Shares held[2]	Requirement met	Name	Shares held[2]	Requirement met

Beshar	69,532		Sheinwald	56,353

Finke[3]	18,623		Tolliver[3]	20,452

Glavin	35,469		Wagoner	77,255

Henrikson	81,264		Womack[3]	14,302

Kessler	92,870		Wood	64,496

1.	Ms. Johnson joined the Board in February 2023 and Mr. Gibbons will join the Board on April 24, 2023.
2.	Includes shares beneficially owned and deferred share awards.
3.	Based on current compensation levels, it is anticipated that Messrs. Finke and Womack and Ms. Tolliver will each attain the share ownership goal within the time period prescribed by the policy.

17        Invesco Ltd.

Corporate governance

Corporate governance guidelines

Our Board is committed to maintaining the highest standards of corporate governance and is guided by our Corporate Governance Guidelines (“Guidelines”) and Terms of Reference for our Chair and for our Chief Executive Officer, which provide a framework for the governance of our company and the responsibilities of our Board. Each of these documents is available in the corporate governance section of the Company Website. The Guidelines set forth the practices the Board follows with respect to, among other matters, the composition of the Board, director responsibilities, Board committees, director access to officers, employees and independent advisors, director compensation and performance evaluation of the Board.

Code of conduct and directors’ code of conduct

As part of our ethics and compliance program, our Board has approved a code of ethics (the “Code of Conduct”) that applies to our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions, as well as to our other officers and employees. The Code of Conduct is posted on the Company Website. In addition, we have adopted a separate Directors’ Code of Conduct that applies to all members of the Board. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Conduct for our directors and executive officers by posting such information on the Company Website. The company maintains a compliance reporting line, where employees and individuals outside the company can anonymously submit a complaint or concern regarding compliance with applicable laws, rules or regulations, the Code of Conduct, as well as accounting, auditing, ethical or other concerns.

Board leadership structure

As described in the Guidelines, the company’s business is conducted day-to-day by its officers, managers and employees, under the direction of the Chief Executive Officer and the oversight of the Board, to serve the interest of our clients and enhance the long-term value of the company for its shareholders. The Board is elected by the shareholders to oversee our management team and to seek to assure that the long-term interests of the shareholders are being served. In light of these differences in the fundamental roles of the Board and management, the company has chosen to separate the Chief Executive Officer and Board Chair positions. The Board believes separation of these roles: (i) allows the Board to more effectively monitor and evaluate objectively the performance of the Chief Executive Officer, such that the Chief Executive Officer is more likely to be held accountable for his performance; (ii) allows the non-executive Chair to control the Board’s agenda and information flow; and (iii) creates an atmosphere in which other directors are more likely to challenge the Chief Executive Officer and other members of our senior management team. For these reasons, the company believes that this Board leadership structure is currently the most appropriate structure for the company. Nevertheless, the Board may reassess the appropriateness of the existing structure at any time, including following changes in Board composition, in management or in the character of the company’s business and operations.

Director recruitment

The nomination and corporate governance committee continues to focus on Board refreshment to align the Board’s composition with our long-term strategy and effect meaningful Board succession planning. New directors are identified using the following process:

The committee reviews and updates its criteria for prospective directors based on succession planning for directors, to add experience in certain areas and to address new or evolving needs of the company. The committee then utilizes recommendations from directors and independent search firms to determine the candidates for consideration.

2023 Proxy Statement 18

Candidates meet with the committee members, the Board Chair, the other directors and the CEO who assess candidates based on several factors, including whether the candidate has experience that will assist the company in seeking to meet its long-term strategic objectives and will bring diversity of thought and the desired qualifications to our Board. The Board has adopted a Board-level diversity policy that recognizes that it benefits from the contribution of different perspectives, experiences and characteristics which promote strong corporate governance and contribute to a more effective decision-making process. With respect to diversity characteristics, the Board and its nomination and corporate governance committee consider gender, race, ethnicity, country of origin, nationality or cultural background, and other personal characteristics.

Due diligence is conducted, including soliciting feedback on potential candidates from persons outside the company. Qualified candidates are presented to the Board of Directors.

Two new director nominees on the 2023 slate which add the following experience and traits to our Board:
• Gender diversity	• Accounting and financial reporting
• Public company executive	• Technology
• Executive strategy and execution	• Marketing and client focus
• Industry experience	• Regulatory - government and legal
• International experience

The nomination and corporate governance committee believes there are certain minimum qualifications that each director nominee must satisfy in order to be suitable for a position on the Board, including that such nominee:

•	be an individual of the highest integrity and have an inquiring mind, a willingness to ask hard questions and the ability to work well with others;
•	be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•	be willing and able to devote sufficient time to the affairs of the company and be diligent in fulfilling the responsibilities of a director; and
•	have the capacity and desire to represent the best interests of the shareholders as a whole.

The committee will consider candidates recommended for nomination to the Board by shareholders of the company. Shareholders may nominate candidates for election to the Board under Bermuda law and our Bye-Laws. The manner in which the committee evaluates candidates recommended by shareholders would be generally the same as any other candidate. However, the committee would also seek and consider information concerning any relationship between a shareholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of our shareholders. For further information regarding deadlines for shareholder proposals, see Important additional information — Shareholder proposals for the 2024 annual general meeting on page 85.

Director orientation and continuing education and development

When a new independent director joins the Board, we provide an orientation program for the purpose of providing the new director with an understanding of the strategy and operations of the company. To assist the directors in understanding the company and its industry and maintaining the level of expertise required for our directors, the company‘s management team makes presentations during Board meetings relating to the competitive and industry environment and the company’s goals and strategies. In addition, at most meetings the Board receives presentations on various topics related to key industry trends, topical business issues and governance.

Each director is encouraged to participate in continuing education programs for public company directors sponsored by nationally recognized educational organizations not affiliated with the company. We provide our directors with suggested educational courses on topics such as emerging governance issues, compliance and ethics matters and financial risk oversight. To facilitate the ongoing education of our directors, the cost of all such continuing education is paid for by the company.

19        Invesco Ltd.

Board evaluation process

The effectiveness of the Board and its committees is critical to the company’s success and to the protection of our shareholders’ long-term interests. To maintain their effectiveness, the Board and each standing committee annually conduct comprehensive assessments to identify areas for improvements.

The Board engages an independent external advisor to coordinate the Board’s self-assessment by its members. The advisor has each director review a questionnaire and then performs one-on-one confidential interviews with directors. In addition to the questionnaires and interviews of each director, interviews are also conducted with those members of executive management who attend Board meetings on a regular basis.

The advisor prepares and presents an in-person report to the Board, which discusses the findings of the advisor based upon its reviews.

The Board then discusses the evaluation to determine what action, if any, could further enhance the operations of the Board and its committees.

Shareholder engagement

Why we engage

One of our key priorities is ensuring robust outreach and engagement with our shareholders in order to:

•	Provide transparency into our business, governance practices and compensation programs
•	Determine which issues are important to our shareholders and share our views on those issues
•	Identify emerging trends or issues that may impact our business and influence our practices

How we engage

Investor relations and senior management

We provide institutional investors with many opportunities to provide feedback to senior management by participating in conferences, one-on-one and group meetings throughout the year. We also routinely interact and communicate with shareholders through quarterly earnings presentations, SEC filings (including our annual report on Form 10-K), the Proxy Statement and the annual meeting of shareholders.

Shareholders

As investment professionals, we understand the value of engaging with companies and seek to maintain an active and open dialogue with our shareholders. We integrate aspects of the feedback we receive from our shareholders and share this feedback with our directors as we seek to enhance our corporate governance and executive compensation practices.

In addition to our year-round shareholder engagement, for many years we have also conducted a targeted shareholder and proxy adviser outreach in the Fall of each year. In the Fall of 2022, we reached out to our top shareholders, representing 71%[1] of our outstanding common stock. Five of our shareholders, representing 23%[1] of our outstanding common stock, requested and held meetings with our investor relations, corporate governance, executive compensation and ESG teams. Our directors have also engaged directly with shareholders in prior years. See Shareholder and proxy advisory engagement and feedback for more information on this outreach and related findings.

1.	Ownership percentages as of October 1, 2022

2023 Proxy Statement 20

Communications with the Chair and other non-executive directors

Any interested party may communicate with the Chair of our Board or our non-executive directors as a group at the following address:

Invesco Ltd.

1331 Spring Street NW, Suite 2500

Atlanta, Georgia 30309

Attn: Office of the Company Secretary, Legal Department

Communications will be distributed to the Board, or to any of the Board’s committees or individual directors as appropriate, depending on the facts and circumstances of the communication. In that regard, the Invesco Board does not receive certain items which are unrelated to the duties and responsibilities of the Board.

In addition, the company maintains the Invesco Whistleblower Hotline for its employees or individuals outside the company to report complaints or concerns on an anonymous and confidential basis regarding questionable accounting, internal accounting controls or auditing matters and possible violations of the company’s Code of Conduct or law. Further information about the Invesco Whistleblower Hotline is available at the Company Website.

Non-employees may submit any complaint regarding accounting, internal accounting controls or auditing matters directly to the audit committee of the Board of Directors by sending a written communication addressed to the audit committee at the address set forth above.

Board’s role in risk oversight

The Board has oversight responsibility for the company’s enterprise risk management program and processes. This includes oversight over the management of material risks with respect to the company’s business, including, without limitation, business strategy, governance, financial, investment, operational, technology (including cyber risk), regulatory compliance, human capital management, environmental and social risks. Though Board committees address specific risks and risk processes within their purview, the Board has not delegated risk oversight to a committee as full Board engagement supports appropriate consideration of risk in strategy setting and a more holistic understanding of risk across the enterprise.

Invesco is committed to continually strengthening and evolving our risk management activities to ensure they keep pace with business change and client expectations. We believe a key factor in our ability to manage through challenging market conditions and significant business change is our integrated and global approach to risk management. Risk management is embedded in our day-to-day decision-making as well as our strategic planning process while our global risk management framework enables consistent and meaningful risk dialogue up, down and across the company. Our framework leverages two governance structures: (i) our Global Performance and Risk Committee oversees the management of core investment risks and (ii) our Enterprise Risk Management Committee oversees the management of all other business and strategy related risks. A network of regional, business unit and specific risk management committees, with oversight of the Enterprise Risk Management Committee, provides ongoing identification, assessment, management and monitoring of risk that ensures both broad as well as in-depth, multi-layered coverage of the risks existing and emerging in the various domains of our business.

The Board reviews and discusses with executive and senior management risk management information and reporting provided, at least quarterly, by the Global Performance and Risk Committee and the Enterprise Risk Management Committee. The Board also reviews the company’s risk appetite and crisis management framework. By receiving these reports, the Board maintains a practical understanding of the company’s risk management processes, overall risk profile and risk culture. In addition, Board and committee agenda business-related topics include discussion of the risks in our ongoing business as well as those introduced by new business developments. Through this regular and consistent risk communication and dialogue, the Board seeks to maintain reasonable assurance that all material risks of the company are being addressed and that the company is fostering a risk-aware culture in which effective risk management is embedded in the business.

Oversight of financial reporting and compliance related risk: The audit committee routinely receives reports from the control functions of finance, legal, compliance and internal audit. The Chief Risk and Audit Officer reports to the Chair of the audit committee. The audit committee oversees the internal audit function’s planning and resource allocation in a manner designed to ensure testing of controls and other internal audit activities are appropriately prioritized in a risk-based manner. The audit committee also seeks to assure that appropriate risk-based inputs from management and internal audit are communicated to the company’s independent public auditors.

21        Invesco Ltd.

Our risk management framework

Oversight of cyber security risk: The Board receives a report regarding cyber security, including risks and protections, typically twice a year and more frequently as needed. The Global Security Oversight Committee, one of the company’s risk management committees, provides executive level oversight and monitoring of the end-to-end programs dedicated to managing information security and cyber related risk. Important to these programs is our investment in threat-intelligence, our active engagement in industry and government security-related forums and our utilization of external experts to challenge our program maturity, assess our controls and routinely test our capabilities.

Cyber security

Cyber threats are considered one of the most significant risks facing financial institutions. To mitigate that risk, we have a designated Global Chief Security Officer and have a global security program that brings together the following groups within Invesco: Information Security, Global Privacy, Business Continuity & Crisis Management, Resilience, Corporate Security, Business Security Officers and Strategy, Projects & Governance in collaboration with Global Intelligence & Threat Analysis. This structure supports a more comprehensive, holistic approach to keeping Invesco clients, employees, and critical assets safe, upholding their privacy rights, while enabling a secure and resilient business. As noted above, the Global Security Oversight Committee provides executive level oversight and monitoring of the end-to-end programs dedicated to managing information security and cyber related risk. Our program is also audited by independent third-parties that produce service reports, such as ISAE 3402 and SSAE16.

Our information security program, led by our Chief Information Security Officer, is designed to oversee, and maintain all aspects of information security risk and seeks to ensure the confidentiality, integrity, and availability of information assets. This includes the implementation of controls aligned with industry guidelines and applicable statutes and regulations to identify threats, detect attacks and protect these information assets. We have an incident response program that includes periodic testing and is designed to restore business operations as quickly and as orderly as possible in the event of a breach or third-party incident. We conduct mandatory annual employee security awareness training, which focuses on cyber threats and security in general. We also conduct regular cyber phishing tests throughout the year to measure and raise employee awareness against cyber phishing threats.

Political engagement and oversight

As a global investment firm dedicated to creating greater possibilities for our clients, we believe it is important to be an active participant in the political process with the objective of promoting and protecting the economic future of the company, our clients and shareholders.

Invesco’s Government Affairs Department works to strengthen Invesco’s connectivity to key public policy conversations and enhance our reputation with leaders in the legislative and regulatory ecosystem. The nominating and corporate governance committee assists the Board in oversight of the company’s U.S. political activities by reviewing, at least annually, the company’s U.S. political activities, including political spending and lobbying activities and expenditures in the United States.

Invesco engages in lobbying deemed to be in the best interests of the company, its clients and shareholders, in compliance with laws and regulations that govern such activities. Invesco discloses the principal U.S. trade organizations utilized by Invesco’s Government Affairs Department to which Invesco belongs as well as those U.S. trade organizations that receive from Invesco total payments of $25,000 or more for membership fees and/or dues in a given year.

Invesco maintains a U.S. federal political action committee (PAC). The PAC is funded in accordance with applicable U.S. federal law on a voluntary basis by U.S.-based employees. As required by law, all political contributions by the PAC are reported to the U.S. Federal Election Commission (FEC) and are publicly disclosed on the FEC’s website.

2023 Proxy Statement 22

In 2022, Invesco adopted a US Policy Statement on Political Activities. A link to the policy statement can be found on the Company Website under the Corporate Givernance tab and the header “Political Activities.”

Environmental, social and governance (“ESG”)

Invesco has an investment-led and client-centric ESG approach. To us, responsible stewardship means creating long-term value for our clients in line with our commitment to industry engagement, leadership and innovation.

Our ESG approach is investment-team led and client-focused. We integrate financially material considerations in our investment capabilities, taking into account critical factors that help us deliver strong outcomes to clients.

As investors in global equities, corporate and sovereign fixed income instruments, as well as real estate and multi-asset strategies, we recognize the differences between asset classes and geographies. We apply ESG principles in a variety of ways, depending on the asset class and strategy.

We exercise our rights and responsibilities as stewards of capital and use our expertise to cast voting decisions in our clients’ best interests.

Innovation and data

We believe having quality data on ESG factors is critical for effective investment analysis. We are enhancing our ESG data and analytics capabilities by building out and updating our proprietary tools, including ESGintel, PROXYintel, and ESGCentral. These tools assist with research, portfolio reviews, portfolio optimization, engagement, and proxy voting.

Client partnerships

Invesco has a client centric ESG approach focused on customizing solutions to client needs and objectives. We provide a comprehensive range of ESG-focused capabilities that enable clients to express their values through investing. Some of our clients ask us to impose ESG investment guidelines and restrictions on their portfolios. We therefore offer a suite of portfolio solutions to ESG-minded clients who wish to pursue ESG goals.

Industry engagement

We are involved in many industry bodies, including Principles for Responsible Investment (PRI), the Net Zero Asset Managers Initiative (NZAM), the Global Real Estate Sustainability Benchmark (GRESB), and the Task Force on Climate-related Financial Disclosures (TCFD). We engage policymakers on the latest ESG regulations and have academic partnerships with the University of Cambridge and Tshingua University.

Invesco’s corporate stewardship

At Invesco, corporate stewardship matters. Our efforts are motivated by the belief that doing what is right for the environment, our people and the communities in which we have a presence helps us deliver positive outcomes for our shareholders. Our senior leaders and employees are committed to the communities where we live, work and volunteer. We actively partner with non-profits, start-ups and other organizations to strengthen our communities. Our areas of focus are:

• improving financial education	• championing diversity, equity and inclusion in
• protecting the environment	our industry and our company
• promoting environmental	• supporting and collaborating with local civic and
sustainability	community organizations

Through Invesco Cares and Environmental Green Teams, local Invesco offices identify areas of need that are unique to each specific community. Our Environmental Green Teams focus on preserving and improving the environment by focusing on reducing carbon emissions, eliminating plastic consumption, promoting waste awareness and recycling electronic computers and laptops. These groups also volunteer to clean up local community parks, plant trees and clean up marine areas. The Invesco culture encourages employees to go beyond their work responsibilities, and join with like-minded colleagues, to make an impact in communities we serve. Invesco Cares partners with local charitable organizations around the globe through volunteering, sharing our skills, and raising funds to improve the local communities where we work.

Invesco strives to align with the Global Reporting Initiative (GRI) standard reporting guidelines and Sustainability Accounting Standards Board (SASB) metrics for Asset Management & Custody Activities as further detailed in our Corporate Social Responsibility Report, which is available on the Company Website.

23        Invesco Ltd.

Invesco currently supports three climate care projects that offset 8,649 tonnes of carbon dioxide equivalent in 2021.[1]

Invesco’s commitment to the natural environment

Operating environmentally responsibly is fundamental to our corporate stewardship. Invesco seeks to help protect our natural environment by implementing and maintaining environmental management processes – for example, at Invesco offices we aim to reduce utility consumption and carbon emissions, promote energy efficiency and utilize appropriate waste management practices.

Invesco has a structured program that monitors our environmental impact, gathers ideas and suggestions for improving our global environmental management practices and approves initiatives. Invesco maintains global objectives and regional targets which are monitored to seek to ensure the continual improvement of our impact on the environment. Our commitments and objectives are detailed in our Global Corporate Carbon Emissions and Environmental Policy Statement which is available on the Company Website.

Invesco’s long-term

success depends on our ability to attract, develop and retain talent. Invesco invests significantly in talent development to support our employees in developing their full potential.

Human Capital Management

Invesco’s long-term success depends on our ability to attract, develop and retain talent. Invesco invests significantly in talent development, health and welfare programs, technology and other resources that support our employees in developing their full potential both personally and professionally. We believe that an employee community that is diverse and inclusive, engaged in community involvement and invested in employee well-being will drive positive outcomes for our clients, shareholders and the company.

Every day, we are implementing new, innovative ways of working together at Invesco. For most roles, the way we work offers flexibility and supports our collaborative culture by mixing in-office and remote work. Because we all need time to focus, interaction with our own teams and our business partners, and, importantly, a feeling of belonging to truly support one another and do what matters for our clients, we believe this hybrid approach creates a competitive advantage for our company as it enables our employees to thrive and do the best they can on behalf of our clients, shareholders and the company.

Compensation, wellness and benefits. Our company provides equal opportunity in its employment and promotion practices and encourages employees to play active roles in the growth and development of the communities in which they live and work. Invesco conducts regular employee surveys to monitor employee satisfaction with results showing consistently high levels of employee engagement driven by many positive factors including employees’ perspectives regarding ethics and values at the company, the company’s strategy and direction, and opportunity for personal development.

Employees are provided with a variety of elements to enable them to stay healthy, maintain a work-life balance and plan for retirement. These rewards include:
• Comprehensive health and wellness programs
• Retirement savings plans
• Life insurance and income-protection benefits
• Holiday and time-off benefits
• Flexibility to help balance work and family responsibilities
• Opportunities to develop professional skills and knowledge
• Opportunities to contribute to their communities
• Opportunities to become an Invesco shareholder through our employee stock purchase plan

1. 2021 is the latest data available at the date of this Proxy Statement.

2023 Proxy Statement 24

From 2018 to 2022, we have increased female representation of senior managers from 27% to 37% globally.

Commitment to diversity, equity and inclusion

Fundamentally, we believe that in order to best help our clients and employees get more out of life, our workforce should reflect the diversity of people and perspectives of the communities we serve. We believe that diversity, equity and inclusion are both moral and business imperatives. At Invesco, we are committed to improving DEI across our global business.

Our 4 pillar approach to diversity, equity and inclusion
	1	Purpose and priorities Ensuring DEI is a key part of who we are and how we operate	2	Talent Enhancing diversity and representation by focusing on the recruitment and advancement of diverse colleagues	3	Belonging Ensuring an inclusive culture where all colleagues feel safe and supported	4	Client and community Moving our industry and our communities forward
We know that success requires the participation of all Invesco colleagues, and these guiding principles allow us to coordinate efforts across the organization, in every region in which we operate.
Purpose and priorities
Ensuring that every Invesco colleague has a clear role to play in our DEI efforts is critical to our success. This begins at the top, where our CEO and each one of our Senior Managing Directors continue to have DEI embedded in their annual performance goals. Executives also lead and sit on our Diversity and Inclusion Executive Committee, helping to push our agenda further and drive accountability into the organization.
Talent
Increasing diverse talent has been a key focus since we formally launched our DEI initiatives. We set a target of 35% female representation of senior managers, which we achieved as of December 31, 2021. As of December 31, 2022, 37% of our senior managers are women.
Belonging
While representation of diverse colleagues is a key focus, we know that success goes hand in hand with an inclusive culture. In 2022, these efforts included:
• Mandatory unconscious bias training for new hires.

•  Business Resource Groups: Invesco supports 12 BRGs — grassroots employee networks that represent the diversity of our employees. BRGs build partnerships and networks internally and drive a sense of belonging across the company.

Client and community
We actively engage with external partners to inform our DEI strategy and drive our initiatives forward. For example, in 2022 Invesco joined the Investment Diversity Advisory Council (“IDAC”) as a founding member. IDAC is an independently operated forum for the nation’s largest institutional investors to discuss the academic, empirical and business cases that support diverse decision-making, best practices to promote diversity in finance and data-driven strategies to track progress over time.
Measuring success
All of these efforts are sponsored by our CEO and Senior Managing Directors, supported by our senior leaders across the business, cascaded to our employees and are captured in the firm’s business plans and leadership objectives. We continue to track inclusion through employee surveys. We find a high level of engagement across groups and utilize the results of these surveys to drive our inclusion goals and strategy. In 2022, Invesco continued to conduct pulse surveys to monitor, among other factors, our inclusion efforts and employee engagement. These surveys are evaluated along the lines of gender, race, and their intersection.

25        Invesco Ltd.

Count Me In

In 2020, Invesco introduced a voluntary self-ID campaign, #CountMeIn, to gather a more complete picture of our workforce demographics. The campaign asked employees to self-identify in terms of gender, sexual orientation, gender identity, race and ethnicity, veteran, neurodiversity and caregiver status. We have reached our 60% participation benchmark for several key business units, allowing us to begin to report on the data in a meaningful way. Capturing this data will help inform our future DEI activities to improve diversity and support our diverse colleagues.

Our Commitment to Equity

To better understand the progress we have made in our DEI journey, gaps in our business practices and how we can further improve, we are undertaking a racial equality assessment in the US. The assessment will include the following elements:

•	Assess Invesco’s diversity efforts and the progress we are making toward building a more diverse, equitable and inclusive workplace (e.g., hiring practices, retention, culture of inclusion).
•	Understand our business practices, including diversity among third parties that do business with us (e.g., vendors), as well as the impact of our proxy voting approach.
•	Assess how Invesco interacts with and supports the communities in which we operate.

A steering committee comprised of a diverse group of employees will oversee the assessment. The nomination and corporate governance committee of our Board will oversee the assessment on behalf of the Board. Given the depth and breadth of the assessment we plan to undertake, we anticipate the entire process will take approximately a year and a half to complete. However, we will act on key learnings from the assessment as we make progress toward the final report.

Our employees’ diversity by the numbers for 2022

37% Female senior managers From 2018 to 2022, we have increased female representation of senior managers from 27% to 37% globally.

8,600+ Employees across the globe in 20+ countries

12 Business Resource Groups hosted over 70 events globally

Race and ethnicity of US colleagues (%)[1]
• American Indian	0.03
• Asian	16.54
• Black	10.38
• Hispanic/Latino	7.75
• Pacific Islander	0.09
• Two or more races	2.69
• White	60.91
• Any other ethnicity	1.59

1.	All race and ethnicity data covers US-based employees and is a disclosure of EEO-1 data that was self-disclosed by Invesco employees.

2023 Proxy Statement 26

Compensation committee interlocks and insider participation

During 2022, the following directors served as members of the compensation committee: C. Robert Henrikson (Chair), Sarah E. Beshar, Thomas M. Finke, Edward P. Garden1, William F. Glavin, Jr., Denis Kessler, Sir Nigel Sheinwald, Paula C. Tolliver, G. Richard Wagoner, Jr., Christopher C. Womack and Phoebe A. Wood. No member of the compensation committee was an officer or employee of the company or any of its subsidiaries during 2022, and no member of the compensation committee was formerly an officer of the company or any of its subsidiaries or was a party to any disclosable related person transaction involving the company. During 2022, none of the executive officers of the company served on the Board of Directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or compensation committee of the company.

1. Mr. Garden resigned from the Board and the compensation committee in February 2022.

Certain relationships and related transactions

Share repurchases

In order to pay withholding or other similar taxes due in connection with the vesting of equity awards granted under our equity incentive plans, our executive officers are required to “net shares” whereby the company purchases from the participant shares equal in value to an approximation of the tax withholding liability. Under the “net shares” method, the price per share paid by the company for repurchases is the closing price of the company’s common shares on the NYSE on the vesting date. During 2022, the company repurchased common shares from the executive officers for the aggregate consideration shown in the following table.

Name and current title	Number of shares repurchased (#)	Aggregate consideration ($)

Stephanie C. Butcher[1] Senior Managing Director and Co-Head of Investments	10,872	$230,921

Kevin M. Carome[2] Senior Managing Director and General Counsel	30,006	$637,327

L. Allison Dukes Senior Managing Director and Chief Financial Officer	28,864	$527,245

Martin L. Flanagan President and Chief Executive Officer	123,087	$2,614,368

Mark Giuliano Senior Managing Director and Chief Administrative Officer	8,972	$190,565

Jeffrey H. Kupor[3] Senior Managing Director and General Counsel	4,719	$100,232

Gregory G. McGreevey[4] Senior Managing Director, Investments	55,354	$1,175,719

Andrew R. Schlossberg Senior Managing Director and Head of the Americas	45,134	$858,939

Douglas J. Sharp Senior Managing Director and Head of EMEA	16,505	$295,706

Tony L. Wong[1] Senior Managing Director and Co-Head of Investments	7,832	$166,352

1. Ms. Butcher and Mr. Wong each became Senior Managing Director and Co-Head of Investments effective February 8, 2023.

2. Mr. Carome no longer served as Senior Managing Director and General Counsel after December 31, 2022.

3. Mr. Kupor became Senior Managing Director and General Counsel effective January 1, 2023.

4. Mr. McGreevey no longer served as Senior Managing Director and Head of Investments after February 7, 2023.

27        Invesco Ltd.

Interests in or alongside certain Invesco-sponsored or managed investment products

Some of our employees, including our executive officers, (or persons or entities affiliated with them), are provided the opportunity to invest in or alongside certain Invesco-sponsored private funds and/or public non-traded products that we offer to our clients. Employees who make such investments usually do not pay management or performance fees charged to our clients. Messrs. Flanagan, Carome, McGreevey, Schlossberg and Ms. Dukes have made investments in or alongside such Invesco-sponsored private funds and/or certain public non-traded products. Other than Mr. Flanagan who received $189,701, there were no distributions exceeding $120,000 from such Invesco sponsored private funds and/or certain public non-traded products during the year ended December 31, 2022 made to our executive officers (or persons or entities affiliated with them) consisting of profits and other income.

In the ordinary course of our business, we may conduct transactions or make investments on behalf of funds or client accounts we manage in securities of and/or financial assets or products offered or managed by MassMutual. Likewise, in the ordinary course of business MassMutual may invest in investment products we manage. The amount of compensation or other value received (or in some cases not charged) by MassMutual or Invesco in connection with those transactions may exceed $120,000 individually or in the aggregate per year. Mr. Glavin is nominated pursuant to the MassMutual Shareholder Agreement and was employed by certain subsidiaries of MassMutual prior to his retirement in 2017.

MassMutual and its subsidiaries

As of February 17, 2023, MassMutual owned approximately 17.9% of our outstanding common shares. MassMutual owns substantially all of our issued and outstanding preference shares, the terms of which are set forth in the certificate of designation, a copy of which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on May 24, 2019.

MassMutual Shareholder Agreement

In connection with Invesco’s acquisition of OppenheimerFunds, an investment management subsidiary of MassMutual, Invesco entered into the MassMutual Shareholder Agreement, which governs the ongoing relationship between MassMutual and Invesco.

See below for a summary of key provisions of the MassMutual Shareholder Agreement. It does not purport to be complete and is qualified in its entirety by the full text of the MassMutual Shareholder Agreement, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on May 24, 2019.

Share ownership: Subject to certain exceptions, MassMutual and its controlled affiliates are prohibited from acquiring any additional Invesco capital stock such that if after giving effect to such acquisition, MassMutual together with its controlled affiliates would beneficially own more than 22.5% of the total voting power of Invesco capital stock (which we refer to as the “ownership cap”).

MassMutual is subject to the ownership cap until the date (which we refer to as the “governance termination date”) on which MassMutual and its controlled affiliates cease to beneficially own at least (i) 10% of the issued and outstanding Invesco common shares or (ii) 5% of the issued and outstanding Invesco common shares and $2.0 billion in aggregate liquidation preference of Invesco Series A preferred shares.

Prohibited actions: Until the governance termination date, MassMutual and its controlled affiliates are generally prohibited from soliciting, knowingly encouraging, acting in concert or assisting third parties, negotiating or making any public announcement with respect to:

•

any acquisition the purpose or result of which would be that MassMutual and its controlled affiliates beneficially own (i) Invesco capital stock in excess of the ownership cap or (ii) any equity securities of any subsidiary of Invesco;

•	any form of business combination or similar or other extraordinary transaction involving Invesco or any subsidiary of Invesco;
•	any form of restructuring, recapitalization or similar transaction with respect to Invesco or any subsidiary of Invesco;
•

agreeing with any third party with respect to the voting of any shares of Invesco capital stock or the capital stock of any subsidiary of Invesco, or otherwise entering into any voting trust or voting agreement with any third party;

•

selling any share of Invesco capital stock in a tender or exchange offer that either (i) is unanimously opposed by the Invesco Board or (ii) arises out of a breach by MassMutual of its obligations under the MassMutual Shareholder Agreement to not engage in certain prohibited actions;

•

any proposal to seek representation on the Invesco Board or any proposal to control or influence management, the Invesco Board, Invesco or its subsidiaries (except as expressly permitted by the MassMutual Shareholder Agreement and the certificate of designation for the Series A preferred shares); and calling any special meeting of shareholders of Invesco or engaging in any written consent of shareholders regarding any of the foregoing.

2023 Proxy Statement 28

Additional purchase of voting securities: Until the governance termination date, except in certain cases, if at any time Invesco issues voting securities (or securities convertible into voting securities), MassMutual will have the right to purchase directly from Invesco additional securities of the same class or series being issued up to an amount that would result in MassMutual and its controlled affiliates beneficially owning the lesser of (i) the ownership cap and (ii) the same ownership percentage as they owned immediately prior to such stock issuance.

Share repurchases: If Invesco engages in any share repurchase program or self tender that (i) will, or would reasonably be expected to, cause Invesco capital stock beneficially owned by MassMutual and its controlled affiliates to exceed 24.5% or (ii) would otherwise reasonably be likely to result in a deemed “assignment” of any investment advisory agreement of Invesco or its affiliates under the Investment Advisers Act or Investment Company Act, then Invesco may require, subject to certain exceptions, MassMutual and its controlled affiliates to promptly sell or self-tender such number of shares of Invesco capital stock to Invesco as would be necessary to prevent the occurrence of either of the foregoing events.

Transfer restrictions: In the case of Invesco Series A preferred shares, until the earliest to occur of May 24, 2024, certain credit rating downgrades of Invesco Series A preferred shares or the consummation of a change of control transaction of Invesco (which date we refer to as the “transfer restriction termination date”), MassMutual and its controlled affiliates are generally prohibited from transferring or agreeing to transfer, directly or indirectly, any such preferred stock beneficially owned by them to anyone other than to a controlled affiliate of MassMutual which agrees in writing with Invesco to be bound by the MassMutual Shareholder Agreement or to Invesco directly. In the case of Invesco common shares, until the governance termination date, MassMutual is permitted to transfer its Invesco common shares in certain specified categories of transactions.

Right of first offer: If MassMutual and/or any of its controlled affiliates intend to transfer any Series A preferred shares to a non-affiliate, MassMutual must provide written notice to Invesco. Upon receipt of such notice, Invesco will have the right to purchase all, but not less than all, of the shares proposed to be transferred, at the price and terms described in the notice.

Registration rights: MassMutual has certain customary shelf, demand and “piggyback” registration rights with respect to the Invesco common shares and the Invesco Series A preferred shares.

Board designation: The MassMutual Shareholder Agreement requires Invesco to elect an individual designated by MassMutual to the Invesco Board (whom we refer to as the “MassMutual designee”). The current MassMutual designee serving on the Invesco Board is William F. Glavin Jr. Until the governance termination date, Invesco is required to use reasonable best efforts to cause the election of the MassMutual designee at each meeting of Invesco shareholders. Except in connection with succession planning, until the governance termination date, the size of the Invesco Board of Directors cannot exceed 12 members without the prior approval of the MassMutual designee. The MassMutual designee is entitled to be a member of each standing committee of the Invesco Board or, if not permitted by applicable law, to be an observer on such committee.

Approval rights of MassMutual: Until the governance termination date, Invesco may not generally enter into or effect the following transactions without the prior written approval of MassMutual:

•	change its capital structure in a manner that would be reasonably likely to result in certain corporate credit rating downgrades;
•	amend its Memorandum of Association or Bye-Laws such that the rights of MassMutual would be adversely affected compared to those of the holders of Invesco capital stock generally;
•	adopt a shareholder rights plan;
•	make (or permit any of its material subsidiaries to make) any voluntary bankruptcy or similar filing or declaration;
•

subject to certain exceptions, engage in any acquisition, exchange or purchase of equity interests or other similar transaction that involves the issuance of more than 10% of the total voting power of Invesco capital stock;

•

make any changes in accounting principles that are disproportionately adverse to MassMutual and its affiliates compared to other holders of Invesco capital stock, except to the extent required by changes in GAAP or applicable law;

•	materially alter Invesco’s principal line of business; or
•	adopt any director qualifications to be imposed upon the MassMutual designee, other than those required by the Bye-Laws as of October 17, 2018 or those generally applicable to all directors.

Voting agreements: Until the governance termination date, MassMutual and its controlled affiliates are generally required to vote (i) in favor of each matter required to effectuate any provision of the MassMutual Shareholder Agreement and against any matter the approval of which would be inconsistent with any provision of the MassMutual Shareholder Agreement, and (ii) to the extent consistent with the preceding clause (i), in accordance with the recommendation of the Invesco Board on all matters approved by the Invesco Board relating to (a) the elections of

29        Invesco Ltd.

directors, (b) matters that have been approved or recommended by the compensation committee of the Invesco Board, (c) any change of control transaction of Invesco that the Invesco Board has unanimously recommended in favor of or against, and (d) any transaction that arises out of a breach by MassMutual of its obligations under the MassMutual Shareholder Agreement to not engage in certain prohibited actions. Additionally, if MassMutual and its controlled affiliates beneficially own at least 20% of the issued and outstanding Invesco common shares as of the record date for a vote on any matter, they must, subject to some exceptions, vote on such matter as recommended by the Invesco Board to the extent that such matter does not conflict with any provision of the MassMutual Shareholder Agreement.

Termination of the MassMutual Shareholder Agreement: The MassMutual Shareholder Agreement will terminate upon the later to occur of the governance termination date and the transfer restriction termination date, although certain provisions of the MassMutual Shareholder Agreement may survive for a certain period of time beyond the termination of the MassMutual Shareholder Agreement.

Related person transaction policy

Management is required to present for the approval or ratification of the audit committee all material information regarding an actual or potential related person transaction.	The Board of Directors has adopted written Policies and Procedures with Respect to Related Person Transactions to address the review, approval, disapproval or ratification of related person transactions. “Related persons” include the company’s executive officers, directors, director nominees, holders of more than five percent (5%) of the company’s voting securities, immediate family members of the foregoing persons and any entity in which any of the foregoing persons is employed, is a partner or is in a similar position, or in which such person has a 5% or greater ownership interest. A “related person transaction” means a transaction or series of transactions in which the company participates, the amount involved exceeds $120,000 and a related person has a direct or indirect interest (with certain exceptions permitted by SEC rules).

Management is required to present for the approval or ratification of the audit committee all material information regarding an actual or potential related person transaction. The policy requires that, after reviewing such information, the disinterested members of the audit committee will approve or disapprove the transaction. Approval will be given only if the audit committee determines that such transaction is in, or is not inconsistent with, the best interests of the company and its shareholders. The policy further requires that in the event management becomes aware of a related person transaction that has not been previously approved or ratified, it must be submitted to the audit committee promptly.

2023 Proxy Statement 30

Delinquent Section 16(a) Reports

Sections 16(a) of the Exchange Act requires certain officers, directors and persons who beneficially own more than 10% of the company’s common shares to file reports of ownership and reports of changes in ownership with the SEC. The reporting officers, directors and 10% shareholders are also required by SEC rules to furnish the company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports, the company believes that all Section 16(a) filing requirements applicable to its directors, reporting officers and 10% shareholders were complied with during 2022 with the exception of one late Form 4 filing on behalf of Andrew R. Schlossberg for common shares of the company received through equity grants from the company on August 31, 2022. These grants were initially underreported due to an administrative error in calculating tax withholding in a Form 4 filing on September 2, 2022 and subsequently corrected in an amendment to that Form 4 on September 9, 2022.

Security ownership of principal shareholders

The following table sets forth the common shares beneficially owned as of February 17, 2023 by each shareholder known to us to beneficially own more than five percent of the company’s outstanding common shares. The percentage of ownership indicated in the following table is based on 454,724,138 common shares outstanding as of February 17, 2023.

Name and address of beneficial owner	Amount and nature of beneficial ownership[1]	Percent of class (%)

Massachusetts Mutual Life Insurance Company 1295 State Street, Springfield, MA 01111	81,387,016[2]	17.9%

The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	52,650,163[3]	11.6%

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	45,222,769[4]	9.9%

Trian Fund Management, L.P. 280 Park Avenue, 41st Floor, New York, NY 10017	34,909,352[5]	7.7%

State Street Corporation State Street Financial Center, One Lincoln Street, Boston, MA 02111	25,436,401[6]	5.6%

1.	Except as described otherwise in the footnotes to this table, each beneficial owner in the table has sole voting and investment power with regard to the shares beneficially owned by such owner.
2.

On June 15, 2022, Massachusetts Mutual Life Insurance Company, on behalf of itself and certain of its affiliates (collectively “MassMutual”), filed a Schedule 13D/A with the SEC indicating that MassMutual had sole voting power with respect to 81,369,908 common shares of Invesco and sole dispositive power with respect to 81,387,016 common shares of Invesco.

3.

On February 9, 2023, The Vanguard Group, on behalf of itself and certain of its affiliates (collectively, “Vanguard”) filed a Schedule 13G/A with the SEC indicating that Vanguard had shared voting power with respect to 563,143 common shares, sole dispositive power with respect to 51,195,159 common shares and shared dispositive power with respect to 1,455,004 common shares, of Invesco.

4.

On January 24, 2023, BlackRock, Inc., on behalf of itself and certain of its affiliates (collectively, “BlackRock”) filed a Schedule 13G/A with the SEC indicating that BlackRock had sole voting power with respect to 42,113,880 common shares of Invesco and sole dispositive power with respect to 45,222,769 common shares of Invesco.

5.

This information is based on a Schedule 13D/A filed on February 16, 2023 (the “Schedule 13D/A”) by Trian Fund Management, L.P. (“Trian”) and certain of its affiliates.Trian may be deemed to have shared voting power and shared dispositive power with regard to all of the foregoing shares.

6.

On February 6, 2023, State Street Corporation, on behalf of itself and certain of its affiliates (collectively, “State Street”) filed a Schedule 13G with the SEC indicating that State Street had shared voting power with respect to 22,709,476 common shares of Invesco and shared dispositive power with respect to 25,436,401 common shares of Invesco.

31        Invesco Ltd.

Security ownership of management

The following table lists the common shares beneficially owned as of February 17, 2023 by (i) each director and director nominee; (ii) each executive officer named in the Summary Compensation Table below and (iii) all director nominees and executive officers as a group. The percentage of ownership indicated below is based on 454,724,138 of the company’s common shares outstanding on February 17, 2023.

Beneficial ownership reported in the below table has been determined according to SEC regulations and includes common shares that may be acquired within 60 days after February 17, 2023, but excludes deferred shares which are disclosed in a separate column. Unless otherwise indicated, all directors and executive officers have sole voting and investment power with respect to the shares shown. No shares are pledged as security. As of February 17, 2023, no individual director or named executive officer owned beneficially 1% or more of our common shares other than Mr. Flanagan, who owns approximately 1.2% of our outstanding common shares. Our directors and executive officers as a group owned approximately 2.0% of our outstanding common shares.

Name	Common shares beneficially owned	Deferred share awards	Total

Sarah E. Beshar	69,532	—	69,532

Thomas M. Finke	18,623	—	18,623

Martin L. Flanagan[1]	4,581,693	777,887	5,359,580

Thomas P. Gibbons	400	—	400

William F. Glavin, Jr.	35,469	—	35,469

C. Robert Henrikson	81,264	—	81,264

Elizabeth S. Johnson	—	—	—

Denis Kessler	81,940	—	92,870

Sir Nigel Sheinwald	56,353	—	56,353

Paula C. Tolliver	20,452	—	20,452

G. Robert Wagoner, Jr.[2]	77,255	—	77,255

Christopher C. Womack	14,302	—	14,302

Phoebe A. Wood	64,496	—	64,496

L. Allison Dukes	251,670	123,500	375,170

Andrew T.S. Lo	345,377	453,736	799,113

Gregory G. McGreevey	260,403	325,882	586,285

Andrew R. Schlossberg	351,663	319,757	671,420

All Director Nominees and Executive Officers as a Group (23 persons)	6,798,088	2,463,857	9,261,945

1.

For Mr. Flanagan, includes an aggregate of 4,093,468 shares held in trust and 400 shares held by Mr. Flanagan’s spouse. Mr. Flanagan has shared voting and investment power with respect to these shares.

2.	For Mr. Wagoner, includes 15,000 shares held in trust via a defined benefit account. Mr. Wagoner has sole voting and investment power with respect to these shares.

2023 Proxy Statement 32

Our executive officers

In addition to Martin L. Flanagan, whose information is set forth under Information about Director Nominees, the following is a list of individuals serving as executive officers of the company as of the date of this Proxy Statement. All company executive officers are elected annually by the Board and serve at the discretion of the Board or our Chief Executive Officer.

Stephanie C. Butcher Senior Managing Director and Co-Head of Investments

Stephanie C. Butcher

Stephanie Butcher has served as Senior Managing Director and Co-Head of Investments since February 2023. Previously, she served as Chief Investment Officer in Invesco’s EMEA business overseeing the Henley Investment Centre, encompassing equities, fixed income and multi-asset capabilities from 2020 to February 2023. Ms. Butcher began her investment career at Lazard Asset Management before joining Aberdeen Asset Management in 1997. She joined Invesco in Henley in 2003 where she specialized in European equity income investing and was responsible for a number of European equity portfolios. Ms. Butcher holds an MA (Cantab) from Cambridge University.

Age Tenure
51 20 Years

L. Allison Dukes Senior Managing Director and Chief Financial Officer

L. Allison Dukes

Allison Dukes has served as Senior Managing Director and chief financial officer of our company since 2020. In this role, she leads all global corporate finance functions, including strategic and financial planning, investor relations, corporate development, accounting, corporate tax, treasury and procurement as well as public policy. Prior to joining Invesco, Ms. Dukes served as chief financial officer of SunTrust Banks (now Truist Financial Corporation) from 2018 to 2019. Prior to becoming chief financial officer, Ms. Dukes served in a series of leadership roles throughout her 20 years of service with SunTrust, including head of Commercial & Business Banking for SunTrust from 2017 to 2018, which included delivery of SunTrust’s investment banking and capital markets capabilities, president and chief executive officer of the Atlanta Division of SunTrust from 2015 to 2017, co-head of private wealth management, and head of syndicated finance originations. Ms. Dukes also currently serves as a director of Haverty Furniture Companies, Inc. (nominating, compensation and governance committees). Ms. Dukes also served as the past board chair for Junior Achievement of Georgia and currently serves on the board of trustees of Children’s Healthcare of Atlanta and Emory University. She earned a B.S. degree in mathematics from Vanderbilt University and a Master of Business Administration from the Goizueta Business School at Emory University.

Age Tenure 48 3 Years

Mark Giuliano Senior Managing Director and Chief Administrative Officer

Mark Giuliano

Mark Giuliano has served as a Senior Managing Director since 2019 and has served as chief administrative officer since 2018. Previously he served as Invesco’s Chief Security Officer and Managing Director and Global Head of Security, Technology and Operations from 2016 to 2018. His responsibilities include overseeing Technology, Investment Services, North America Transfer Agency, Global Security, Hyderabad Operations, Global Strategic Intelligence, Enterprise Services, Enterprise Data and Internal Consulting. Mr. Giuliano joined Invesco in 2016 after serving over 28 years with the Federal Bureau of Investigation (FBI). While at the FBI, Mr. Giuliano served in a number of leadership roles, including Special Agent in charge of the Atlanta division and executive assistant director of the National Security Branch, before retiring as the Deputy Director and Chief Operating Officer. Mr. Giuliano earned a degree in business economics from the College of Wooster.

Age Tenure 61 7 Years

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Jennifer Krevitt Senior Managing Director and Chief Human Resources Officer Age Tenure 59 1 Year

Jennifer Krevitt

Jennifer Krevitt has served as Senior Managing Director and Chief Human Resources Officer (CHRO) since 2022. In this role, she works collaboratively with senior leadership and others to lead HR activities for Invesco employees worldwide. Prior to joining the firm, she was a managing director, global head of Human Capital Management (HCM) for the Asset Management Division and head of Global Ventures at Goldman Sachs. During her nearly 25-year tenure at Goldman Sachs, she served in several other leadership roles within HCM, including global HR head of Asset Management and, prior to that, global HR Consumer and Investment Management. Before Goldman Sachs, Ms. Krevitt was general counsel and CHRO at CRC, Inc. She has been in the industry since 1995. Ms. Krevitt is Chair of the Trustee’s Council of Penn Women, a member of the Dean’s Council for Penn Law Women and the Penn Law Alumni Society Board of Managers. Additionally, she is on the board of the non-profit organization the Women’s Rights Information Center and serves on the Executive Committee of The Pipeline Crisis. Ms. Krevitt earned a BA degree in economics from the University of Pennsylvania and a JD from the University of Pennsylvania Carey Law School.

Jeffrey H. Kupor Senior Managing Director and General Counsel Age Tenure 54 21 Years

Jeffrey H. Kupor

Jeffrey Kupor has served as Senior Managing Director and General Counsel since January 1, 2023. Mr. Kupor joined Invesco in 2002 and has held a number of legal roles, including most recently as Head of Legal, Americas from 2018 to 2022, which role he was responsible for legal support for Invesco’s Americas business. Prior to joining the firm, he practiced law at Fulbright & Jaworski LLP (now known as Norton Rose Fulbright), specializing in complex commercial and securities litigation. He also served as the general counsel of a publicly traded communication services company.

Mr. Kupor earned a BS degree in economics from the Wharton School at the University of Pennsylvania and a JD from the Boalt Hall School of Law (now known as Berkeley Law) at the University of California at Berkeley.

Andrew T.S. Lo Senior Managing Director and Head of Asia Pacific Age Tenure 61 29 Years

Andrew T.S. Lo

Andrew T. S. Lo has served as head of Invesco Asia Pacific since 2001 and is responsible for Invesco businesses in the Asia Pacific region, which includes Greater China, Japan, Australia and India. He joined our company as managing director for Invesco Asia in 1994. Mr. Lo began his career as a credit analyst at Chase Manhattan Bank in 1984. He became vice president of the investment management group at Citicorp in 1988 and was managing director of Capital House Asia from 1990 to 1994. Mr. Lo was Chair of the Hong Kong Investment Funds Association from 1996 to 1997 and a member of the Council to the Stock Exchange of Hong Kong and the Advisory Committee to the Securities and Futures Commission in Hong Kong from 1997 to 2001. He earned a B.S. and an MBA from Babson College in Wellesley, Massachusetts.

2023 Proxy Statement 34

Andrew R. Schlossberg Senior Managing Director and Head of the Americas Age Tenure 49 22 Years

Andrew R. Schlossberg

Andrew Schlossberg has served as Senior Managing Director and head of the Americas since 2019. In addition, Mr. Schlossberg has responsibility for the firm’s exchange-traded funds capabilities globally, corporate communications and government affairs. He will become President and Chief Executive Officer of the company and a member of the Board effective June 30, 2023. Previously, he was Senior Managing Director and head of EMEA (which includes the UK, continental Europe and the Middle East) from 2016 to 2019. Mr. Schlossberg joined Invesco in 2001 and has served in multiple leadership roles across the company, including his previous position as Head of US Retail Distribution and global exchange-traded funds for Invesco. He has also served as U.S. chief marketing officer, head of Global Corporate Development (overseeing business strategy and mergers and acquisitions), and in leadership roles in strategy and product development in the company’s North American Institutional and Retirement divisions. Mr. Schlossberg currently serves on the Board of Governors and the Executive Committee of the Investment Company Institute. Prior to joining Invesco, Mr. Schlossberg worked with Citigroup Asset Management and its predecessors from 1996 to 2000. He earned a B.S. in finance and international business from the University of Delaware and an M.B.A. from the Kellogg School of Management at Northwestern University.

Douglas J. Sharp Senior Managing Director and Head of EMEA Age Tenure 48 15 Years

Douglas J. Sharp

Douglas Sharp has served as Senior Managing Director and head of EMEA since 2019 and is the Chair of the Board of Invesco UK (Invesco’s European Subsidiary Board). Mr. Sharp will become Senior Managing Director and head of the Americas and EMEA effective June 30, 2023. He has 15 years’ experience in the asset management industry. Mr. Sharp joined Invesco in 2008 and has served in multiple leadership roles across the company, including his previous role as the Head of EMEA Retail. Prior to that, he ran Invesco’s Cross Border retail business, as well as serving as the global Head of Strategy and Business Planning and as Chief Administrative Officer for Invesco’s US institutional business. Mr. Sharp joined Invesco from the strategy consulting firm McKinsey & Company, where he served clients in the financial services, energy and logistics sectors. Mr. Sharp earned an M.B.A. from the Tuck School of Business at Dartmouth College, a master’s degree in accounting from Georgia State University and a B.A. in economics from McGill University.

Tony L. Wong Senior Managing Director and Co-Head of Investments Age Tenure 49 27 Years

Tony L. Wong

Tony Wong has served as Senior Managing Director and Co-Head of Investments since February 2023. Previously, he served as the Head of Fixed Income Investments from 2019 to February 2023 where he was responsible for the investment process, performance strategic direction and enterprise oversight of Invesco Fixed Income’s global organization. Mr. Wong joined Invesco in 1996 and has served in various increasingly senior investment roles within the fixed income organization. At a corporate level, he provides oversight and risk management support for various counterparty credit risk related activities. He is a member of our Corporate Risk Management Committee, Liquidity Risk Management Committee and Global Investor Council. Mr. Wong earned a BA degree in history and a BBA from Southern Methodist University and an MBA from the University of St. Thomas.

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Retiring executive officer

Gregory G. McGreevey Senior Managing Director, Investments Age Tenure 60 12 Years

Gregory G. McGreevey

Greg McGreevey has announced his retirement from the company effective October 1, 2023. He served as Senior Managing Director, Investments, from 2017 to February 2023. Previously, he was chief executive officer of Invesco Fixed Income from 2011 to 2017. Prior to joining Invesco, Mr. McGreevey was president of Hartford Investment Management Co. and executive vice president and chief investment officer of The Hartford Financial Services Group, Inc. from 2008 to 2011. From 1997 to 2008, Mr. McGreevey served as vice chairman and executive vice president of ING Investment Management – Americas Region, as well as business head and chief investment officer for ING’s North American proprietary investments and chief executive officer of ING Institutional Markets. Before joining ING, Mr. McGreevey was president and chief investment officer of Laughlin Asset Management and president and chief operating officer of both Laughlin Educational Services and Laughlin Analytics, Inc. Mr. McGreevey currently serves as a director of Invesco Mortgage Capital Inc. He is a Chartered Financial Analyst. Mr. McGreevey earned a B.B.A. from the University of Portland and an M.B.A. from Portland State University.

2023 Proxy Statement 36

Proposal 2	Advisory vote to approve compensation of our named executive officers

General

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”) enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

We are asking our shareholders to vote “FOR” the following resolution at the Annual General Meeting:

“RESOLVED, that the company’s shareholders approve, on an advisory (nonbinding) basis, the compensation of the named executive officers, as disclosed in the company’s Proxy Statement for the 2023 Annual General Meeting of Shareholders pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”

We urge shareholders to review the information included in this Proxy Statement in Executive compensation. To the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns. Under the Board’s current policy, shareholders are given an opportunity to cast an advisory vote on this topic annually.

FOR

Recommendation of the Board

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

Vote required: This proposal requires the affirmative vote of a majority of votes cast at the Annual General Meeting.

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Executive compensation

Compensation discussion and analysis

Invesco’s executive compensation program is designed to align executive compensation with the long-term interests of our shareholders. We refer to certain non-GAAP measures throughout this section that are used in compensation decisions. Please refer to Appendix A of this Proxy Statement for information regarding these measures.

This Compensation Discussion and Analysis (“CD&A”) provides shareholders with information about our business, 2022 performance, our disciplined approach to compensation and 2022 compensation decisions for our Named Executive Officers (“NEOs”) listed below.

Martin L. Flanagan
President and Chief Executive Officer (“CEO”)
L. Allison Dukes
Senior Managing Director and Chief Financial Officer (“CFO”)
Andrew T.S. Lo
Senior Managing Director and Head of Asia Pacific
Gregory G. McGreevey
Senior Managing Director, Investments
Andrew R. Schlossberg
Senior Managing Director and Head of the Americas

2023 Proxy Statement 38

 Executive summary

When setting the 2022 company scorecard, the compensation committee and management set aspirational goals building on 2021 performance, when Invesco delivered some of the strongest financial performance in its history. However, 2022 was a year of significant headwinds and volatility in global financial markets. Most major equity and bond indices declined materially, and coupled with rising interest rates and high inflation, resulted in the worst markets we have experienced in decades. Executive pay for 2022 is aligned with firm and market outcomes given this industry backdrop.

2022 Performance1

Net long- term flows -$0.5B	Net revenue[1] $4,645M	Adjusted operating income[1] $1,615M	Adjusted operating margin[1] 34.8%	Adjusted diluted EPS[1] $1.68

•

Invesco’s net long-term flows were relatively flat for the year, despite the difficult environment, placing Invesco in the upper echelon of asset managers for organic growth as many industry peers experienced significant net outflows.

•

Net revenue of $4,645M was 12% lower than 2021, influenced by significant market declines. Additionally, changes in our asset mix accelerated in 2022 as many investors expressed a preference for risk-off strategies and the industry-wide shift toward lower yield passive products continued.

•

Passive capabilities generally carry a lower net revenue yield than active equities, where we experienced net outflows that were concentrated in global and developing markets equities. This dynamic further pressured net operating income and earnings per share.

•

We achieved an adjusted operating margin of 34.8% as we tightly managed discretionary expenses while continuing to invest in areas of future growth and foundational technology projects that will benefit future scale. Although operating margin declined from 41.5% in 2021, margin contraction was less pronounced than several key peers.

Total CEO incentive pay is 73% of target	2022 CEO incentive pay is down 36% from 2021	93% of CEO’s 2022 pay is variable	70% of CEO’s total incentive pay is deferred

Progress on corporate strategy

•  Sustained organic growth in key capabilities areas such as ETFs, Greater China, Fixed Income and Institutional Channel

•  Continued to offer our clients diverse solutions to ensure they can remain financially resilient

•  Further strengthened our balance sheet; our total debt is at its lowest level in 10 years, with a credit facility balance of $0 and cash and cash equivalents of over $1.2 billion at the end of the year

•  Added depth, experience and further diversity to our Board

•  Continued to strengthen our DEI efforts, adding two new BRGs, with increased engagement across all diversity groups and at senior levels

We have sound compensation practices

•  Pay practices align with shareholder interests

•  93% of our CEO pay is variable and 86% - 91% of our other NEO pay is variable

•  Continued vesting rigor for performance-based awards

•  Throughout the year, our compensation committee assesses performance

•  Continued use of our company scorecard that focuses on the most relevant metrics and provides transparency on the financial goals and scorecard results

1.	Represents or includes non-GAAP financial measures. See the information in Appendix A regarding non-GAAP financial measures.

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Our executive compensation program

We believe that our executive compensation program clearly links pay to company and executive performance. Key features of our executive compensation program include:

Transparent company scorecard. Our company scorecard discloses the target set for each measure, end of year result for each measure and the average percent achieved for each category. We continue to include category assessments and overall weighted assessment.

Performance-based equity award vesting matrix. Beginning with awards granted in 2020, our vesting matrix utilizes relative Total Shareholder Return (“TSR”) and absolute 3-year Average AOM. Vesting ranges from 0% to 150%; provided, however, if the company’s 3-year absolute TSR is negative, vesting will be capped at 100%. We believe the linked vesting performance thresholds provide significant rigor to our incentive program, as payouts are not a range of outcomes but represent specific performance levels.

4-step process to determine executive pay. We continue to use our 4-step process that aligns pay with performance. Our 4-step process relies on assessing company performance based on our company scorecard and individual executive performance. See page 56 for more information about our 4-step process.

CEO pay calculation graphic. We continue to illustrate how CEO pay was determined. We believe the illustration clearly communicates how the committee determined CEO pay. It includes a step-by-step description that follows the quantitative assessment of company performance using the company scorecard and a qualitative assessment of CEO achievements.

CEO compensation cap. CEO cash bonus is capped at the lesser of $10 million or 30% of the CEO’s incentive pay.

Performance-based equity awards. 60% of equity awards are performance-based.

Updated peer groups. In 2021, we implemented a new compensation peer group as well as a new peer group for our performance-based equity awards. These peer groups emphasize pure asset management firms with significant business overlap and similar scale. See page 61 for a discussion about our peer groups.

2023 Proxy Statement 40

Introduction

Invesco shareholder value framework

Invesco is committed to helping our clients meet their investment objectives and delivering long-term shareholder value. Our executives are able to directly influence business drivers of our financial and operating performance and, ultimately, company and share price valuation. Invesco’s framework for long-term value creation is based primarily on:

Our focus on delivering the outcomes our clients seek enables us to grow our business by attracting and retaining new AUM, resulting in positive long-term organic growth.

Our strong global operating platform allows us to operate effectively and efficiently and is an important driver of our operating leverage that benefits clients and shareholders. The creation of operating leverage allows us to meet current client demands, invest for future growth and create value for our shareholders.

We strive to maintain our financial strength through disciplined capital management and return capital to shareholders on a consistent and predictable basis.

Our focus on driving greater efficiency and effectiveness, combined with our work to build a global business with a comprehensive range of capabilities, puts Invesco in a strong position to meet client needs, run a disciplined business, continue to invest in and grow our business over the long term, and deliver long-term value to our clients, shareholders and other stakeholders.

Invesco’s commitment to delivering shareholder value is aligned with the purpose-driven way we manage our business. To meet the needs of our clients, we focus on:

•	delivering strong, long-term investment performance; and
•	providing a comprehensive range of investment capabilities and technology solutions seeking to ensure deep and stable investment teams.

Investing for the long-term is an important element of our strategy. Our diversified investment capabilities in terms of investment objectives, styles, client types, and geographies enable us to meet client needs through differing market cycles across the globe. We also strive to give clients greater value for their money, which means competitively priced products, as well as investor education, thought leadership, digital platforms and other value adds that create an enhanced client experience.

In 2022, we contacted or engaged with our top shareholders, representing 71% of our outstanding shares

Shareholder and proxy advisory engagement and feedback

The Annual General Meeting of Shareholders provides our shareholders with the opportunity to:

•  evaluate our executive compensation philosophy, policies and practices;

•  assess the alignment of executive compensation with Invesco’s results; and

•  cast an advisory vote regarding the company’s executive compensation.

At the 2022 annual meeting of shareholders, the say-on-pay advisory vote received significant support, with approximately 95% of the votes in favor of our executive compensation policies, practices and determinations.

Invesco’s Board understands the importance of executive compensation decisions and encourages open and constructive dialogue with our shareholders. Each year, Invesco reaches out to key shareholders and major proxy advisory firms to solicit insights on executive compensation and governance matters.

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In 2022, we maintained our expanded shareholder outreach program and contacted or engaged with shareholders representing 71% of our common stock — MassMutual, our largest shareholder, which held 18% of our common stock; Trian Partners, our second largest shareholder, which held 12% of our common stock; and 33 other shareholders representing 41% of our outstanding shares of common stock.1 MassMutual was represented on our Board and our compensation committee in 2022 and provided feedback in those forums. The other 53% of our shareholders, including Trian, were contacted as part of our Fall outreach campaign that included invitations to shareholders owning 0.5% or more of our common stock and courtesy invitations to certain other shareholders and the major proxy advisory firms to discuss our executive compensation program and governance matters.

We held meetings with all shareholders who accepted our invitation – five of our shareholders representing 23% of our outstanding shares1, including certain shareholders who voted against our Say-on-Pay proposal in 2022. During each of the meetings, we asked specific questions about the design of our current executive compensation program and gave our meeting attendees the opportunity to provide feedback and ask questions. Management provided feedback to the committee based on these meetings. No consistent or prevalent concerns regarding executive compensation were raised from our discussions.

The table below shows key topics or themes that were raised during our 2020 – 2022 outreach and actions taken in response. The committee, in conjunction with its independent consultant and management, integrated aspects of the feedback into our compensation program. Based on these discussions and the results of our “say-on-pay” vote last year, the committee believes that our shareholders support our overall compensation program.

Highlights of 2020 - 2022 outreach feedback and actions

Topics and themes raised	Invesco’s response
Company scorecard • We would like to see fewer measures and greater transparency into set targets and targets achieved

•   We enhanced our company scorecard to include target, end of year result and percent achieved for each measure. In 2021, we reduced the number of scorecard measures and updated the category weightings to increase the impact of financial factors

•   We continue to include category assessments and overall weighted assessment

Performance-based equity awards • We believe that more than 50% of equity awards should be performance-based

•   Equity awards continue to be 60% performance-based with claw-back provisions

•   We included a negative TSR vesting cap

•   Beginning with awards granted in 2023, we updated the vesting matrix for performance-based equity awards to be more closely tied to the firm’s operating plan and industry trends

1. Ownership percentages as of October 1, 2022

2023 Proxy Statement 42

Evolution of our executive compensation program

The below timeline demonstrates Invesco’s continued responsiveness to shareholder feedback and the progression of our compensation program over the past several years.

2015
- 50% of long-term equity awards were performance-based with clawback provisions
- Increased performance measure rigor
- Capped CEO total pay at $25M

2016
- Increased performance measurement period from 1 to 3 years
- Utilized single performance measure eliminating "two bites of the apple"
- Increased rigor of performance measure
- Max performance payout set at 150%

2018
- 50% of all equity awards were performance-based with clawback provisions
- Capped CEO cash bonus at $10M

2019
- Established incentive targets for executives; payouts may range from 0% to 130%
- Introduced company scorecard and a detailed 4-step compensation process
- Added a second performance measure (TSR) and increased performance rigor

2020
- Capped cash bonus for executives (other than CEO) at 50% of total pay
- Capped CEO cash bonus at lesser of $10M or 30% of CEO's incentive pay
- 60% of equity awards were performance-based with clawback provisions
- Updated compensation and performance award peer groups
- Updated vesting matrix for performance-based equity awards to better align with company's operating plan

2021
- Enhanced company scorecard to show for each measure target, outcome and % achieved. In addition, increased weighting on financial measures
- Added an illustration of CEO pay calculation
- Updated vesting matrix for performance-based equity to further increase vesting rigor

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Our compensation framework

We achieve alignment of performance and pay by measuring company performance and individual achievements

How we align performance and pay

Executive pay outcomes are aligned to both our company performance and individual achievements. At the beginning of the year, the committee approves the CEO objectives, the company scorecard and its weightings that measure the following key drivers of shareholder value creation:

our financial performance	66.7%

sustaining a high performing organization, since our people are the source of everything we do	33.3%

Following completion of the year, the committee assesses company performance based on the company scorecard and individual achievements to determine each NEO’s annual and long-term incentives.

The committee uses structured judgment as we believe that a wholly formulaic program could have unintended consequences

How the committee uses its structured judgment in making incentive compensation decisions

The committee uses financial performance and organizational health in the company scorecard to evaluate firm performance. Our business is dynamic and requires us to respond rapidly to changes in market conditions and other factors outside of our control that impact our financial performance.

The committee believes that applying structured judgment and thoughtful consideration of an executive’s qualitative performance is a critical feature of our executive compensation program.

The committee believes that a rigid, formulaic program based strictly on quantitative metrics could have unintended consequences such as encouraging undue focus on achieving specific short-term results, at the expense of long-term success. In addition, solely formulaic compensation would not permit adjustments based on factors beyond the control of our executives as well as relative performance in relation to shifting market conditions and less quantifiable factors such as recognition of strategic developments and individual achievements. Therefore, thoughtful consideration of these additional factors allows the committee to fully consider the overall performance of our executives over time and has been a key ingredient in ensuring our long-term financial results.

2023 Proxy Statement 44

For all NEOs, at least 60% of their total incentive award is delivered through deferred equity. All incentives are paid from a company-wide incentive pool.

The committee’s well-defined process for making pay decisions

The pay determination process reinforces our shareholder value framework. The committee’s 4-step process determines each NEO’s total incentive outcome, which includes all variable pay (annual cash award + time-based equity award + performance-based equity award). Based on a quantitative and qualitative performance assessment, total incentive awards can range from 0% to 130% of each NEO’s incentive target. Once the total incentive award is determined, the pay mix between cash and equity is more heavily weighted to equity awards. See page 49 for the overall pay mix for the NEOs.

See page 56 for a detailed description regarding these steps

The table below shows NEO incentive targets for 2022.

2022 NEO incentive targets

2022 Incentive target
Name	(in millions)[1]

Martin L. Flanagan	$13.96

L. Allison Dukes	$3.75

Andrew T.S. Lo	$4.50

Gregory G. McGreevey	$6.30

Andrew R. Schlossberg	$4.65

1. Incentive compensation includes cash bonus, time-based equity and performance-based equity.

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Invesco 2022 performance

Invesco’s net long-term flows were relatively flat for the year, despite the difficult environment, placing Invesco in the upper echelon of asset managers for organic growth as many industry peers experienced significant net outflows. Influenced by significant market declines, we ended the year with $1.4 trillion in assets under management. Lower average asset levels resulted in lower net revenue, adjusted operating income, and earnings per share than record highs in 2021, when we experienced rising markets. Shifts in our asset mix driven by client preferences for risk-off assets and passive strategies, which are generally lower fee-based products than active capabilities, also contributed to the declines. Despite the headwinds faced in 2022, the firm continued to build balance sheet strength. Total debt of $1.5 billion is at the lowest level in 10 years, with a credit facility balance of $0 and cash and cash equivalents of over $1.2 billion at the end of the year. This provides needed flexibility to navigate the uncertain environment and continue to invest in areas of future growth, while building scale into our global business.

Below are performance highlights for 2022 compared to the prior year. Many of these metrics are included in our company scorecard that we use to determine 2022 executive pay.

Net long-term flows ($B)	Net revenue[1] ($M)	Adjusted operating margin[1]

Gross inflows/outflows ($B)	Adjusted operating income[1] ($M)	Adjusted diluted EPS[1] ($)

1.	Represents or includes non-GAAP financial measures. See the information in Appendix A of this Proxy Statement regarding non-GAAP financial measures.

2023 Proxy Statement 46

Company scorecard results for 2022 – aligning pay with results

The committee continues to support a company scorecard with two main categories of measurement – Financial Performance (66.7% weight of overall outcome, with each financial metric weighted equally) and Organizational Health (33.3%) weight of overall outcome. The committee has established a range (minimum to maximum) of outcomes for each metric resulting in the potential outcome of the scorecard being between 0% to 130%.

When setting the 2022 company scorecard, the compensation committee and management set aspirational goals building on 2021 performance, when Invesco delivered some of the strongest financial performance in its history. However, 2022 was a year of significant headwinds and volatility in global financial markets. Most major equity and bond indices declined significantly, and coupled with rising interest rates and high inflation, resulted in the worst markets we have experienced in decades. Executive pay for 2022 is aligned with firm and market outcomes given that industry backdrop.

For Financial Performance, the firm met the minimum outcome of each measure and the outcome was 50%. For Organizational Health, the outcome was 90%. This produced an overall company outcome of 63.4%.

Financial Performance
Measure[1]	2022 Target	2022 Performance	Score for achieving at the minimum threshold

Net long-term flows ($B)	$71.6	-$0.5	50%

Net revenue ($MM)	$5,354.3	$4,645.0	50%

Adjusted operating income ($MM)	$2,176.7	$1,614.8	50%

Adjusted operating margin	40.7%	34.8%	50%

Adjusted earnings per share (diluted EPS)	$2.77	$1.68	50%

Financial outcome score			50%
1. Represents or includes non-GAAP financial measures. See the information in Appendix A of this Proxy Statement regarding non-GAAP financial measures.

Organizational Health
Measures		Year-end results

Deliver sustainable investment quality:
• Increase share of actively managed assets in the top quartile of peer group over 3-year performance period
• 60%+ of actively managed assets in top half of peer group over 3- and 5- years

Talent development
• Develop a more diverse and inclusive culture (e.g., expanding female senior manager representation to 35% - 40%+ by 2022)
• Foster culture of inclusion beyond gender (e.g., race, ethnicity, religion, sexual orientation, etc.)			●
• Attract and retain high performing talent and succession planning (e.g., investors, staff/technology, etc.)

Execute enterprise wide strategic objectives
• Expand investment compliance with ESG regulations in required jurisdictions while ensuring global investment offerings are aligned with the breadth of client demand			●
• Manage company performance in highly volatile market for long-term sucess

Organizational health score			90%

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2022 NEO total annual compensation summary – aligning pay to results

2022 was a year of significant headwinds and volatility in global financial markets. Most major equity and bond indices declined significantly and, coupled with rising interest rates and high inflation, resulted in the worst markets we have experienced in decades. Despite the industry challenges in 2022, we were pleased to see our key capability areas continue to deliver organic growth, overcoming the preference of some investors to seek increased allocations to risk-off assets. We are thoughtfully navigating near-term market headwinds while managing capital and resource investments for long-term growth.

The CEO’s 2022 compensation is aligned with the Financial Performance and Organizational Health. Invesco fell below target on the financial performance on our company scorecard (as shown on page 47) while maintaining growth in our key capability areas where we see client demand and have a competitive strength.

Pages 50 and 51 under the heading 2022 Key achievements describe Mr. Flanagan’s achievements for 2022, as well as the outcomes of several metrics included in the company scorecard.

CEO pay determination

Based on company performance, the table below shows how the committee calculated Mr. Flanagan’s pay for 2022. The committee’s process for determining executive officer pay is applied to all incentive compensation (consisting of cash bonus + time-based equity + performance-based equity).

After evaluating compensation through the company scorecard, the Committee utilizes discretion as part of its normal, thoughtful process for determining CEO compensation outcomes. CEO compensation for 2022 reflects this holistic assessment of company performance, including the committee’s acknowledgement that it set high aspirational goals for 2022 consistent with the firm’s 2021 performance, and the key financial performance goals were not met. Importantly, Invesco performed well on several key organizational health initiatives and business results as described in this Proxy Statement.

Step 1 – Quantitative assessment of company performance

2022 incentive target	$13.96M

Quantitative score from company scorecard	63.40%

2022 incentive target, as adjusted	$8.85M

Step 2 – Qualitative assessment

Committee applied positive (+$1.36M) discretion based on a qualitative assessment of company results	$10.21M

Percent of incentive target	73.14%

NEO pay determinations. The NEOs compensation is based on the overall outcome of the Financial Performance and Organizational Health found in the company scorecard, as well as success in their individual performance and achievement of goals.

The table below shows compensation decisions for each of the NEOs for 2022.

2022 NEO total compensation

Name	Base salary ($)	Cash bonus ($)	Time-based equity ($)	Performance- based equity ($)[1]	Total compensation ($)	YOY % change

Martin L. Flanagan	790,000	3,063,000	2,858,800	4,288,200	11,000,000	-34.5%

L. Allison Dukes	500,000	1,084,337	766,265	1,149,398	3,500,000	-24.7%

Andrew T.S. Lo	500,000	1,518,750	1,012,500	1,518,750	4,550,000	-24.9%

Gregory G. McGreevey	500,000	2,015,603	1,223,759	1,835,638	5,575,000	-25.7%

Andrew R. Schlossberg	500,000	1,495,541	982,784	1,474,176	4,452,501	-25.8%

1. Represents 60% of the combined value of equity awards.

2023 Proxy Statement 48

Caps

For the CEO, annual total compensation is capped at $25 million. The CEO cash bonus is capped at the lesser of $10 million or 30% of incentive pay.

For executives (other than the CEO), cash bonuses are capped at 50% of total pay.

Performance-based incentives

60% of equity awards is performance-based. Vesting of performance-based awards continues to be tied to adjusted operating margin and relative TSR, each over a three year period. See Performance-based equity awards on pages 59-61 for additional details.

NEO variable pay is at risk

Our compensation structure reflects our commitment to pay for performance. As noted below, 93% of our CEO pay is variable and 86% - 91% of our other NEO compensation is variable. Compensation mix percentages reflect compensation decisions by the committee for 2022.

Cash bonus and equity awards were earned in 2022 and paid/granted in 2023. In accordance with SEC requirements, the Summary Compensation Table on page 66 reports equity in the year granted, but cash in the year earned. The Summary Compensation Table reports “All Other Compensation,” which is not part of the committee’s compensation determinations.

2022 CEO total annual compensation — $11M

2022 NEO total annual compensation (excluding CEO)

49        Invesco Ltd.

NEO pay outcomes and performance summaries

We link pay and performance

Below is a summary of 2022 NEO compensation and material accomplishments the committee considered when determining compensation for 2022.

Martin L. Flanagan President and CEO	2022 Compensation (in 000s)

Responsibilities

Mr. Flanagan is President and CEO. He develops, guides and oversees execution of Invesco’s long-term strategic priorities to deliver value for clients and shareholders over the long-term.

Mr. Flanagan is responsible for senior leadership development and succession planning, defining and reinforcing Invesco’s purpose and engaging with key clients, industry leaders, regulators and policy makers.

Mr. Flanagan will retire from his role as President and CEO at the end of June 2023.

	Base salary	$790

	Annual incentive award - Cash	$3,063

	Time-based equity	$2,859

	Performanced-based equity	$4,288

	Total annual compensation	$11,000

	Total incentive compensation	$10,210

	2022 incentive target	$13,960

	Total incentive compensation as a % of 2022 incentive target	73.1%

For 2022, the committee decided that Mr. Flanagan’s total incentive compensation should be $10.2 million, which is 73.1% of his 2022 incentive target of $13.96 million. As noted above, the company’s process for determining executive officer pay is applied to all incentive compensation (consisting of cash bonus + time-based equity + performance-based equity).

2022 Key achievements[1]

•  Led the firm’s efforts to achieve strong investment performance in a dynamic market environment, which helped drive solid results in a number of key areas. More than 60% of the firm’s actively managed assets were in the top half of our peer group over 3, 5 and 10 years at year end.[2]

•  Oversaw efforts to continue strengthening the firm’s key capability areas – including ETFs, Institutional Channel, Fixed Income and Greater China – which continued to experience high client demand and delivered strong organic growth.

•  Continued building on the firm’s growing leadership position in ETFs, where Invesco now ranks among the four largest ETF providers globally. For the full year, ETFs brought in $28 billion of net long-term inflows, equivalent to an 11% organic growth rate.

•  Further strengthened the Institutional Channel and the firm’s Fixed Income capabilities, which have been experiencing organic growth for several years now, generating net inflows for 13 and 16 consecutive quarters, respectively. The Institutional pipeline stood at $30 billion at year end, enabled in part by the firm’s highly regarded Solutions capabilities. The firm also achieved strong outperformance in its Fixed Income capabilities in 2022, with 80%, 84% and 98% of AUM ranked in the top half of peer group over 3, 5 and 10 years, respectively.[2]

•  Oversaw the firm’s continued commitment to the world’s fastest-growing asset management market, Greater China, where Invesco ranks #1 among onshore providers.[3] For the full year, Invesco’s China joint venture delivered $7 billion of net inflows, equivalent to an 11% organic growth rate, and total AUM in China stood at $95 billion at year end.

•  By maintaining momentum in key capability areas, the firm achieved near break-even total net flows for 2022, despite the most challenging equity and bond markets in decades. Total AUM at the end of 2022 stood at $1.4 trillion.

•  Oversaw efforts to maintain a strong balance sheet, which provides the firm meaningful flexibility to operate strategically in a challenging environment and positions Invesco well for the future. Total debt of $1.5 billion is at the lowest level in 10 years, with a credit facility balance of $0 and cash and cash equivalents of over $1.2 billion at the end of the year.

1. Represents or includes non-GAAP financial measures. See the information in Appendix A regarding non-GAAP financial measures.

2. Invesco data as of 12/31/2022

3. Source: Z-ben data as of December 31, 2022.

2023 Proxy Statement 50

•  Drove efforts to ensure a more diverse, equitable and inclusive workplace, including the further expansion of BRGs across the globe. The firm now has 12 employee led BRGs, which comprise an internal support network of individuals representing the expanding diversity of our firm. From 2018 to 2022, the firm increased the female representation of senior managers at Invesco from 27% to 37% globally.

Our compensation committee has demonstrated over multiple years that our CEO’s compensation is aligned with the company’s financial performance	CEO pay is aligned to financial performance
The below charts demonstrate that over the last five years the committee has ensured that the CEO’s compensation has aligned closely with the financial outcomes of the firm.

5-year Invesco CEO pay versus financial performance

	2018	2019[3]	2020[3]	2021[3]	2022[3]

∎ CEO compensation ($mil)	11.0	12.3	11.1	16.8	11.0

∎ Adjusted operating income[2] ($mil)	1,392	1,656	1,665	2,183	1,615

∎ Adjusted operating margin[2] (%)	36.5	37.5	37.0	41.5	34.8

∎ Adjusted diluted EPS[2] ($)	2.43	2.55	1.93	3.09	1.68

1. For 2018 - 2020, consists of salary, annual cash bonus, annual stock deferral award and long-term equity award. For 2021 and 2022, consists of salary, annual cash bonus, time-based equity and performance-based equity. For 2018 and 2019, 50% of the equity awards was performance-based. For 2020 - 2022, 60% of the equity awards was performance-based. See note on page 49 regarding differences from the summary compensation table.

2. Represents or includes non-GAAP financial measures. See the information in Appendix A of this Proxy Statement regarding non-GAAP financial measures.

3. Financial results for 2019 include approximately 7 months of OppenheimerFunds financial results compared to 2020 - 2022, which include 12 months of OppenheimerFunds financial results.

51        Invesco Ltd.

Other NEO pay and performance

L. Allison Dukes Senior Managing Director and Chief Financial Officer	2022 Compensation (in 000s)

Responsibilities

Ms. Dukes serves as Senior Managing

Director and Chief Financial Officer.

Ms. Dukes is responsible for planning,

implementing, managing and controlling

all corporate financial-related activities of

the firm, including strategic and financial

planning, investor relations, corporate

development, accounting, corporate tax,

treasury and procurement as well as public

policy.

	Base salary	$500

	Annual incentive award - Cash	$1,084

	Time-based equity	$766

	Performanced-based equity	$1,149

	Total annual compensation	$3,500

	Total incentive compensation	$3,000

	2022 incentive target	$3,750

	Total incentive compensation as a % of 2022 incentive target	80.0%

Based on the quantitative outcome of Invesco’s performance and a qualitative review of Ms. Dukes’ individual performance, the committee determined that Ms. Dukes’ total incentive compensation should be $3.0 million, which is 80.0% of her 2022 incentive target of $3.75 million.

2022 Key achievements[1]

•  Continued the execution of balance sheet optimization efforts of the firm with enhanced financial flexibility. Early redemption of the 2022 Notes led to net expense savings and overall debt to a 10-year low. Received a Fitch upgrade as a result of the balance sheet improvements.

•  Led the successful execution of capital management strategies resulting in the return of $535 million to shareholders through the common dividend and share repurchases.

•  Led the execution of the capital management framework to inform the firm’s ongoing capital allocation activities and alignment to the firm’s strategic priorities to position Invesco for future growth.

•  Successfully completed $200 million expense savings launched in 2020, creating meaningful improvement to the firm’s operating expense base.

•  Successfully completed the multi-year enhancements of key financial operating systems.

•  Executed plan to significantly increase visibility of Invesco’s growth platforms (ETFs, China, and Private Markets) through numerous investor relations forums to improve the understanding of the firm’s future growth drivers.

•  Continued a high level of engagement with the investment community through interaction with Invesco’s active equity shareholder base and sell-side analysts that cover Invesco.

•  Continued her commitment to building a diverse, global finance department workforce with female representation in her department and her senior managers exceeding the firm’s average at the end of 2022.

1. Represents or includes non-GAAP financial measures. See the information in Appendix A regarding non-GAAP financial measures.

2023 Proxy Statement 52

Andrew T. S. Lo Senior Managing Director and Head of Asia Pacific	2022 Compensation (in 000s)

Responsibilities

Mr. Lo is Senior Managing Director and Head of Asia Pacific.

Mr. Lo is responsible for the firm’s operation in the Asia Pacific region where he addresses the large and growing needs of our investors in the region. He works with clients to understand their issues and objectives and finding solutions for them.

	Base salary	$500

	Annual incentive award - Cash	$1,519

	Time-based equity	$1,013

	Performanced-based equity	$1,519

	Total annual compensation	$4,550

	Total incentive compensation	$4,050

	2022 incentive target	$4,500

	Total incentive compensation as a % of 2022 incentive target	90.0%

Based on the quantitative outcome of Invesco’s performance and a qualitative review of Mr. Lo’s individual performance, the committee determined that Mr. Lo’s total incentive compensation should be $4.05 million, which is 90.0% of his 2022 incentive target of $4.5 million due to Mr. Lo’s exceptional performance in Asia Pacific.

2022 Key achievements

•  Led the Asia Pacific region through challenging market conditions in 2022 and achieved $15 billion in net inflows. Although total AUM ended lower than the prior year at $224 billion, long-term average AUM increased 6.5% year-over-year due to the diversified book of business.

•  Oversaw Invesco’s China franchise which demonstrated strong resilience and sourced $100.7 billion AUM from Chinese clients. Despite market headwinds and weak sentiment, our China joint venture, Invesco Great Wall (IGW), achieved $7.1 billion in net long-term flows, including $6.2 billion from new product launches. As a result, Invesco continued to retain its No. 1 leadership position in onshore China business among global asset managers for the 4th consecutive year.[1]

•  Continued to drive strong growth momentum in other areas of Asia Pacific by bringing global capabilities to address client demand. Japan achieved $7.9 billion in institutional flows into beta strategies while its retail business enjoyed 57% growth in net flows driven by higher yielding products such as Global Equity, CLOs and private real estate.

•  Oversaw efforts to maintain strong investment performance. Asia Pacific managed AUM ended the year with $113.8 billion, with 66%, 49% and 67% of assets outperforming peer median on a 1-, 3- and 5-year basis. For IGW, fixed income asset grew significantly, with 63%, 69% and 66% of assets beating the median on 1-, 3- and 5-year basis. Overall long-term performance of IGW’s active equity capabilities remained strong, with 80%, 77% and 81% of assets outperforming peer median on 1-, 3- and 5-year basis.[2]

•  Acted as executive sponsor and championed diversity and inclusiveness initiatives across Asia Pacific.

1. Source: Z-ben data as of December 31, 2022

2. Invesco data as of 12/31/2022. For composites where peer rankings are available, we compare performance against peer median. For composites where peer rankings are not available but benchmark-relative performance is available, we compare performance against benchmark. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Morningstar, IA, Lipper, eVestment, Mercer, Galaxy, SITCA, Value Research) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

53        Invesco Ltd.

Gregory G. McGreevey Senior Managing Director, Investments	2022 Compensation (in 000s)

Responsibilities

Mr. McGreevey served as Senior Managing Director, Investments until February 2023 when he announced his retirement from the company. Mr. McGreevey was responsible for the firm’s private market groups, including real estate, certain of Invesco’s global investment teams, trading, Global Performance and Risk Group, Solutions, Indexing, ESG and investment thought leadership/investor engagement.

	Base salary	$500

	Annual incentive award - Cash	$2,016

	Time-based equity	$1,224

	Performanced-based equity	$1,836

	Total annual compensation	$5,575

	Total incentive compensation	$5,075

	2022 incentive target	$6,300

	Total incentive compensation as a % of 2022 incentive target	80.6%

Based on the quantitative outcome of Invesco’s performance and a qualitative review of Mr. McGreevey’s individual performance, the committee determined that Mr. McGreevey’s total incentive compensation should be $5.1 million, which is 80.6% of his 2022 incentive target of $6.3 million.

2022 Key achievements

•  Despite historically challenged markets, Mr. McGreevey led the business to a better than expected organic AUM growth rate and revenue for the US value equities business, and year-over-year net revenue growth in Fixed Income (8%), Private Credit (18%) and Private Markets (9%). Mr. McGreevey achieved this while maintaining prudent control on key expense areas such as compensation.

•  Under Mr. McGreevey’s leadership, Investments achieved peer-relative performance of 53%, 63% and 64% of active AUM in the top half over the 1-, 3- and 5-year periods.[1] Areas of high client demand in the marketplace that maintained strong long-term performance including Fixed Income and Private Markets. He also drove meaningful performance improvements in many areas of active equities, including domestic equities.

•  He led efforts to develop and execute Invesco’s Private Markets growth plan designed to deliver organic growth from scaling existing capabilities and adding new capabilities in retail.

•  Mr. McGreevey continued to execute on the transformational initiative to grow our active global equities business, ultimately achieving improved performance across the US equities suite. He continued momentum within Invesco’s separately managed accounts platform business, exceeding 2022 gross sales and net flows goals for Fixed Income separately managed accounts.

•  Within Invesco Fixed Income, Mr. McGreevey maintained resilience and relevancy and continued to generate strong performance and gain market share in areas of high demand, such as Global Liquidity and Stable Value. Also, Mr. McGreevey expanded Investments Solutions by launching the liability aware investing platform, accelerating flows in model portfolios, building on institutional relationships, and driving record enablement and sales volume in the retail channel.

•  Mr. McGreevey enhanced the recruiting and development of diverse talent with the launch of the Early Career Investor Program with the mission of enhancing diversity and strengthen early career investments talent.

1. Invesco data as of 12/31/2022. For composites where peer rankings are available, we compare performance against peer median. For composites where peer rankings are not available but benchmark-relative performance is available, we compare performance against benchmark. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Morningstar, IA, Lipper, eVestment, Mercer, Galaxy, SITCA, Value Research) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

2023 Proxy Statement 54

Andrew R. Schlossberg Senior Managing Director and Head of the Americas	2022 Compensation (in 000s)

Responsibilities

Mr. Schlossberg is Senior Managing Director and Head of the Americas.

Mr. Schlossberg is responsible for distribution, marketing, global exchange traded funds capabilities, corporate communications and human resources.

Mr. Schlossberg will become President and CEO on June 30, 2023.

	Base salary	$500

	Annual incentive award - Cash	$1,496

	Time-based equity	$983

	Performanced-based equity	$1,474

	Total annual compensation	$4,453

	Total incentive compensation	$3,953

	2022 incentive target	$4,650

	Total incentive compensation as a % of 2022 incentive target	85.0%

Based on the quantitative outcome of Invesco’s performance and a qualitative review of Mr. Schlossberg’s individual performance, the committee determined that Mr. Schlossberg’s total incentive compensation should be $4.0 million, which is 85.0% of his 2022 incentive target of $4.7 million.

2022 Key achievements

•  Led efforts within the Americas region to deliver positive outcomes for clients, despite the challenging market environment and achieved gross active fund flows of $67 billion. Redemptions in active funds were partially offset by strong client interest in high-demand capabilities, including ETFs, Institutional, separately managed accounts and money market funds.

•  Oversaw continued growth within the firm’s global ETF business, which delivered robust net long-term flows of $28 billion in 2022, equivalent to an 11% organic growth rate. Invesco ranks as the fourth-largest ETF provider globally (by assets under management)1, with a growing number of innovative and high-fee yielding capabilities.

•  Led continued development of the firm’s retail separately managed accounts business resulting in approximately $5 billion in net flows for the year.

•  Led the firm’s efforts to further strengthen its reputation, influence and visibility within the region. Brand equity with advisors increased from #8 to #6 in the US.[2] Similarly, Invesco’s net promoter score with advisors increased significantly – up 22 points in 2022 within the US, the strongest improvement recorded among peer firms. Invesco also continued its rapid expansion within social media channels, showing strong year-over-year growth in several key platforms, including LinkedIn, Twitter, Facebook and Instagram.

•  Oversaw the alignment of Invesco’s Government Affairs groups globally and continued to strengthen the firm’s influence on behalf of investors among lawmakers and regulators.

•  Continued to drive efforts to ensure a more diverse, equitable and inclusive workplace within the Americas region. The percentage of female senior managers in the Americas exceeded the firm’s average at the end of 2022, and the region continued to expand its diversity-focused employee training with various mentoring programs, development forums and skills training.

1. Source: Morningstar as of December 31, 2022

2. Source: Cogent Syndicated 2022

55        Invesco Ltd.

The committee’s process for determining executive compensation

We describe below a summary of the steps our committee takes in making its compensation decisions.

Step 1

Incentive awards

range from 0%

to 130% of target

Step 2

Ensuring that our

incentive pool and

incentive awards are

commercially viable

Step 3

The scorecard is a

quantitative assessment

of company performance

Step 1 – approving company scorecard and setting individual incentive targets and goals

In early 2022, the committee approved the company scorecard and established annual incentive targets (consisting of cash bonus + equity awards) for our CEO and our other executive officers. Actual incentive awards range from 0% to 130% of the target amount based on company and individual performance. The Board also approved the company’s operating plan which is part of the annual goals for the company and the CEO.

In consultation with Johnson Associates, the committee’s independent compensation consultant, the incentive targets are based on the executive’s role. See page 45 for the 2022 incentive targets.

Step 2 – setting our company-wide incentive pool

In early 2023, based on 2022 financial results and the company’s performance toward achieving its strategic objectives, the committee set the company-wide incentive pool for 2022 at 41.3% of PCBOI. Absolute incentive pools were down year-over-year from 2021. However, as a percentage, the 2022 pool was higher than our 5-year average and within our range (described below). All incentive awards, including NEO awards, are paid out of this pool.

The committee uses a range of 34%-48% of PCBOI in setting the company-wide incentive pool. The range includes the cash bonus, deferred and equity pools, as well as the amounts paid under sales commission plans (in which our NEOs do not participate). The range was determined based on historical data and practices of asset management and other similar financial services firms as analyzed by Johnson Associates and data obtained from the McLagan and CaseyQuirk Performance Intelligence Study.

Linking the aggregate incentive compensation pool to a defined range of our PCBOI ensures incentive compensation is commercially viable.

Step 3 – Using the scorecard to assess company performance

During the fourth quarter of 2022 and early in 2023, the committee conducted its final quantitative assessment of company performance for 2022. The scorecard is based on results achieved and related weightings in the following categories: financial performance 66.7% and organizational health 33.3%. For 2022, the committee did not change the goals or targets set at the beginning of the year. The outcomes for our 2022 company scorecard have an overall company score of 63.4%. See page 47 for more information about our company scorecard results. The committee believes that each of the company performance measures supports the key indicators of company success.

2023 Proxy Statement 56

Step 4

The committee applies its qualitative assessment of executive achievements

Step 4 – qualitative assessment of individual performance and determining individual compensation

Aligning pay with performance

During the fourth quarter of 2022 and early in 2023, following the committee’s approval of the company-wide annual incentive pool, the committee assessed each executive’s performance within the context of:

•	company performance as detailed on the company scorecard;
•	each executive’s performance against the executive’s goals; and
•	each executive’s incentive target range.

After the quantitative assessment of company performance, the committee applied its qualitative assessment of each executive officer in setting final compensation in order to ensure that outcomes are aligned with company and individual performance and with shareholder interests.

Once the committee determined each executive’s total compensation, the committee determined the appropriate mix between cash and equity awards. For all NEOs, at least 60% of their total incentive is delivered in deferred equity of which 60% is a performance-based equity award.

57      Invesco Ltd.

Our compensation components

Compensation components

We utilize the following compensation components in our executive compensation program to achieve our objectives:

Component	Purpose	Description

Base salary Cash	Provides fixed pay for the performance of day-to-day job duties Sole source of fixed cash compensation

Based on knowledge, skills, experience and scope of responsibility

Small portion of total annual compensation

Generally, remains static unless there is a promotion or adjustment needed due to industry trends

Annual incentive award Cash bonus	Recognizes current year achievement of goals and objectives Aligns with company, business unit and individual performance

Reflects assessment of company and individual performance

When mandated by local regulatory requirements, we grant awards denominated in our product fund offerings in lieu of cash bonus. Such awards are settled in cash following a mandatory six-month deferral period

Time-based equity award	Recognizes potential for future contributions to the company’s long-term strategic objectives Aligns executive with client and shareholder interests and encourages retention by vesting over time	Reflects assessment of company and individual performance 40% of equity awards for executive officers are time-based Our time-based equity awards vest over four years in equal annual increments

Performance-based equity award	Aligns executive with client and shareholder interests Encourages retention by vesting based on time and performance measures

Reflects assessment of company and individual performance

60% of equity awards for executive officers are performance-based. Vesting is tied to adjusted operating margin and Relative TSR

Our performance-based equity awards have a three-year performance period and three-year cliff vesting

2023 Proxy Statement      58

Our compensation philosophy and objectives

Compensation philosophy

Invesco’s compensation program is designed to support our multi-year strategic objectives and the behaviors and discipline that generate strong performance for our clients and shareholders by:

•	aligning the interests of our senior-level employees and NEOs with clients and shareholders through long-term equity awards and accumulation of meaningful share ownership;
•	balancing pay-for-performance with economic outcomes;
•	reinforcing our commercial viability by closely linking rewards to Invesco, business unit and individual results and performance;
•	attracting, recognizing and retaining talent by ensuring a meaningful mix of cash and deferred compensation; and
•	discouraging excessive risk-taking that would have a material adverse impact on our clients, shareholders or the company.

Emphasis on deferrals

The committee has designed our executive compensation program so that a significant portion of an executive’s compensation is in the form of deferred incentives. The committee believes this appropriately aligns our executive’s interests with our shareholders as it focuses on long-term shareholder value creation.

60% - 70% of incentive compensation of our CEO and other NEOs is deferred. The committee has no pre-established policy or target on the compensation mix between pay elements.

Performance-based equity awards

60% of equity awards is performance-based. Vesting is tied to the following two performance measures — adjusted operating margin and relative TSR over a three-year period.

The committee believes tying vesting to both adjusted operating margin and relative TSR over a multi-year period aligns with shareholder interests and the following goals with respect to performance-based awards:

Relative TSR

•	tracks value created for shareholders as a quantitative measure
•	aligns with shareholder interests

Adjusted operating margin (AOM)

•	focuses discipline in corporate investments, initiatives and capital allocation
•	is consistent with the way the business is managed
•	is an important measure of overall strength of an asset manager
•	aligns with Invesco’s shareholder value framework
•	is a primary measure of focus of industry analysts
•	is improved through effective management over the long-term
•	more effectively avoids conflicts of interest with clients

Performance award vesting matrix

The number of shares that vest will equal the target award amount multiplied by the vesting percentage associated with the average AOM and relative TSR ranking on the chart below. Vesting may range from 0% to 150%. We believe that the linked vesting performance thresholds provides significant rigor to our incentive program, as payouts are not a range of outcomes but represent specific performance levels.

59        Invesco Ltd.

In early 2023, the committee, in consultation with Johnson Associates, approved the vesting matrix for performance-based equity awards granted in February 2023 in connection with 2022 pay. As shown below, the vesting matrix continues to use absolute adjusted operating margin and relative TSR as measures for the performance-based equity awards.

The committee continues to review performance-based equity awards (including performance measures, vesting measures and methodologies) based on industry trends, peer practices and feedback from shareholders and major proxy advisory firms. The committee approved changes to the vesting matrix to better align with our operating plan and to reflect a lower operating margin environment across the industry. The committee believes that the changes to the vesting matrix continue to ensure an appropriate level of vesting rigor.

The below vesting matrix is for performance-based equity awards granted in February 2023 in connection with 2022 pay.

Absolute 3-year	Relative TSR

average AOM (%)[1]	Lowest	40% tile	55% tile	75% tile	Highest

> 37%	100%	116%	133%	142%	150%

37%	83%	103%	122%	133%	142%

34%	67%	90%	111%	123%	133%

32%	50%	75%	100%	113%	125%

30%	33%	58%	83%	100%	117%

28%	17%	42%	68%	88%	108%

<28.0%	0%	25%	50%	75%	100%

1. Points between the stated data points are determined by ratable straight line interpolation.

If Invesco’s relative TSR is the lowest percentile and absolute 3-year average adjusted operating margin is 28% or less, then our CEO and each of our other executives will not be entitled to a distribution of any shares or accrued dividends. In addition, if the company’s 3-year absolute TSR is negative, vesting will be capped at 100%.

The rigor of the thresholds, as well as the partial vesting of awards for failure to meet the target range and an upside opportunity for performance beyond the target range, align with the company’s operating plan and the committee’s belief that the company’s performance-based awards demonstrate our pay-for-performance philosophy.

Below is a summary of the features of our performance-based equity awards:

Performance-based equity award features

Performance period	Three years

Performance metrics	Absolute adjusted operating margin and relative TSR

Performance vesting range	0% - 150%; ratable straight line interpolation used for actual AOM result

Vesting	3-year cliff

Dividends	Deferred and paid only to the extent an award vests

Settlement	Shares

Clawback	Subject to clawback policy in the event of fraudulent or willful misconduct

See page 61 for a list of peers that we use for our performance-based equity awards.

Role of the compensation committee

The committee’s responsibilities include:

•	reviewing and making recommendations to the Board about the company’s overall compensation philosophy;
•	approving the company-wide incentive pool;
•	evaluating the performance of, and setting the compensation for, the CEO; and
•	overseeing management’s annual process for evaluating the performance of, and approving the compensation for, each of the other executive officers.

Role of the independent compensation consultant

The committee has engaged Johnson Associates, an independent consulting firm, to advise it on non-executive director and executive compensation matters. Johnson Associates assists the committee throughout the year by:

•	providing analysis and evaluation of our overall executive compensation program, including compensation paid to our non-executive directors and executive officers;

2023 Proxy Statement 60

•	attending certain meetings of the committee and periodically meeting with the committee without members of management present;
•

providing the committee with market data and analysis that compares executive compensation paid by the company with that paid by other firms in the financial services industry, which we consider generally comparable to us; and

•	providing commentary regarding market conditions, market impressions and compensation trends.

Under the terms of its engagement with the committee, Johnson Associates does not provide any other services to the company unless the committee has approved such services. No such other services were provided in 2022. The committee has considered various factors as required by NYSE rules as to whether the work of Johnson Associates with respect to director and executive compensation-related matters raised any conflict of interest. The committee has determined no conflict of interest was raised by the engagement of Johnson Associates.

Role of the executive officers

Our chief executive officer meets with the non-executive directors throughout the year to discuss executive performance and compensation matters, including proposals on compensation for individual executive officers (other than himself). Our chief executive officer and head of human resources work with the committee to implement our compensation philosophy. They also provide to the committee information regarding financial and investment performance of the company as well as our progress toward our long-term strategic objectives. Our chief financial officer assists as needed in explaining specific aspects of the company’s financial performance.

Market data

The committee, with assistance from Johnson Associates, reviews the composition of our peer group to ensure that the group continues to serve as an appropriate market reference for executive compensation purposes. In considering the composition of our peer group, the committee considers a broad set of comparators firms from several perspectives. The committee evaluates business model and scope, historical pay ranges, and competitors with whom we compete for talent.

Recent industry consolidation and a corresponding decline in the number of relevant peer firms, have created challenges in identifying a meaningful peer group. During the committee’s peer group assessment in 2021, emphasis was given to a narrower, exclusively investment management focused peer group. The peer group emphasizes pure asset management firms supplemented by firms with significant business overlap and similar scale.

The company’s peer group does not solely determine executive pay outcomes but is a reasonable reference point and one of multiple perspectives considered when determining executive (including NEO) pay.

Below is the compensation peer group that was used for 2022 and 2021 as well as for the performance-based awards that were granted in February 2023 (and February 2022). The peer group for performance-based equity awards is comprised of firms with publicly reported financial results.

Peer group

• AllianceBernstein[1]	• Goldman Sachs (Asset Management)	• Northern Trust[1]
• Bank of NY Mellon[1]	• Janus Henderson[1]	• State Street[1]
• BlackRock[1]	• Lazard[1]	• T. Rowe Price[1]
• Franklin Resources[1]	• Morgan Stanley (Investment Management)

1

Vesting for performance-based equity awards is calculated based on absolute adjusted operating margin and the TSR of the company and its designated peer group. The above firms comprise the designated peer group for purposes of determining relative TSR for performance-based equity awards.

61        Invesco Ltd.

Compensation policies and practices

Summary of executive compensation practices

Our executive compensation program reflects our commitment to responsible financial and risk management and is demonstrated by the following policies and practices:

What we do

✓	Align pay with performance
✓	Link incentive compensation to the firm’s performance
✓	Emphasize deferred compensation with long vesting periods in order to align executives with client and shareholder interests
✓	Robust performance measures
✓	Require 60% of equity awards for executive officers to be performance-based
✓	Maintain a clawback policy for executive officers for performance-based compensation
✓	Provide for forfeiture of equity awards upon termination for cause
✓	Conduct a robust outreach program to provide shareholders and major proxy advisory firms with opportunities for feedback and insights on our executive compensation program
✓	Maintain significant stock ownership guidelines for our executive officers and non-executive directors
✓	Maintain a cap on cash bonuses for our executive officers and total compensation cap for our CEO
✓	Utilize “double triggers” for vesting of equity awards in the event of a change in control
✓	Retain an independent compensation consultant to assess our executive compensation program
✓	Assess and mitigate compensation risk

What we don’t do

×	No dividends or dividend equivalents on unvested performance-based awards
×	No tax gross ups
×	No short selling, hedging or pledging of company stock by insiders
×	No share recycling on stock options and stock appreciation rights
×	No reloads on stock options or SARs
×	No supplemental retirement benefits or retirement arrangements
×	No supplemental severance benefit arrangements outside of standard benefits
×	No repricing of stock options without shareholder approval
×	No excessive perquisites

Stock ownership policy

For the Executive Officer Stock Ownership Policy in effect for 2022 (i) the CEO is required to achieve and thereafter maintain an ownership level that is equal to ten times the value of his current base salary, and (ii) each executive other than the CEO is required to achieve and thereafter maintain an ownership level that is equal to five times the value of the current base salary of the executive. Executive officers are required to meet the new policy requirement within three years of the later of February 2022 or his or her first appointment as an executive officer. Until the ownership level is achieved, each executive officer is required to retain 100% of net vested shares. As of December 31, 2022, our CEO and all of our NEOs have exceeded the stock ownership requirements, and all of our other executive officers have exceeded the stock ownership requirements or it is anticipated that he or she will attain the stock ownership requirements within the time period prescribed by the policy.

Hedging policy

As part of our Insider Trading Policy, our hedging policy prohibits hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving our securities; however, limited exceptions are allowed. To date, no exceptions have been made. The hedging policy is in place for all of our directors, officers, employees and any of their respective (i) family members that reside in the same household as the individual, (ii) anyone else who lives in the household, (iii) family members outside of the household that the individual directs or influences control and (iv) any entities, including any corporations, partnerships or trusts that the individual influences or controls.

2023 Proxy Statement 62

Clawback policy

All performance-based equity awards held by our executive officers are subject to forfeiture or “clawback” provisions, which provide that any vested or unvested shares, any dividends and the proceeds from any sale of such shares, are subject to recovery by the company in the event that:

•	the company issues a restatement of financial results to correct a material error;
•	the committee determines that fraud or willful misconduct on the part of the employee was a significant contributing factor; and
•	some or all of the shares granted or received prior to such restatement would not have been granted or received based upon the restated financial results.

Benefits

All NEOs are entitled to receive medical, life and disability insurance coverage and other corporate benefits available to most of the company’s employees working in the same country. NEOs also are eligible to participate in the Employee Stock Purchase Plan on the same terms as the company’s other employees. In addition, the NEOs may participate in the 401(k) plan or similar retirement savings plans in the NEO’s home country.

Perquisites

The company provides limited perquisites to its NEOs to aid the executives in their execution of company business. The committee believes the value of perquisites is reasonable in amount and consistent with its overall compensation plan. Mr. Flanagan has personal use of company-provided aircraft. The company leases an airplane for which it pays direct operating expenses, monthly lease payments and management fees. Compensation attributed to our NEOs for 2022 perquisites is included in the All Other Compensation Table for 2022 on page 67.

Tax reimbursements

Invesco did not provide tax reimbursements for any perquisites or other compensation paid to our NEOs.

Tax deductibility of compensation

The committee considers the tax and accounting consequences of the compensation plans applicable to covered employees. Under Internal Revenue Code Section 162(m), compensation paid to certain covered employees of public companies in excess of $1 million in any tax year generally is not deductible. The performance-based pay exception to the deduction limit previously available under Section 162(m) is no longer available except with respect to certain grandfathered amounts which may continue to be deductible. No actions have been taken that were intended to impact the status of any grandfathered amounts.

Agreements

Martin L. Flanagan Retirement Agreement – As previously announced, Mr. Flanagan will be retiring as President and CEO as of June 30, 2023 and will end his employment with the company on December 31, 2023. Mr. Flanagan has entered into a retirement agreement with the company, under which he will:

•	receive his current base salary and his same level of employee benefits until his employment ends;
•

receive pro-rated cash incentive compensation of $6,980,000 for the period of January 1, 2023 through June 30, 2023 (which will be paid in February 2024 in accordance with the company’s annual incentive compensation payment cycle); and

•	pursuant to the company’s forfeiture appeal policy, receive vesting of all of his unvested equity awards as of July 15, 2024. (See Forfeiture appeal policy below.)

Mr. Flanagan will be Chairman Emeritus of the company from June 30, 2023 through December 31, 2024.

The company and Mr. Flanagan will enter into a consulting agreement for calendar year 2024 under which he will be paid a monthly fee of $32,917 to provide advice and guidance to the CEO of the company.

Mr. Flanagan will be subject to certain restrictive covenants, including non-disclosure (evergreen), non-solicitation of employees and clients (through June 2025) and non-competition (through December 2026).

Mr. Flanagan’s employment agreement with the company terminated upon entering into his retirement agreement.

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Gregory G. McGreevey Retirement Agreement – Also as previously announced, Mr. McGreevey will be retiring from the company on October 1, 2023 and stepped down as Senior Managing Director, Investment in February 2023. Mr. McGreevey has entered into a retirement agreement with the company, under which he will:

•	receive his current base salary and his same level of employee benefits until his retirement;
•	receive a cash bonus of $1,575,000 as incentive compensation in respect of the portion of 2023 he is actively employed (to be paid upon retirement); and
•	pursuant to the company’s forfeiture appeal policy, receive vesting of all of his unvested equity awards as of April 15, 2024.

Mr. McGreevey will be subject to certain restrictive covenants, including non-disclosure (evergreen), non-solicitation of employees and clients (through March 2024) and non-competition (through September 2025).

Other NEOs — Our other NEOs are parties to employment arrangements that create salary continuation periods of six or twelve months in the event of involuntary termination of service other than for “cause” or unsatisfactory performance. See Potential payments upon termination or change in control.

Annual incentive award guidelines

Grants of annual incentive awards to our employees (including equity awards to our executives) are typically approved by the committee on the date of a scheduled meeting of the committee held in February of each year following the public release of financial results for the prior fiscal year. The grant date of annual equity awards is February 28.

Off-cycle incentive award guidelines

Pursuant to authority delegated by the committee and subject to any limitations that the committee may establish, the plan administrative committee may make off-cycle incentive award grants to persons other than executive officers or non-executive directors in connection with new hires, promotions, special recognition, or other special circumstances. The plan administrative committee is comprised of the Chief Human Resources Officer, General Counsel, Chief Financial Officer and Chief Executive Officer. Off-cycle incentive awards generally are granted as of the 15th day of the month.

Forfeiture appeal policy

The company maintains a forfeiture appeal policy which provides employees with a means to appeal the forfeiture of an incentive award that would otherwise be forfeited upon termination of employment – for retirement or any other reason – and a framework of guidelines for considering appeals made under the policy. The policy provides a process whereby “good leaver” and financial factors are considered in determining an appeal. In instances where an appeal is granted in part or in whole, the company will require that the employee agree to the following post-termination provisions: nondisclosure, non-recruitment, non-solicitation, non-disparagement, and noncompetition. The forfeiture appeal policy has been in place since 2011 and is administered by the compensation committee.

Potential payments upon termination or change in control

All participants in our global equity incentive plans who hold equity awards, including our NEOs, are eligible, under certain circumstances, for accelerated vesting in the event of a change of control of the company that is followed by involuntary termination of employment other than for “cause” or unsatisfactory performance or by voluntary termination for “good reason” or if such award is not assumed, converted or replaced in connection with the transaction.

Compensation risk assessment

Invesco’s compensation programs are designed to reward success over the long-term, promote a longer-term view of risk and return in decision making and seek to protect against incentives for inappropriate risk taking. Examples of risk mitigation in our compensation program design include:

•	Consideration of multiple performance metrics in establishing the company-wide annual incentive pool each year, so no one metric creates an undue reward that might encourage excessive risk taking.
•	The vast majority of investment professional bonus plans have multi-year measurement periods and are weighted to longer-term performance, caps on earnings and discretionary components.
•	Sales and commission plans generally contain multiple performance measures and discretionary elements.
•	Executives receive a substantial portion of compensation in the form of equity awards that vest over multi-year periods.
–	Time-based equity awards vest ratably over a four-year period.
–	Performance-based equity awards for executive officers are subject to a three-year performance period and three-year cliff vesting.

2023 Proxy Statement 64

•	The achievement of financial performance for the performance-based equity awards is certified by the compensation committee and the awards are subject to a clawback.
•	Executive officers are subject to our Executive Officer Stock Ownership Policy.

The company annually assesses the risks of our compensation policies and practices. The compensation committee receives the results of this assessment for review and consideration. In 2022, this assessment determined that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. The compensation committee did not recommend any changes to the compensation program based on the risk assessment.

Compensation committee report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the compensation committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.

Respectfully submitted by the compensation committee:

C. Robert Henrikson (Chair)	Sir Nigel Sheinwald
Sarah E. Beshar	Paula C. Tolliver
Thomas M. Finke	G. Richard Wagoner, Jr.
William F. Glavin, Jr.	Christopher C. Womack
Elizabeth S. Johnson[1]	Phoebe A. Wood
Denis Kessler

1. Ms. Johnson was not a member of the compensation committee during the period covered by this report. She joined the compensation committee in February 2023.

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Summary compensation table for 2022

The following table sets forth information about compensation earned by our named executive officers during 2020, 2021 and 2022 in accordance with SEC rules. The information presented below may be different from compensation information presented in this Proxy Statement under the caption Executive compensation — Compensation discussion and analysis, as such section describes compensation decisions made in respect of the indicated year, regardless of when such compensation was actually paid or granted. For an explanation of the principal differences between the presentation in the Compensation discussion and analysis and the table below, please see page 49.

Name and Principal Position	Year	Salary ($)[1]	Share awards ($)[2]	Non-equity incentive plan compensation ($)[3]	All other compensation ($)[4]	Total ($)

Martin L. Flanagan President and Chief Executive Officer	2022	790,000	11,199,979	3,063,000	120,166	15,173,146
	2021	790,000	7,216,998	4,800,000	90,754	12,897,752
	2020	790,000	7,755,984	3,093,000	108,118	11,747,102

L. Allison Dukes Senior Managing Director, Chief Financial Officer	2022	500,000	2,649,987	1,084,337	25,714	4,260,038
	2021	500,000	1,799,990	1,500,000	24,630	3,824,620
	2020	500,000	1,499,996	900,000	7,550	2,907,546

Andrew T.S. Lo Senior Managing Director, Head of Asia Pacific	2022	500,000	3,499,991	1,518,750	68,543	5,587,284
	2021	461,513	2,941,908	2,100,000	68,683	5,572,104
	2020	462,398	2,941,920	1,400,000	69,536	4,873,854

Gregory G. McGreevey Senior Managing Director, Investments	2022	500,000	4,249,975	2,015,603	32,946	6,798,524
	2021	450,000	3,149,966	2,800,000	44,807	6,444,773
	2020	450,000	3,499,978	1,890,000	30,024	5,870,002

Andrew R. Schlossberg Senior Managing Director, Head of the Americas	2022	500,000	3,449,992	1,495,541	38,744	5,484,277
	2021	450,000	2,456,963	2,100,000	67,322	5,074,285
	2020	450,000	2,729,981	1,638,000	63,676	4,881,657

1.

For each of the named executive officers, includes salary that was eligible for deferral, at the election of the named executive officer, under our 401(k) plan or similar retirement savings plan in the named executive officer’s country. For Mr. Lo, (i) for 2020 - 2021, base salary was converted to U.S. dollars using an average annual exchange rate and (ii) for 2022, base salary was converted to Hong Kong dollars using a fixed exchange rate.

2.

For share awards granted in 2022, includes (i) time-based equity awards that vest in four equal annual installments on each anniversary of the date of grant; and (ii) performance-based awards, which are subject to a three-year performance period (2022-2024) and vest on February 28, 2025. The value of performance-based awards is based on the grant date value and reflects the probable outcome of such conditions and represents the target level (100%) of achievement. If maximum level of performance had been assumed, the grant date fair value of the performance-based awards would have been: (i) $10,049,982 for Mr. Flanagan; (ii) $2,399,982 for Ms. Dukes; (iii) $3,149,998 for Mr. Lo; (iv) $3,824,984 for Mr. McGreevey; and (v) $3,112,499 for Mr. Schlossberg. See Grants of plan-based share awards for 2022 below for information about the number of shares underlying each of the equity awards. Grant date fair values were calculated in accordance with ASC 718. The grant date fair value was calculated by multiplying the target number of shares granted by the closing price of the company’s common shares on the date of grant. The amounts disclosed do not reflect the value actually realized by the named executive officers. For additional information, please see Note 11 — “Common Share-Based Compensation” to the financial statements in our 2022 Annual Report on Form 10-K.

3.	Reflects cash bonus award earned for the year by the named executive officers and paid in February of the following year.
4.	The table below reflects the items that are included in the All Other Compensation column for 2022.

2023 Proxy Statement 66

All other compensation table for 2022

Name	Insurance premiums ($)	Company contributions to retirement and 401(k) plans ($)[1]	Tax consultation ($)	Perquisites ($)[2]	Total all other compensation ($)

Martin L. Flanagan	11,580	24,300	—	84,286	120,166

L. Allison Dukes	1,414	24,300	—	—	25,714

Andrew T.S. Lo	8,251	57,055	3,238	—	68,543

Gregory G. McGreevey	8,646	24,300	—	—	32,946

Andrew R. Schlossberg	3,024	24,300	11,420	—	38,744

1.	Amounts of matching contributions paid by the company to our retirement savings plans are calculated on the same basis for all plan participants, including the named executive officers.
2.	Perquisites include the following:

With respect to Mr. Flanagan, includes $80,377 for his personal use of company-provided aircraft. The company leases an airplane for which it pays direct operating expenses and monthly lease payments and management fees. We calculate the aggregate incremental cost to the company for personal use based on the average variable costs of operating the airplane. Variable costs include fuel, repairs, travel expenses for the flight crews and other miscellaneous expenses. This methodology excludes fixed costs that do not change based on usage, such as depreciation, maintenance, taxes and insurance. Mr. Flanagan’s total also includes certain amounts for technology support.

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Grants of plan-based share awards for 2022

The compensation committee granted equity awards to each of the named executive officers in the calendar year 2022. Equity awards are subject to transfer restrictions and are generally subject to forfeiture prior to vesting upon a recipient’s termination of employment. During the 24-month period following a change in control, all equity awards immediately become vested upon the recipient’s termination of employment (i) by the company without cause or unsatisfactory performance, or (ii) by the recipient for good reason.

The following table presents information concerning plan-based awards granted to each of the named executive officers during 2022.

			Estimated future payout under equity incentive
			plan awards				Grant date fair value of share
	Grant	Type of	Threshold	Target	Maximum	All other share
Name	date[1]	award[2]	(#)[3]	(#)[3]	(#)[3]	awards (#)[4]	awards ($)[5]
Martin L. Flanagan	02/28/22	Time	—	—	—	211,864	4,499,991
	02/28/22	Performance	—	315,442	473,163	—	6,699,988
L. Allison Dukes	02/28/22	Time	—	—	—	49,435	1,049,999
	02/28/22	Performance	—	75,329	112,994	—	1,599,988
Andrew T.S. Lo	02/28/22	Time	—	—	—	65,913	1,399,992
	02/28/22	Performance	—	98,870	148,305	—	2,099,999
Gregory G. McGreevey	02/28/22	Time	—	—	—	80,037	1,699,986
	02/28/22	Performance	—	120,056	180,084	—	2,549,989
Andrew R. Schlossberg	02/28/22	Time	—	—	—	64,736	1,374,993
	02/28/22	Performance	—	97,693	146,540	—	2,074,999

1.	For equity awards granted on February 28, 2022, the compensation committee approved the awards on February 10, 2022.
2.

Time-based equity awards and performance-based awards were granted under the 2016 Global Equity Incentive Plan. For each of the named executive officers, (i) time-based equity awards are four-year awards that vest 25% each year on the anniversary of the date of grant and (ii) performance-based equity awards, subject to a three- year performance period (2022-2024) and scheduled to vest on February 28, 2025.

3.

NEO incentive compensation is based upon, among other things, the outcome of the company scorecard and the executive’s performance against his or her individual goals. The committee makes incentive pay decisions with respect to the executive’s cash bonus, time-based equity awards and performance-based equity awards. For the cash bonus portion of the incentive award for our CEO, the maximum cash bonus is the lesser of $10 million or 30% of the CEO’s incentive compensation for the performance year. For the cash bonus portion of the incentive award for our NEOs other than our CEO, the maximum is 50% of total compensation for the performance year. Performance-based equity awards are tied to the achievement of specified levels of adjusted operating margin and Relative TSR. Vesting ranges from 0% to 150%. Dividend equivalents are deferred for such performance-based equity awards and will be paid at the same rate as on our shares if and to the extent an award vests.

4.	Dividends and dividend equivalents on unvested time-based equity awards are paid at the same time and rate as on our shares.
5.

The closing market price on the date of grant for all NEOs was $21.24. This amount is included in our Summary Compensation Table each year. Grant date fair values were calculated in accordance with ASC 718. With respect to the performance-based equity awards, the grant date fair value represents the target (100%) level of achievement.

2023 Proxy Statement 68

Outstanding share awards at year-end for 2022

The following table provides information as of December 31, 2022 about the outstanding equity awards held by our named executive officers.

						Market value of
			Number of shares or	Market value of	Equity incentive	equity incentive
			units that have not	shares or units that	plan awards that	plan awards that
Name	Footnote	Grant Date	vested (#)	have not vested ($)	have not vested (#)	have not vested ($)
Martin L.	1	02/28/19	44,638	803,038	—	—
Flanagan	2	02/28/20	134,653	2,422,407	—	—
	3	02/28/20	—	—	269,305	4,844,797
	4	02/28/21	96,570	1,737,294	—	—
	3	02/28/21	—	—	193,140	3,474,589
	5	02/28/22	211,864	3,811,433	—	—
	3	02/28/22	—	—	315,442	5,674,802
Total			487,725	8,774,172	777,887	13,994,187
L. Allison Dukes	2	05/15/20	111,940	2,013,801	—	—
	4	02/28/21	24,086	433,307	—	—
	3	02/28/21	—	—	48,171	866,596
	5	02/28/22	49,435	889,336	—	—
	3	02/28/22	—	—	75,329	1,355,169
Total			185,461	3,336,444	123,500	2,221,765
Andrew T.S. Lo	1	02/28/19	17,631	317,182	—	—
	2	02/28/20	51,075	918,839	—	—
	3	02/28/20	—	—	102,150	1,837,679
	4	02/28/21	39,366	708,194	—	—
	3	02/28/21	—	—	78,731	1,416,371
	5	02/28/22	65,913	1,185,775	—	—
	3	02/28/22	—	—	98,870	1,778,671
Total			173,985	3,129,990	279,751	5,032,720
Gregory G.	1	02/28/19	17,761	319,520	—	—
McGreevey	2	02/28/20	60,764	1,093,144	—	—
	3	02/28/20	—	—	121,527	2,186,271
	4	02/28/21	42,150	758,279	—	—
	3	02/28/21	—	—	84,299	1,516,539
	5	02/28/22	80,037	1,439,866	—	—
	3	02/28/22	—	—	120,056	2,159,807
Total			200,712	3,610,809	325,882	5,862,617
Andrew R.	1	02/28/19	14,124	254,091	—	—
Schlossberg	2	02/28/20	47,396	852,654	—	—
	3	02/28/20	—	—	94,791	1,705,290
	4	02/28/21	32,877	591,457	—	—
	3	02/28/21	—	—	65,753	1,182,896
	5	02/28/22	64,736	1,164,601	—	—
	3	02/28/22	—	—	97,693	1,757,497
Total			159,133	2,862,803	258,237	4,645,684

1.

February 28, 2019. Time-based share award vests in four equal installments on each anniversary of the date of grant. As of December 31, 2022, the unvested share award represents 25% of the original grant.

2.

February 28, 2020 and May 15, 2020. Time-based share award vests in four equal installments on each anniversary of the date of grant. As of December 31, 2022, the unvested share award represents 50% of the original grant.

3.

Performance-based share award vests in one installment on the third anniversary of the date of grant based upon the vesting percentage. As of December 31, 2022, the unvested share award represents 100% of the target award.

4.

February 28, 2021. Time-based share award vests in four equal installments on each anniversary of the date of grant. As of December 31, 2022, the unvested share award represents 75% of the original grant.

5.

February 28, 2022. Time-based share award vests in four equal installments on each anniversary of the date of grant. As of December 31, 2022, the unvested share award represents 100% of the original grant.

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Shares vested for 2022

The following table provides information about equity awards held by our named executive officers that vested in 2022.

	Share awards
Name	Grant date	Type of award	Vesting date	Number of shares acquired on vesting[1]	Value realized on vesting ($)

Martin L. Flanagan	02/28/2018	Time	2/28/22	33,478	711,073

	02/28/2019	Time	2/28/22	44,638	948,111

	02/28/2020	Time	2/28/22	67,326	1,430,004

	02/28/2021	Time	2/28/22	32,190	683,716

	02/28/2019	Performance	2/28/22	135,163	2,870,862

Total				312,795	6,643,766

L. Allison Dukes	05/15/2020	Time	5/15/21	55,970	998,505

	02/28/2021	Time	2/28/22	8,028	170,515

Total				63,998	1,169,020

Andrew T.S. Lo	02/28/2018	Time	2/28/22	10,099	214,503

	02/28/2019	Time	2/28/22	17,630	374,461

	02/28/2020	Time	2/28/22	25,538	542,427

	02/28/2021	Time	2/28/22	13,121	278,690

	02/28/2019	Performance	2/28/22	53,384	1,133,876

Total				119,772	2,543,957

Gregory G.	02/28/2018	Time	2/28/22	10,115	214,843

McGreevey	02/28/2019	Time	2/28/22	17,761	377,244

	02/28/2020	Time	2/28/22	30,382	645,314

	02/28/2021	Time	2/28/22	14,049	298,401

	02/28/2019	Performance	2/28/22	53,779	1,142,266

Total				126,086	2,678,068

Andrew R.	02/28/2018	Time	8/31/22	8,298	136,668

Schlossberg	02/28/2019	Time	8/31/22	14,124	232,622

	02/28/2020	Time	8/31/22	23,698	390,306

	02/28/2021	Time	2/28/22	10,958	232,748

	02/28/2019	Performance	2/28/22	42,767	908,371

Total				99,845	1,900,715

1. Represents vesting at 100% for time-based and 75.7% for performance-based awards.

2023 Proxy Statement 70

Potential payments upon termination or change in control for 2022

The following table summarizes the estimated payments to be made under each agreement, plan or arrangement in effect as of December 31, 2022 which provides for payments to a named executive officer at, following or in connection with a termination of employment or a change in control. This analysis assumes that the named executive officer’s date of termination is December 31, 2022, and the price per share of our common shares on the date of termination is the closing price of our common shares on the NYSE on that date, which was $17.99.

Potential payments upon termination or change in control of the company

			Termination by executive for
		Voluntary	good reason or involuntary
Benefit and payments	Death or	termination without	termination by the company	Change in
upon termination[1]	disability ($)	good reason ($)	without cause ($)[2]	control ($)[3]

Martin L. Flanagan

Cash bonus[4]	4,750,000	4,750,000	4,750,000	—

Cash severance[5]	—	—	15,589,982	—

Value of equity acceleration	22,768,360	—	22,768,360	22,768,360

Value of benefits[6]	—	—	85,834	—

L. Allison Dukes

Value of equity acceleration	5,558,208	—	5,558,208	5,558,208

Andrew T.S. Lo

Value of equity acceleration	8,162,711	—	8,162,711	8,162,711

Gregory G. McGreevey

Value of equity acceleration	9,473,426	—	9,473,426	9,473,426

Andrew R. Schlossberg

Value of equity acceleration	7,508,486	—	7,508,486	7,508,486

1.

Under the terms of the employment agreement with Mr. Flanagan (the “Flanagan Agreement”), which was terminated in February 2023, Mr. Flanagan was entitled to certain benefits upon termination of employment. Following any notice of termination, Mr. Flanagan would continue to receive salary and benefits compensation, and the vesting periods with respect to any outstanding share awards would continue to run, in the normal course until the date of termination.

Each of Ms. Dukes and Messrs. Lo, McGreevey, and Schlossberg is a party to an agreement that provides for a termination notice period of either six or twelve months. Following any notice of termination, the employee would continue to receive salary and benefits compensation, and the vesting periods with respect to any outstanding share awards would continue to run, in the normal course until the date of termination.

In accordance with SEC rules, the information presented in this table assumes a termination date of December 31, 2022 and that the applicable notice had been given prior to such date.

2.	Assumes termination for “good reason” or a termination by the company other than for cause or unsatisfactory performance following a change in control. We do not provide excise tax “gross up.”
3.	Payment would only be made in the event that the share award was not assumed, converted or replaced in connection with a change in control. We do not provide excise tax “gross up.”
4.

Under the Flanagan Agreement, Mr. Flanagan is entitled to a cash bonus that is equal to the greater of $4,750,000 or his most recent cash bonus upon certain terminations of employment and which is prorated based on the number of days that have elapsed in the year in which the termination occurs.

5.

Under the Flanagan Agreement, Mr. Flanagan’s severance payment is equal to the sum of (i) his base salary; (ii) the greater of $4,750,000 or his most recent cash bonus; and (iii) the fair market value at grant of his most recent equity award.

6.

Under the Flanagan Agreement, Mr. Flanagan and his covered dependents are entitled to medical benefits for a period of 36 months following termination. Represents cost to the company for reimbursement of such medical benefits.

71        Invesco Ltd.

Information regarding equity compensation plans

The following table sets forth information, as of December 31, 2022, about common shares that may be issued under our existing equity compensation plans.

				Number of securities
				remaining available for
		Number of securities to		future issuance under
		be issued upon exercise	Weighted average exercise	equity compensation plans
	Approved by	of outstanding options,	price of outstanding	(excluding outstanding
Name of plan	security holders [1]	warrants and rights	options, warrants and rights	options) [2]

2016 Global equity incentive plan	✓	N/A	N/A	14,074,892

2012 Employee stock purchase plan	✓	N/A	N/A	3,343,998

2010 Global equity incentive plan (ST)		N/A	N/A	3,544,132

Total		N/A	N/A	20,963,022

1.

With respect to the 2010 Global Equity Incentive Plan (ST), shares are issued only as employment inducement awards in connection with a strategic transaction and, as a result, do not require shareholder approval under the rules of the New York Stock Exchange or otherwise.

2.	Excludes unvested restricted stock awards and unvested restricted stock units.

CEO pay ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of Mr. Martin L. Flanagan, our Chief Executive Officer (our “CEO”), and our employees (other than our CEO):

For 2022, our last completed year:

•	the annual total compensation of our median employee (other than our CEO), was $124,898, and
•	the annual total compensation of our CEO as reflected in the 2022 Summary Compensation Table was $15,173,146.

As a result for 2022, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (other than our CEO) was 121 to 1.

Methodology

Our CEO to median employee pay ratio is calculated in accordance with the SEC requirements. As of October 1, 2022, we identified the median employee by examining 2021 total compensation for all individuals, excluding our CEO. We included all employees who were employed by us during all of 2021 (our prior fiscal year) and included base salary, cash bonus, commissions, overtime, performance fees and deferred incentive compensation. We did not make any assumptions, adjustments or estimates with respect to compensation, and we did not annualize the compensation for any employees.

After identifying the median employee, we calculated 2022 annual total compensation for such employee and the CEO using the same methodology we use for our named executive officers as set forth in the 2022 Summary Compensation table in this proxy statement.

2023 Proxy Statement 72

Pay versus performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation
S-K
of the Exchange Act, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the company. For further information concerning the company’s variable pay-for-performance
philosophy and how the company’s aligns executive compensation with the Company’s performance, refer to “
Executive Compensation – Compensation Discussion and Analysis
.

					Value of initial fixed $100
					investment based on:
	Summary		Average summary	Average		Peer		Company selected
	compensation	Compensation	compensation	compensation	Total	group total		measure-adjusted
Year	table total for	actually paid to	table total for	actually paid to	shareholder	shareholder	Net Income	operating margin 8
(a)	PEO 1 (b)	PEO 2 (c)	non-PEO NEOs 3 (d)	non-PEO NEOs 4 (e)	return 5 (f)	return 6 (g)	($M) 7 (h)	(i)

2022	15,173,146	6,359,694	5,532,531	2,549,789	$114	$142	683.9	34.8%

2021	12,897,752	21,171,173	5,228,946	8,067,761	$140	$155	1,393.00	41.5%

2020	11,747,102	11,869,332	4,380,258	4,901,847	$103	$117	524.8	37.0%

1. (b)
represents the amounts of total compensation reported for Mr. Flanagan, President and Chief Executive Officer, for each corresponding year in the “Total” column of the Summary Compensation Table. See Summary Compensation Table for ad
ditional
information.

2. (c)
represents the amount of “compensation actually paid” to Mr. Flanagan, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Flanagan during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Flanagan’s total compensation for each year to determine the “compensation actually paid”:

Year	Reported summary compensation table total for PEO ($)	Reduced by the Reported value of equity awards ($) (aa)	Increased by equity award adjustments ($)(bb)	Compensation actually paid to PEO ($)
2022	15,173,146	11,199,979	2,386,527	6,359,694
2021	12,897,752	7,216,998	15,490,419	21,171,173
2020	11,747,102	7,755,984	7,878,214	11,869,332

(aa)	The grant date fair value of equity awards as reported in the “Share Awards” column in the Summary Compensation Table for the applicable year.
(bb)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of:

Year	Year end fair value of equity awards ($) (i)	Year over year change in fair value of outstanding and unvested equity awards ($) (ii)	Fair value as of vesting date of equity awards granted and vested in the year ($) (iii)	Year over year change in fair value of equity awards granted in prior years that vested in the year ($) (iv)	Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year ($) (v)	Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation ($) (vi)	Total equity award adjustments ($)
2022	7,736,261	-5,487,712	0	-213,461	0	351,439	2,386,527
2021	8,888,375	4,288,434	0	2,003,253	0	310,356	15,490,419
2020	8,490,080	-365,211	0	-611,701	0	365,046	7,878,214

(i)	the year-end fair value of equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;
(ii)	the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of awards granted in prior years that are outstanding and unvested;
(iii)	for awards that are granted and vest in the same applicable year, the fair value as of the vesting date;
(iv)	for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value;
(v)
for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and

73     Invesco Ltd.

Table of Contents
(vi)
the amount of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such awards or included in any other component of total compensati on fo
r the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

3. (d)
represents the average of the amounts reported for th
e Co
mpany’s NEOs as a group (excluding Mr. Flanagan) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Flanagan) are:

Name and title	2022	2021	2020

L. Allison Dukes , Senior Managing Director and Chief Financial Officer	∎	∎	∎

Andrew T.S. Lo , Senior Managing Director and Head of Asia Pacific	∎	∎	∎

Gregory G. McGreevey , Senior Managing Director, Investments	∎	∎	∎

Andrew R. Schlossberg , Senior Managing Director, Head of Americas	∎	∎	∎

Loren M. Starr *, Retired Vice Chair, Former Senior Managing Director and Chief Financial Officer			∎

*
Mr. Starr transitioned from his role as Senior Managing Director and Chief Financial Officer to an executive advisory role of Vice Chair effective August 1, 2020. He served as Vice Chair until his retirement from the company on March 1, 2021.

4. (e)
represents the average amount of “compensation actually paid” to the NEOs as a group (excluding M
r. Fl
anagan), as computed in accordance with Item 402(v) of Regulation
S-K.
The amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Flanagan) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Flanagan) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average reported summary compensation table total for non-PEO NEOs ($)	Reduced by the average reported value of equity awards ($)	Increased by average equity award adjustments ($) (^)	Average compensation actually paid to non-PEO NEOs ($)
2022	5,532,531	3,462,486	479,745	2,549,789
2021	5,228,946	2,587,207	5,426,022	8,067,761
2020	4,380,258	2,541,970	3,063,559	4,901,847

(^)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of:

Year	Average year end fair value of equity awards ($)	Year over year average change in fair value of outstanding and unvested equity awards ($)	Average fair value as of vesting date of equity awards granted and vested in the year ($)	Year over year average change in fair value of equity awards granted in prior years that vested in the year ($)	Average fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year ($)	Average value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation ($)	Total average equity award adjustments ($)
2022	2,389,079	-1,943,326	0	-87,111	0	121,103	479,745
2021	3,186,376	1,458,367	0	655,944	0	125,335	5,426,022
2020	3,234,617	-101,229	0	-170,453	0	100,624	3,063,559

5. (f)
is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6. (g)
represents the weighted compensation peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. We selected the Asset Manager index as our peer group for purposes of this disclosure, which is the same index included in the performance graph is our Form 10-K for the year ending December 31, 2022. The Asset Manager peer group includes AllianceBernstein, Bank of NY Mellon, Blackrock, Franklin Resources, Janus Henderson, Lazard, Northern Trust, State Street and T. Rowe Price.

7. (h)	represents the amount of net income reflected in the Company’s audited financial statements for the applicable year.
8. (i)
represents adjusted operating margin which is a non-gaap financial measure and is equal to adjusted operating income divided by net revenues. Refer to
Appendix A – Schedule of
non-GAAP
information
for further information regarding the calculation of this performance measure. The company uses numerous key performance indicators, both financial and non-financial,
for the purpose of evaluating performance. For purposes of the Pay versus Performance table, the company determined the performance measure that is the most relevant is adjusted operating margin.

2023 Proxy Statement    74

Table of Contents

Analysis of the information presented in the pay versus performance table
As noted above, our executive compensation program is designed to align executive compensation with the long-term interests of our shareholders and includes several key financial performance measures, both financial and non-financial,
that the committee believes are indicators of the overall health of the firm. In addition to these indicators, the individual performance of each executive is also taken into account. See Executive Compensation – Compensation Discussion and Analysis for additional information about the company’s executive compensation philosophy.
In accordance with Regulation

S-K

of the Exchange Act
,

the Company is providing the following illustrations of the relationships between information presented in the Pay versus Performance table.

Financial performance measures
As described in greater detail in
Executive Compensation – Compensation Discussion and Analysis
, the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our short-term and long-term incentive awards are selected based on an objective of incentivizing our PEO and NEOs to increase the value of our enterprise for our shareholders over the long-term. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s PEO and NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	Net long-term flows
•	Net revenue
•	Adjusted operating income
•	Adjusted operating margin
•	Adjusted diluted earnings per share

75     Invesco Ltd.

Proposal 3	Advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers
General
The Dodd-Frank Act enables our shareholders to indicate, on an advisory (non-binding) basis, how frequently we should seek an advisory vote on the compensation of our named executive officers, as we do above in Proposal No. 2. By voting on this Proposal No. 3, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every one year is the most appropriate alternative for the company at this time, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on our executive compensation philosophy, policies and practices.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency for the advisory vote with respect to which the Company is to hold a shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.”

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the preferred frequency with which the company is to hold the advisory vote by the shareholders on executive compensation. However, because this vote is advisory and not binding on the Board of Directors or the company, the Board may decide that it is in the best interests of our shareholders and the company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

FOR ONE YEAR

Recommendation of the Board

The board of directors unanimously recommends a vote for the option of every one year as the frequency with which shareholders provide an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the securities and exchange commission.

Vote required: The voting requirements for this proposal will be a plurality rather than a majority of votes cast and are further described in the Questions and answers about voting your common shares section of this Proxy Statement.

2023 Proxy Statement 76

Proposal 4

To amend and restate the Invesco Ltd. Third Amended and Restated Bye-Laws to modify certain voting standards

General

Our Board of Directors is committed to good corporate governance and has carefully considered the voting standards contained in our Bye-Laws. In general, our Bye-Laws require matters submitted for a shareholder vote to receive affirmative approval of a majority of the shares voting on the matter. However, certain provisions provide for a higher voting standard.

The Board has determined the modification of certain of the higher voting standard provisions of our Bye-Laws as summarized below, and more fully set forth in Appendix B, is in the best interests of Invesco and its shareholders. The proposed amended Bye-Laws would address:

•  Modification of rights. The modification of the rights of common shares under the proposed amended and restated Bye-Laws would require approval by a majority of the votes cast by the holders of common shares rather than the approval of three-quarters of the outstanding common shares under the current Bye-Laws.

•  Certain business combinations. A majority of the votes cast by holders of common shares not beneficially owned by interested shareholders would be required under the proposed amended and restated Bye-Laws to approve certain business combinations with such interested shareholders, rather than the approval of two-thirds of the outstanding common shares held by the disinterested shareholders under the current Bye-Laws.

•  Bye-law amendments. A majority of the votes cast by holders of common shares would be required under the proposed amended and restated Bye-Laws to approve Bye-Law amendments, rather than the approval of three-quarters of the outstanding common shares under the current Bye-Laws. The Bye-Law setting out the right for shareholders to act by unanimous written consent, which is not common for public companies, will continue to require the approval of three-quarters of the outstanding common shares.

•  Actions with respect to Directors. A majority of the votes cast by holders of common shares would be required under the proposed amended and restated Bye-Laws to remove directors for cause and to fill vacancies resulting from the removal of such directors, rather than the approval of a majority of the outstanding shares entitled to vote on the election of directors under the current Bye-Laws.

Our Board first proposed to make the above changes in a proposal we submitted to our shareholders in 2019. That proposal won 99% approval from shares that voted on the proposal; however, the 2019 proposal failed due to less than the required number of outstanding shares voting in favor of the proposal.

Appendix B shows the proposed changes to the relevant Bye-Laws implementing revisions to our voting standards and other clean up revisions relating to certain defined terms. The above description is qualified by reference to the text of the proposed Bye-Laws. Deletions to the Bye-Laws are indicated by strikeouts and additions are indicated by underlining. You are urged to read the revised Bye-Laws provisions in their entirety.

We urge our shareholders to vote in favor of the proposal.

FOR

Recommendation of the Board

The Board of Directors unanimously recommends a vote “FOR” the approval of the Bye-Law amendments.

Vote required: This proposal requires the affirmative vote of at least 75% of the issued and outstanding shares of common stock at the Annual General Meeting. If the proposal is not approved as a result of insufficient shares voting on this proposal, but at least 65% of the issued and outstanding shares have voted in favor of the proposal, the Board would adjourn the meeting for two weeks to seek additional votes to support the proposal.

77        Invesco Ltd.

Proposal 5

Appointment of independent registered public accounting firm

General

The audit committee of the Board has proposed the appointment of PwC as the independent registered public accounting firm to audit the company’s consolidated financial statements for the year ending December 31, 2023 and to audit the company’s internal control over financial reporting as of December 31, 2023. During and for the year ended December 31, 2022, PwC audited and rendered opinions on the financial statements of the company and certain of its subsidiaries. PwC also rendered an opinion on the company’s internal control over financial reporting as of December 31, 2022. In addition, PwC may from time-to-time provide the company with tax consulting and compliance services, accounting and financial reporting advice on transactions and regulatory filings and certain other services not prohibited by applicable auditor independence requirements. See Fees paid to independent registered public accounting firm. Representatives of PwC are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

FOR

Recommendation of the Board

The Board of Directors unanimously recommends a vote “FOR” the appointment of PwC as the company’s independent registered public accounting firm for the year ending December 31, 2023.

Vote required: This proposal requires the affirmative vote of a majority of votes cast at the Annual General Meeting. If the appointment is not approved, the audit committee will reconsider the selection of PwC as the company’s independent registered public accounting firm.

2023 Proxy Statement 78

Fees paid to independent registered public accounting firm

The audit committee of the Board, with the approval of the shareholders, engaged PwC to perform an annual audit of the company’s consolidated financial statements for 2022. The following table sets forth the approximate aggregate fees billed or expected to be billed to the company by PwC for 2022 and 2021, for the audit of the company’s annual consolidated financial statements and for other services rendered by PwC in 2022 and 2021.

	Year ($ in millions)[5]

	2022	2021

Audit fees[1]	6.8	5.9

Audit-related fees[2]	2.4	2.1

Tax fees[3]	1.3	0.9

All other fees[4]	0.8	0.1

Total fees	11.3	9.0

1.

The 2022 audit fees amount includes approximately $3.5 million (2021: $3.2 million) for audits of the company’s consolidated financial statements and $3.3 million (2021: $2.6 million) for statutory audits of subsidiaries.

2.

Audit-related fees consist of attest services not required by statute or regulation, audits of employee benefit plans and accounting consultations in connection with new accounting pronouncements and acquisitions.

3.	Tax fees consist of compliance and advisory services.
4.	In 2022, all other fees relate primarily to professional consulting services. In 2021, all other fees related primarily to general information subscription services.
5.

These amounts do not include fees paid to PwC associated with audits conducted on certain managed investment products, including but not limited to our affiliated investment companies, unit trusts and partnerships.

Pre-approval process and policy

The Invesco audit committee has adopted policies for pre-approving (the “Pre-Approval Policy”) all services provided by Invesco’s independent auditors, in order to conclude that the provision of auditor services are compatible with the audit firm’s independence for conducting the audit function. The policy sets forth the audit committee’s responsibility for pre-approval of audit, audit related, tax and other services performed by the independent registered public accounting firm. It provides that, before the company engages the independent auditor to render any service, the engagement must either be specifically approved by the audit committee or fall into one of the defined categories that have been pre-approved. In the intervals between scheduled meetings of the audit committee, the audit committee has delegated pre-approval authority under the Pre-Approval Policy to the audit committee chair, who reports any approved services to the audit committee at the next scheduled meeting.

79        Invesco Ltd.

Report of the audit committee

Membership and role of the Audit Committee

The audit committee of the Board consists of Phoebe A. Wood (Chair), Sarah E. Beshar, Thomas M. Finke, William F. Glavin, Jr., C. Robert Henrikson, Elizabeth S. Johnson, Sir Nigel Sheinwald, Paula C. Tolliver, G. Richard Wagoner, Jr. and Christopher C. Womack. Each of the members of the audit committee is independent as such term is defined under the NYSE listing standards and applicable law. The primary purpose of the audit committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the company’s financial reporting, auditing and internal control activities, including the integrity of the company’s financial statements, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the company’s internal audit function and independent auditor, and (iv) the company’s compliance with legal and regulatory requirements. The audit committee’s function is more fully described in its written charter, which is available on the Company Website.

Review of the company’s audited consolidated financial statements for the year ended December 31, 2022

The audit committee has reviewed and discussed the audited financial statements of the company for the year ended December 31, 2022 with the company’s management. The audit committee has also performed the other reviews and duties set forth in its charter. The audit committee has discussed with PwC, the company’s independent registered public accounting firm, the matters required to be discussed by professional auditing standards. The audit committee has also received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed the independence of PwC with that firm. Based on the audit committee’s review and discussions noted above, the audit committee recommended to the Board of Directors that the company’s audited consolidated financial statements be included in the company’s Annual Report for filing with the SEC.

Respectfully submitted by the audit committee:

Phoebe A. Wood (Chair)

Sarah E. Beshar

Thomas M. Finke

William F. Glavin, Jr.

C. Robert Henrikson

Elizabeth S. Johnson1

Sir Nigel Sheinwald

Paula C. Tolliver

G. Richard Wagoner, Jr.

Christopher C. Womack

1. Ms.	Johnson was not a member of the audit committee during the period covered by this report. She joined the audit committee in February 2023.

2023 Proxy Statement 80

General information regarding the annual general meeting

Questions and answers about voting your common shares

Q. Why did I receive this Proxy Statement?

You have received these proxy materials because Invesco’s Board of Directors is soliciting your proxy to vote your shares at the Annual General Meeting on May 25, 2023. This Proxy Statement includes information that is designed to assist you in voting your shares and information that we are required to provide to you under SEC rules.

Q. What is a proxy?

A “proxy” is a written authorization from you to another person that allows such person (the “proxy holder”) to vote your shares on your behalf. The Board of Directors is asking you to allow any of the following persons to vote your shares at the Annual General Meeting: G. Richard Wagoner, Jr., Chair of the Board of Directors; Martin L. Flanagan, President and Chief Executive Officer; L. Allison Dukes, Senior Managing Director and Chief Financial Officer and Jeffrey H. Kupor, Senior Managing Director and General Counsel.

Q. Why did I not receive my proxy materials in the mail?

As permitted by rules of the SEC, Invesco is making this Proxy Statement and its Annual Report on Form 10-K for the year ended December 31, 2022 (“Annual Report”) available to its shareholders electronically via the Internet. The “e-proxy” process expedites shareholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual General Meeting.

Beginning on March 31, 2023, we mailed to shareholders of record as of the close of business on March 17, 2023 (“Record Date”) a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement, our Annual Report and other soliciting materials via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice to request such materials.

Q. Who is entitled to vote?

Each holder of record of Invesco common shares on the Record Date for the Annual General Meeting is entitled to attend and vote at the Annual General Meeting.

Q. What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

•	Shareholders of record. You are a shareholder of record if at the close of business on the Record Date your shares were registered directly in your name with Computershare, our transfer agent.
•

Beneficial owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted? for additional information.

•

Invesco has requested banks, brokerage firms and other nominees who hold Invesco common shares on behalf of beneficial owners of the common shares as of the close of business on the Record Date to forward the Notice to those beneficial owners. Invesco has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Q. How many votes do I have?

Every holder of a common share on the Record Date will be entitled to one vote per share for each Director to be elected at the Annual General Meeting and to one vote per share on each other matter presented at the Annual General Meeting. On the Record Date there were 458,535,550 common shares outstanding and entitled to vote at the Annual General Meeting.

81        Invesco Ltd.

Q. What proposals are being presented at the Annual General Meeting?

Invesco intends to present proposals numbered one through four for shareholder consideration and voting at the Annual General Meeting. These proposals are for:

1. Election of twelve (12) members of the Board of Directors;

2. Advisory vote to approve the compensation of our named executive officers;

3. Advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers;

4. Amendment and restatement of the company’s Bye-Laws to eliminate certain super majority voting standards; and

5. Appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm

Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual General Meeting, Invesco does not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on such matter in their discretion.

Q. How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the election of the twelve (12) directors nominated by our Board and named in this Proxy Statement;
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;
•	For every 1 year approval, on an advisory basis, of the frequency of holding future advisory votes on the compensation of our named executive officers;
•	FOR the amendment and restatement of the company’s Bye-Laws to eliminate certain super majority voting standards; and
•	FOR appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm

Q. How do I attend the Annual General Meeting?

The Annual Meeting will be in a virtual meeting format only, with no in-person access. Shareholders attending the Annual Meeting remotely will have the same opportunities they have had at past annual meetings to participate, vote, ask questions, and provide feedback to the company’s management team and the Board of Directors.

•

If you were a shareholder of record (i.e. you hold your shares at our transfer agent, Computershare) at the close of business on the record date of March 17, 2023, you are eligible to access, participate in and vote at the virtual meeting.

•

The meeting will be hosted at www.meetnow.global/MW974DT. The meeting will begin promptly at 1:00 p.m.,Eastern Time and online access will open 15 minutes prior to allow time to log-in. You will also need your voter control number, which, if you are a shareholder of record, you can find on your original proxy card or Notice of Internet Availability of Proxy Materials.

•	If you hold your shares in “street name” or through an intermediary, such as a bank or broker (a “Beneficial Holder”), you have two options to attend the meeting:
1.

Registration in Advance of the Annual General Meeting Submit proof of your proxy power (“Legal Proxy”) from your broker or bank reflecting your Invesco Ltd. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 19, 2023. You will receive a confirmation email from Computershare of your registration, which will include your voter control number. Requests for registration should include an email from your broker or an image of your legal proxy and be directed to Computershare via email at legalproxy@ computershare.com or by mail at Computershare, Invesco Ltd. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

2.

Register at the Annual General Meeting For the 2023 proxy season, an industry solution has been agreed upon to allow Beneficial Holders to register online at the Annual General Meeting to attend, ask questions and vote. We expect that the vast majority of Beneficial Holders will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to Beneficial Holders only. There is no guarantee this option will be available for every type of Beneficial Holder voting control number. The inability to provide this option to any or all Beneficial Holders shall in no way impact the validity of the Annual General Meeting. Beneficial Holders may choose the register in advance of the Annual Meeting option above, if they want to ensure full access to the Annual General Meeting.

•

You may submit your proxy in advance of the Annual Meeting via the Internet, by phone or by mail by following the instructions included on your proxy card or notice of Internet availability. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials.

Q. Do I need to register to attend the Annual Meeting virtually?

Registration is only required if you are a Beneficial Holder, as set forth above.

2023 Proxy Statement 82

Q. What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

Q. How do I vote and what are the voting deadlines?

You may vote your shares in person at the Annual General Meeting or by proxy. There are three ways to vote by proxy:

•

Via the internet: You can submit a proxy via the Internet until the adjournment of the virtual annual meeting, by accessing the web site at http://www.envisonreports.com/IVZ and following the instructions you will find on the web site. Internet proxy submission is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been properly recorded.

•	By telephone: You can submit a proxy by telephone until 11:59 p.m. eastern time on May 24, 2023, by calling toll-free 1-800-652-VOTE (8683) (from the U.S. and Canada) and following the instructions.
•

By mail: If you have received your proxy materials by mail, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in an account with a bank or broker (i.e., in “street name”), you can vote by following the instructions on the voting instruction card provided to you by your bank or broker. Proxy cards returned by mail must be received no later than the close of business on May 24, 2023.

Even if you plan to participate in the Annual General Meeting, we encourage you to vote your common shares by proxy using one of the methods described above. Invesco shareholders of record who attend the meeting virtually may vote their common shares, even though they have sent in proxies.

Q. What if I hold restricted shares?

For participants in the 2016 Global Equity Incentive Plan who hold restricted share awards through the company’s stock plan administrator, your restricted shares will be voted as you instruct the custodian for such shares, Invesco Ltd. (the “Custodian”). There are three ways to vote: via the Internet, by telephone or by returning your voting instruction card. Please follow the instructions included on your voting instruction card on how to vote using one of the three methods. Your vote will serve as voting instructions to the Custodian for your restricted shares. If you do not provide instructions regarding your restricted shares, the Custodian will not vote them. You cannot vote your restricted shares at the meeting. To allow sufficient time for voting by the Custodian, the Custodian must receive your vote by no later than 11:59 p.m. eastern time on May 15, 2023.

Q. May I change or revoke my vote?

Yes. You may change your vote in one of several ways at any time before it is cast prior to the applicable deadline for voting:

•	Grant a subsequent proxy via the Internet or telephone;
•	Submit another proxy card (or voting instruction card) with a date later than your previously delivered proxy;
•

Notify our Company Secretary in writing before the Annual General Meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card; or

•	If you are a shareholder of record, or a beneficial owner with a proxy from the shareholder of record, vote at the Annual General Meeting.

Q. What will happen if I do not vote my shares?

•

Shareholders of record. If you are the shareholder of record and you do not vote at the Annual General Meeting, or by proxy via the Internet, by telephone, or by mail, your shares will not be voted at the Annual General Meeting.

•

Beneficial owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under NYSE rules, your broker or nominee has discretion to vote your shares on routine matters, such as Proposal No. 5, but does not have discretion to vote your shares on non-routine matters, such as Proposals No. 1, 2 , 3 and 4. Therefore, if you do not instruct your broker as to how to vote your shares on Proposals No. 1, 2 , 3 and 4, this would be a “broker non-vote,” and your shares would not be counted as having been voted on the applicable proposal. We therefore strongly encourage you to instruct your broker or nominee on how you wish to vote your shares.

Q. What is the effect of a broker non-vote or abstention?

Under NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual General Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive such voting instructions and does not have the discretion to vote the shares. Pursuant to Bermuda law, broker non-votes and abstentions are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.

83        Invesco Ltd.

Q. What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?

•

Shareholders of record. If you are a shareholder of record and you submit a proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals No. 1 , 2, 4, 5 and FOR every 1 year for Proposal 3.

•

Beneficial owners. If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under NYSE rules, brokers and other nominees have the discretion to vote on routine matters, such as Proposal No. 5, but do not have discretion to vote on non-routine matters, such as Proposals No. 1, 2, 3 and 4. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal No. 5 and any other routine matters properly presented for a vote at the Annual General Meeting.

Q. What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

It means you own Invesco common shares in more than one account, such as individually and jointly with your spouse. Please vote all of your common shares. Please see Householding of Proxy Materials for information on how you may elect to receive only one Notice.

Q. What is a quorum?

A quorum is necessary to hold a valid meeting. The presence of two or more persons representing, in person or by proxy, more than 50% of the issued and outstanding common shares entitled to vote at the Annual General Meeting as of the Record Date constitutes a quorum for the conduct of business.

Q. What vote is required in order to approve each proposal?

Proposals 1, 2 and 5 require the affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting. Under our Bye-Laws, a majority of the votes cast means the number of shares voted “for” a proposal must exceed 50% of the votes cast with respect to such proposal. Votes “cast” include only votes cast with respect to shares present at the Annual General Meeting or represented by proxy and excludes abstentions. For Proposal No. 3, the option of one year, two years or three years that receives the highest number of votes cast by shareholders (a “plurality”) will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors or Invesco, the Board may decide that it is in the best interests of our shareholders and Invesco to hold an advisory vote on executive compensation more or less frequently than the choice approved by a plurality of our shareholders. For Proposal No. 4, the affirmative vote of at least 75% of the issued and outstanding shares of the company is required. Abstentions will have the same effect as votes “against” the proposal.

Q. How will voting on any other business be conducted?

Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the persons named as proxies will vote on the matter in their discretion.

Q. What happens if the Annual General Meeting is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled Annual General Meeting. You will still be able to change or revoke your proxy until it is voted.

Q. Who will count the votes?

A representative of Computershare, our transfer agent, will act as the inspector of election and will tabulate the votes.

Q. How can I find the results of the Annual General Meeting?

Preliminary results will be announced at the Annual General Meeting. Final results will be published in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual General Meeting.

Important additional information

Costs of solicitation

The cost of solicitation of proxies will be paid by Invesco. We have retained Alliance Advisors LLC to solicit proxies for a fee of approximately $22,500 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Invesco personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and our Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

2023 Proxy Statement 84

Presentation of financial statements

In accordance with Section 84 of the Companies Act 1981 of Bermuda, Invesco’s audited consolidated financial statements for the year ended December 31, 2022 will be presented at the Annual General Meeting. These statements have been approved by the Board. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

Registered and principal executive offices

The registered office of Invesco is located at Victoria Place, 31 Victoria Street, Hamilton HM10, Bermuda. The principal executive office of Invesco is located at 1331 Spring Street NW, Suite 2500, Atlanta, Georgia 30309, and the telephone number is 1-404-892-0896.

Shareholder proposals for the 2024 annual general meeting

In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the Proxy Statement for next year’s annual general meeting of shareholders must be received by Invesco no later than 120 days before the anniversary of the date of this Proxy Statement (e.g., not later than December 2, 2023). Such proposals should be sent to our Company Secretary in writing to Invesco Ltd., Attn: Office of the Company Secretary, Legal Department, 1331 Spring Street NW, Suite 2500, Atlanta, Georgia 30309, or by email to company.secretary@invesco.com. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Bye-Laws, and must be a proper subject for shareholder action under Bermuda law.

In addition, a shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares continuously for at least three years and has complied with the other requirements in our bye-laws may nominate and include in the company’s proxy materials director nominees constituting up to 20% of our Board of Directors. Notice of a proxy access nomination for consideration at our 2024 Annual General Meeting of Shareholders must be received not less than 90 and not more than 120 days prior to the first anniversary of the 2023 Annual General Meeting of Shareholders (e.g. from January 26, 2024 to February 25, 2024).

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with SEC proxy rules, Bermuda law, our Bye-Laws and other legal requirements, without seeking to have the proposal included in Invesco’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act. Under our Bye-Laws, notice of such a proposal must generally be provided to our Company Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting. The period under our Bye-Laws for receipt of such proposals for next year’s meeting is thus from January 26, 2024 to February 25, 2024. (However, if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by a shareholder of business or the nomination of directors for election or reelection to be brought before the annual general meeting to be timely must be delivered (i) not earlier than the close of business on the 120th day prior to such annual general meeting; and (ii) not later than the close of business on the later of (A) the 90th day prior to such annual general meeting and (B) the 10th day following the day on which public announcement of the date of such meeting is first made.) SEC rules permit proxy holders to vote proxies in their discretion in certain cases if the shareholder does not comply with these deadlines, and in certain other cases notwithstanding compliance with these deadlines.

In addition to complying with the notice and information procedures of our Bye-Laws, and consistent with the universal proxy rules, shareholders who in connection with our 2024 Annual General Meeting of Shareholders intend to solicit proxies in support of director nominees other than our Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 26, 2024.

In addition, Sections 79-80 of the Bermuda Companies Act allows shareholders holding at least 5% of the total voting rights or totaling 100 record holders (provided that they advance to the company all expenses involved and comply with certain deadlines) to require Invesco (i) to give notice of any resolution that such shareholders can properly propose at the next annual general meeting; and/or (ii) to circulate a statement regarding any proposed resolution or business to be conducted at a general meeting.

United States Securities and Exchange Commission reports

A copy of the company’s Annual Report on Form 10-K (“Annual Report”), including financial statements, for the year ended December 31, 2022, is being furnished concurrently herewith to all shareholders holding shares as of the Record Date. Please read it carefully.

85        Invesco Ltd.

Shareholders may obtain a copy of the Annual Report, without charge, by visiting the company’s web site at www.invesco.com/corporate or by submitting a request to our Company Secretary at: company.secretary@invesco. com or by writing Invesco Ltd., Attn: Office of the Company Secretary, Legal Department, 1331 Spring Street NW, Suite 2500, Atlanta, Georgia 30309. Upon request to our Company Secretary, the exhibits set forth on the exhibit index of the Annual Report may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

Further, we make available free of charge through the Company Website, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish to, the SEC.

Householding of proxy materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for Proxy Statements and Annual Reports with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement and Annual Report to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of banks and brokers with account holders who are beneficial holders of the company’s common shares will be householding the company’s proxy materials or the Notice. Accordingly, a single copy of the proxy materials or Notice will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials or copies of the Notice, please notify your bank or broker, or contact our Company Secretary at: company. secretary@invesco.com, or by mail to Invesco Ltd., Attn: Office of the Company Secretary, Legal Department, 1331 Spring Street NW, Suite 2500, Atlanta, Georgia 30309, or by telephone to 404-892-0896. The company undertakes, upon oral or written request to the address or telephone number above, to deliver promptly a separate copy of the company’s proxy materials or the Notice to a shareholder at a shared address to which a single copy of the applicable document was delivered. Shareholders who currently receive multiple copies of the proxy materials or the Notice at their address and would like to request householding of their communications should contact their bank or broker or the Company Secretary at the contact address and telephone number provided above.

Forward-looking statements

This Proxy Statement may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and the COVID-19 pandemic and their respective potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. None of this information should be considered in isolation from, or as a substitute for, historical financial statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the SEC. You may obtain these reports from the SEC’s website at www. sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

2023 Proxy Statement 86

Appendix A
U.S. GAAP rules on consolidation require the company to consolidate certain investment product assets and liabilities which significantly distort our balance sheet and associated financial metrics.

Schedule of non-GAAP information

We utilize the following non-GAAP performance measures: net revenue (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd. and adjusted diluted earnings per common share (EPS). The company believes the adjusted measures provide valuable insight into the company’s ongoing operational performance and assist in comparisons to its competitors. These measures also assist the company’s management with the establishment of operational budgets and forecasts and assist the Board of Directors and management of the company in determining incentive compensation decisions. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd. and diluted EPS. Each of these measures is discussed more fully below.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin) and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin) and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate. The tax effects related to the reconciling items have been calculated based on the tax rate attributable to the jurisdiction to which the transaction relates. These measures are described more fully in the company’s Forms 10-K and 10-Q. Refer to these public filings for additional information about the company’s non-GAAP performance measures.

Reconciliation of operating revenues to net revenues:

	Year

$ in millions	2022	2021

Operating revenues, U.S. GAAP basis	6,048.9	6,894.5

Invesco Great Wall[1]	432.7	473.5

Revenue Adjustments:[2]

Investment management fees	(764.7)	(844.1)

Service and distribution fees	(961.1)	(1,087.5)

Other	(160.4)	(217.7)

Total revenue adjustments	(1,886.2)	(2,149.3)

Assets of Consolidated Investment Products[3]	49.6	42.4

Net revenues	4,645.0	5,261.1

Reconciliation of operating income to adjusted operating income:

	Year

$ in millions	2022	2021

Operating income, U.S. GAAP basis	1,317.7	1,788.2

Invesco Great Wall[1]	262.7	276.6

CIP[3]	65.7	67.7

Transaction, integration and restructuring[4]	21.2	(65.9)

Amortization of intangible assets[5]	63.8	62.9

Compensation expense related to market valuation	(46.3)	53.1

changes in deferred compensation plans[6]

General and administrative[7]	(70.0)	—

Adjusted operating income	1,614.8	2,182.6

Operating margin[11]	21.8%	25.9%

Adjusted operating margin[12]	34.8%	41.5%

87        Invesco Ltd.

Reconciliation of net income attributable to Invesco Ltd. to adjusted net income attributable to Invesco Ltd.:

	Year

$ in millions, except per share data	2022	2021

Net income attributable to Invesco Ltd., U.S. GAAP basis	683.9	1,393.0

CIP[3]	—	—

Transaction, integration and restructuring, net of tax[4]	15.1	(52.8)

Amortization of intangible assets, net of tax[5]	78.0	83.7

Deferred compensation plan market valuation changes and	57.5	0.3
dividend income less compensation expense, net of tax[6]

General and administrative, net of tax[7]	(54.5)	—

Acquisition-related contingent consideration, net of tax[8]	—	(7.7)

Impact of tax rate changes, net of tax[9]	(6.8)	23.1

Adjusted net income attributable to Invesco Ltd.	773.2	1,439.6

Average shares outstanding - diluted	459.5	465.4

Diluted EPS	$1.49	$2.99

Adjusted diluted EPS[13]	$1.68	$3.09

1.

Invesco Great Wall - Management reflects 100% of Invesco Great Wall in its net revenues and adjusted operating expenses. The company’s non-GAAP operating results reflect the economics of these holdings on a basis consistent with the underlying AUM and flows. Adjusted net income is reduced by the amount of earnings attributable to non-controlling interests.

2.

Revenue Adjustments - Management believes that adjustments to investment management fees, service and distribution fees and other revenues from operating revenues appropriately reflect these revenues as being passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. Further, these adjustments vary by geography due to the differences in distribution channels. The net revenue presentation assists in identifying the revenue contribution generated by the business, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates net revenue yield on AUM, which is equal to net revenues divided by average AUM during the reporting period. This financial measure is an indicator of the basis point net revenues we receive for each dollar of AUM we manage and is useful when evaluating the company’s performance relative to industry competitors and within the company for capital allocation purposes. Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distribution fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass-through fund-related costs. Other is primarily adjusted by transaction fees passed through to third parties. While the terms used for these types of adjustments vary by geography, they are all costs that are driven by the value of AUM and the revenue earned by Invesco from AUM. Since the company has been deemed to be the principal in the third-party arrangements, the company must reflect these revenues and expenses gross under U.S. GAAP on the Consolidated Statements of Income.

3.

CIP - The reconciling items add back the management and performance fees earned by Invesco from the consolidated products and remove the revenues and expenses recorded by the consolidated products that have been included in the U.S. GAAP Consolidated Statements of Income. Management believes that the consolidation of investment products may impact a reader’s analysis of our underlying results of operations and could result in investor confusion or the production of information about the company by analysts or external credit rating agencies that is not reflective of the underlying results of operations and financial condition of the company. Accordingly, management believes that it is appropriate to adjust operating revenues, operating income and net income for the impact of CIP in calculating the respective net revenues, adjusted operating income and adjusted net income.

4.

Transaction, integration and restructuring related adjustments - The transaction, integration and restructuring charges reflect legal, regulatory, advisory, valuation and other professional services or consulting fees, and travel costs related to a business combination transaction or restructuring initiatives related to changes in the scope of the business, or manner in which the business is conducted. Also included in these charges are severance-related expenses and any contract termination costs associated with these efforts. Additionally, these charges reflect the costs of temporary staff involved in executing the transaction or initiative, including incremental costs associated with achieving synergy savings following a business combination or restructuring initiative.

Management believes it is useful to investors and other users of our Consolidated Financial Statements to adjust for the transaction, integration and restructuring charges in arriving at adjusted operating income, adjusted operating margin and adjusted diluted EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition and restructuring related charges.

5.

Amortization of intangible assets - Management believes it is useful to investors and other users of our financial statements to remove amortization expense related to acquired assets and to reflect the tax benefit realized on the tax amortization of goodwill, finite-lived intangibles and indefinite-lived intangible assets in arriving at adjusted operating income, adjusted operating margin and adjusted diluted EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition-related charges.

6.

Market movement on deferred compensation plan liabilities - Certain deferred compensation plan awards are linked to the appreciation (depreciation) of specified investments, typically managed by the company. Invesco hedges economically the exposure to market movements by holding these investments on its balance sheet and through total return swap financial instruments. U.S. GAAP requires the appreciation (depreciation) in the compensation liability to be expensed over the award vesting period in proportion to the vested amount of the award as part of compensation expense. The full value of the investment and financial instrument appreciation (depreciation) are immediately recorded below operating income in other gains and losses. This creates a timing difference between the recognition of the compensation expense and the investment gain or loss impacting net income attributable to Invesco Ltd. and diluted EPS which will reverse over the life of the award and net to zero at the end of the multi-year vesting period. During periods of high market volatility, these timing differences impact compensation expense, operating income and operating margin in a manner which, over the life of the award, will ultimately be offset by gains and losses recorded below operating income on the Consolidated Statements of Income. The non-GAAP measures exclude the mismatch created by differing U.S. GAAP treatments of the market movement on the liability and the investments. Since these plans are hedged economically, management believes it is useful to reflect the offset ultimately achieved from hedging the investment market exposure in the calculation of adjusted operating income (and by calculation, adjusted operating margin) and adjusted net income (and by calculation, adjusted diluted EPS), to produce results that will be more comparable period to period. The related fund shares or swaps will have been purchased on or around the date of grant, eliminating any ultimate cash impact from market movements that occur over the vesting period. Additionally, dividend income from investments held to hedge economically deferred compensation plans is recorded as dividend income and as compensation expense on the company’s Consolidated Statements of Income on the record dates. This dividend income is passed through to the employee participants in the plan and is not retained by the company. The non-GAAP measures exclude this dividend income and related compensation expense.

7.	General and administrative - Reflects recoveries received related to losses incurred in previous periods.

2023 Proxy Statement 88

8.

Acquisition-related contingent consideration - Adjustments in 2022 and 2021 represents the change in the fair value of contingent consideration liabilities for acquired investment management contracts.

9.	Impact of tax rate changes - 2022 included a net non-cash income tax benefit related to the remeasurement of certain deferred tax assets and liabilities due to tax rate changes.
10.	Other reconciling items - For additional information, please refer to our 2022 Annual Report on Form 10-K.
11.	Operating margin is equal to operating income divided by operating revenues.
12.	Adjusted operating margin is equal to adjusted operating income divided by net revenues.
13.

Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding. There is no difference between the calculated earnings per common share amounts presented above and the calculated earnings per common share amounts under the two-class method.

89        Invesco Ltd.

Appendix B

~~Third~~Fourth Amended and Restated Bye -Laws of Invesco Ltd.

Interpretation

1. Interpretation
(1) In these Bye-Laws the following words and expressions shall have the following meanings, respectively:
(a)	“Act” means the Companies Act 1981 of Bermuda as amended from time to time;
(b)	“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For the purposes of this definition, “control”, with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise;
(c)	“Associate” has the meaning set forth in Bye-Law 53(1);
(d)	“Audit Committee” means the committee appointed by the Board in accordance with these Bye-Laws;
(e)	“Auditor” includes any individual, partnership or other entity appointed in accordance with the Act to audit the accounts of the Company;
(f)	“beneficially own” has the meaning set forth in Bye-Law 53(2);
(g)	“beneficially owned” has the meaning set forth in Bye-Law 10~~(3)~~(4);
(h)	“Beneficial owner” has the meaning set forth in Bye-Law 53(2);
(i)	“Board” means the Board of Directors appointed or elected pursuant to these Bye-Laws and acting pursuant to the Act and these Bye-Laws;
(j)	“Business combination” has the meaning set forth in Bye-Law 53(3);
(k)	“Business day” means any day other than a Saturday, a Sunday, any day on which commercial banking institutions in Hamilton, Bermuda or Atlanta, Georgia are authorized or obligated by law to close or any day on which the New York Stock Exchange is not open for trading;
(l)	“Cause” means (1) willful misconduct or gross negligence which is materially injurious to the Company, (2) fraud or embezzlement or (3) a conviction of, or a plea of “guilty” or “no contest” to, a felony;
(m)	“Chairperson” means the person designated by the Board as the chairperson of the Board;
(n)	“Common shares” has the meaning set forth in Bye-Law 43;
(o)	“Company” means the company for which these Bye-Laws are approved and confirmed;
(p)	“Constituent holder” has the meaning set forth in Bye-Law 10(3).
(q)	“Director” means a director of the Company;
(r)	“Eligible shareholder” has the meaning set forth in Bye-Law 10(3).
(s)	“Exchange act” means the U.S. Securities Exchange Act of 1934, as amended;
(t)	“Interested shareholder” has the meaning set forth in Bye-Law 53(4);
(u)	“Legal proceeding” has the meaning set forth in Bye-Law 59;
(v)	“Legal representative” has the meaning set forth in Bye-Law 59.
(w)	“Nomination and Corporate Governance Committee” means the committee appointed by the Board in accordance with these Bye-Laws as such;
(x)	“Notice” means written notice as further defined in these Bye-Laws unless otherwise specifically stated;
(y)	“Officer” means any person appointed by the Board to hold an office in the Company;
(z)	“Own” has the meaning set forth in Bye-Law 10(3).
(aa)	“Person” means an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof;
(bb)	~~(y)~~ “~~Preferred~~“Preference shares” has the meaning set forth in Bye-Law 44(3);
(cc)	“Proceeding” has the meaning set forth in Bye-Law 25(1);
(dd)	“Proxy Access Request Required Shares” has the meaning set forth in Bye-Law 10(3).
(ee)	“Public announcement” has the meaning set forth in Bye-Law 10(3);
(ff)	“Qualifying Fund” has the meaning set forth in Bye-Law 10(3).
(gg)	“Register of Directors and Officers” means the Register of Directors and Officers referred to in these Bye-Laws and shall be the same “register of directors and officers” required to be kept by the Company under the Act;
(hh)	“Register of shareholders” means the Register of Shareholders referred to in these Bye-Laws and shall be the same “register of members” required to be kept by the Company under the Act;
(ii)	“Resident Representative” means any Person appointed to act as resident representative of the Company in accordance with the Act;
(jj)	“Secretary” means the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant or acting secretary;

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(kk)	“Securities Act” means the U.S. Securities Act of 1933, as amended;
(ll)

“Shareholder” shall have the same meaning as the term “Member” in the Act and means the Person registered in the Register of Shareholders as the holder of shares (sometimes referred to in these Bye-Laws as the direct holder) of the Company or, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Shareholders as one of such joint holders or all of such Persons as the context so requires;

(mm)	“Undesignated shares” has the meaning set forth in Bye-Law 43;
(nn)	“United States of America” or “U.S.” means the United States of America and dependent territories or any part thereof;
(oo)	“Voting Commitment” has the meaning set forth in Bye-Law 8(4).
(pp)	“Voting Stock” has the meaning set forth in Bye-Law 10(3).

(2)	In these Bye-Laws, where not inconsistent with the context:
(a)	words denoting the plural number include the singular number and vice versa;
(b)	words denoting the masculine gender include the feminine and neuter gender;
(c)	the words:
(i)	“may” shall be construed as permissive;
(ii)	“shall” shall be construed as imperative;
(d)

references to particular laws, rules and regulations (including references to particular Sections of, Rules under and filings pursuant to the Exchange Act), shall be deemed to refer to any applicable successor laws, rules, regulations or filings as may be enacted or promulgated from time to time; and

(e)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-Laws.

(3)

Expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in a visible form.

(4)	Headings used in these Bye-Laws are for convenience only and are not to be used or relied upon in the construction hereof.

Board of directors

2. Board of Directors

The Board shall have the full power and authority provided to it by the Act and these Bye-Laws.

3. Powers of the Board

(1)

In exercising such power and authority, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-Laws, required to be exercised by the Company in a general meeting subject, nevertheless, to these Bye-Laws and the provisions of any statute.

(2)

No regulation or alteration to these Bye-Laws made by the Company in a general meeting shall invalidate any prior act of the Board that would have been valid if such regulation or alteration had not been made.

(3)	The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

(4)

The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorized by the power of attorney, execute any deed or instrument or other document on behalf of the Company under hand or under its common seal.

4. Power to delegate to a Committee

The Board may delegate any of its powers to a committee appointed by the Board (including the power to sub-delegate) and every such committee shall conform to such directions as the Board shall impose on them. Committees may consist of one or more Directors.

The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-Laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board, and in that connection the Board may authorize a committee to adopt such rules for its meetings.

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5. Power to appoint and dismiss employees

The Board may appoint, suspend or remove any Officer, employee, agent or representative of the Company and may determine their duties.

6. Power to borrow and charge property

The Board may exercise all of the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

7. Exercise of power to purchase shares of or discontinue the Company

(1)	The Board may exercise all of the powers of the Company to purchase (sometimes referred to in these Bye-Laws as “repurchase”) all or any part of its own shares pursuant to the Act.

(2)	The Board may exercise all of the powers of the Company to discontinue or redomesticate the Company to a named country or jurisdiction outside Bermuda pursuant to the Act.

8. Board size; Term of Directors

(1)

Subject to the rights of the holders of any class or series of preference shares, the Board shall consist of such number of Directors (not less than 3) as the Board may determine from time to time by resolution adopted by the affirmative vote of at least a majority of the Board then in office. Any increase in the number of Directors on the Board pursuant to this Bye-Law 8 shall be deemed to be a vacancy and may be filled in accordance with Bye-Law 12 hereof. A decrease in the number of Directors shall not shorten the term of any Director then in office.

(2)

Subject to the rights of the holders of any class or series of preference shares, Directors shall be elected, except in the case of a vacancy (as provided for in Bye-Law 11 or 12, as the case may be), by the Shareholders in the manner set forth in these Bye-Laws at an annual general meeting of Shareholders or any special general meeting called for such purpose and shall hold office for the term set forth in paragraph (3) of this Bye-Law 8.

(3)

Directors shall be elected annually for a one-year term expiring at the next annual general meeting of Shareholders. A Director shall hold office until such Director’s successor shall have been duly elected and qualified or until such Director is removed from office pursuant to Bye-Law 11 or such Director’s office is otherwise earlier vacated.

(4)

No person may be appointed, nominated or elected a Director unless such person, at the time such person is nominated and appointed or elected, would then be able to serve as a Director without conflicting in any material respect with any law or regulation applicable to the Company, as determined in good faith by the Board of Directors. In addition, to be eligible to be a nominee for election or reelection as a Director pursuant to any provision of these Bye-Laws, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Bye-Law 10) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) will abide by the requirements of these Bye-Laws, (ii) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law, (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (iv) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

(5)

Subject to the rights of the holders of any class or series of preference shares, at any meeting for the election of Directors at which a quorum is present, each nominee shall be elected by the vote of the majority of the votes cast with respect to the Director, provided that if the number of nominees exceeds the number of positions available for the election of Directors, the Directors shall be elected by a plurality of the votes cast in person or by proxy at any such meeting. For purposes of this Bye-Law 8(5), a majority of the votes cast means that the number of shares voted “for” a Director must exceed 50% of the votes cast with respect to that Director. Votes cast with respect to the election of a Director shall include only votes cast with respect to stock present in person or represented by proxy at the meeting and entitled to vote and shall exclude abstentions.

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(6)

If a nominee for Director who is an incumbent Director is not elected and no successor has been elected at such meeting, the Director will promptly tender his or her resignation to the Board. The Nomination and Corporate Governance Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other actions should be taken. The Board shall act on the tendered resignation, taking into account the Nomination and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the U.S. Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nomination and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The Director who tenders his or her resignation shall not participate in the recommendation of the Nomination and Corporate Governance Committee or the decision of the Board with respect to his or her resignation. If such incumbent Director’s resignation is not accepted by the Board, such Director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a Director’s resignation is accepted by the Board pursuant to these Bye-Laws, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to Bye-Law 12 or may decrease the size of the Board pursuant to this Bye-Law 8.

9. Defects in appointment of Directors

All acts done by any meeting of the Board or by a committee of the Board shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any person as a Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

10. Shareholder proposals and nominations; Proxy access

(1)	Annual General Meeting
(a)

At any annual general meeting of Shareholders, nominations of persons for election to the Board of Directors of the Company may be made only (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of a majority of the Board, (iii) by any Shareholder who (A) is a Shareholder of record at the time of giving of notice provided for in these Bye-Laws, (B) is entitled to vote at the meeting and (C) complies with the notice and other procedures set forth in paragraph (1) of this Bye-Law 10 as to such nomination or (iv) by any Eligible Shareholder (as defined in paragraph (3) of this Bye-Law 10) who (A) is entitled to vote at the meeting and (B) complies with the notice and other procedures set forth in paragraph (3) of this Bye-Law 10; the preceding clauses (iii) and (iv) shall be the exclusive means for a Shareholder to make nominations before an annual general meeting of Shareholders. At any annual general meeting of Shareholders, proposals of any other business to be considered by the Shareholders may be made only (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of a majority of the Board or (iii) by any Shareholder who (A) is a Shareholder of record at the time of giving of notice provided for in these Bye-Laws, (B) is entitled to vote at the meeting and (C) complies with the procedures set forth in these Bye-Laws; the preceding clause (iii) shall be the exclusive means for a Shareholder to submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual general meeting of Shareholders. To be properly brought before a meeting of Shareholders, business must be of a proper subject for action by Shareholders under applicable law and must not, if implemented, cause the Company to violate any applicable law or regulation, each as determined in good faith by the Board.

(b)

For nominations or other business to be properly brought before an annual general meeting by a Shareholder pursuant to these Bye-Laws, the Shareholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for Shareholder action. Notice shall be considered timely only if given to the Secretary of the Company not less than 90 nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual general meeting of Shareholders; provided, however, that if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by the Shareholder of business or the nomination of Directors for election or reelection to be brought before the annual general meeting to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual general meeting and not later than the close of business on the later of the 90th day prior to such annual general meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding the foregoing, in the event that the number of Directors to be elected to the Board at the applicable annual general meeting is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual general meeting, a Shareholder’s notice required by this Bye-Law 10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

(c)	Any Shareholder who gives notice of any such proposal shall deliver therewith, in writing: the text of the

93        Invesco Ltd.

proposal to be presented and a brief statement of the reasons why such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made favors the proposal; the name and address, as they appear on the Company’s books, of any such Shareholder and the name and address of any such beneficial owner; the number and class of all shares of each class of stock of the Company beneficially owned by such Shareholder and any such beneficial owner and evidence thereof reasonably satisfactory to the Secretary of the Company; a description of any material interest in the proposal of such Shareholder and any such beneficial owner (other than any interest as a Shareholder) and of all arrangements or understandings between such Shareholder and any such beneficial owner and any other Person or Persons in connection with the proposal of such business; and a representation that such Shareholder intends to appear in person or by proxy at the annual general meeting to bring such business before the meeting.

(d)

Any Shareholder desiring to nominate any person for election as a Director, whether pursuant to paragraph (1), (2) or (3) of this Bye-Law 10, shall deliver with such notice a statement in writing setting forth: the name of the person to be nominated; the number and class of all shares of each class of stock of the Company beneficially owned by such person; the information regarding such person required by paragraphs (d), (e) and (f) of Item 401 of Regulation S-K adopted by the U.S. Securities and Exchange Commission; all other information relating to such person that is required to be disclosed in solicitations of proxies for Directors pursuant to Regulation 14A under the Exchange Act (including such person’s signed consent to serve as a Director if elected); a certification by each Shareholder nominee that such nominee is as of the time of nomination and will be as of the time of the applicable meeting eligible to serves as a Director in accordance with this Bye-Law 10 and (in both such person’s individual capacity and on behalf of any Person for whom such person may be a representative), has complied with Bye-Law 8 and has complied and will comply with all applicable corporate governance, conflicts, confidentiality and stock ownership and trading policies of the Company; the name and address, as they appear on the Company’s books, of such Shareholder and the name and address of any such beneficial owner, if any, on whose behalf the nomination is made; the number and class of all shares of each class of stock of the Company beneficially owned by such Shareholder or any such beneficial owner; and a description of all arrangements or understandings between such Shareholder or any such beneficial owner and each nominee and any other Person or Persons (including their names) pursuant to which the nomination or nominations are to be made. The Company may require any proposed nominee, whether pursuant to paragraph (1), (2) or (3) of this Bye-Law 10, to furnish such other information as may be reasonably required by the Company to determine the qualifications of such proposed nominee to serve as a Director or to determine whether any of the matters contemplated by clause (I) of paragraph (3) of this Bylaw 10 apply to such proposed nominee.

(2)	Special General Meeting
(a)

The Chairperson, the Chief Executive Officer or the Board acting by vote of a majority of the Board may convene a special general meeting of the Company whenever in its judgment such a meeting is necessary or desirable. Subject to the next sentence and subject to the rights of the holders of any class or series of preference shares, special general meetings of the Company may only be called as provided in the preceding sentence. In addition, the Board shall, (i) on the requisition of the holders of any class or series of preference shares as may have express rights to requisition special general meetings, and (ii) on the requisition of Shareholders holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit carries the right to vote in general meetings of the Company, forthwith proceed to convene a special general meeting of the Company (or the applicable class(es) of shares) and the provisions of Section 74 of the Act shall apply. Special general meetings may be held at such place as may from time to time be designated by the Board and stated in the notice of the meeting. In any special general meeting of the Company only such business shall be conducted as is set forth in the notice thereof.

(b)

Nominations of persons for election to the Board may be made at a special general meeting at which Directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that Directors shall be elected at such meeting, by any Shareholder who is a Shareholder of record at the time of giving of notice provided for in this Bye-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in these Bye-Laws; the preceding clause (ii) shall be the exclusive means for a Shareholders to make nominations before any special general meeting of Shareholders. In the event the Company calls a special general meeting for the purpose of electing one or more Directors to the Board, any such Shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the Shareholder’s notice containing the information specified in Bye-Laws 10(1)(d) and 8(4) shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special general meeting and not later than the close of business on the later of the 90th day prior to such special general meeting and the 10th day following the day on which public announcement of the date of such meeting is first made and of the nominees proposed by the Board to be elected at such meeting.

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(3)	Inclusion of Shareholder Director Nominations in the Company’s Proxy Materials

Subject to the terms and conditions set forth in these Bye-Laws, the Company shall include in its proxy materials for an annual general meeting of Shareholders the name, together with the Required Information (as defined below), of any person nominated for election (the “Shareholder Nominee”) to the Board of Directors by a Shareholder or group of Shareholders that satisfy the requirements of this Bye-Law 10(3) and that expressly elects at the time of providing the written notice required by this Bye-Law 10(3) (a “Proxy Access Notice”) to have its nominee included in the Company’s proxy material pursuant to this Bye-Law 10(3). For the purposes of this Bye-Law 10(3):

(1)	“Voting Stock” shall mean outstanding shares of capital stock of the Company entitled to vote generally for the election of Directors;
(2)

“Constituent Holder” shall mean any Shareholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (D) below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as an Eligible Shareholder (as defined in paragraph (D) below);

(3)

“affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(4)

a Shareholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the Shareholder (or such Constituent Holder) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and, to the extent any of the following arrangements have been entered into by affiliates of the Shareholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such Shareholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such Shareholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such Shareholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or effecting such Shareholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares, cash or other consideration, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, presently or in the future, the full voting and investment rights pertaining to such shares, and/ or (ii) hedging, offsetting or altering to any degree the full economic interest in (including the opportunity for profit and risk of loss on) such shares. A Shareholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the Shareholder (or such Constituent Holder) retains the right to instruct how the shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A Shareholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which such person has (i) loaned such shares, provided that such Shareholder has the power to recall such loaned shares on not more than five (5) business days’ notice and includes in its Proxy Access Notice an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the Company’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in all such cases is revocable at any time by the Shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(A)

For purposes of this Bye-Law 10(3), the “Required Information” that the Company will include in its proxy statement is (1) the information concerning the Shareholder Nominee and the Eligible Shareholder that the Company determines is required to be disclosed in the Company’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Shareholder so elects, a Statement (as defined in paragraph (F) below). The Company shall also include the name of the Shareholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these Bye-Laws notwithstanding, the Company may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Shareholder and/ or Shareholder Nominee.

(B)

To be timely, a Shareholder’s Proxy Access Notice, together with all related materials provided for herein, must be delivered to the principal executive offices of the Company within the time periods applicable to Shareholder notices of nominations pursuant to paragraph (1)(b) of Bye-Law 10. In no event shall any adjournment or postponement of an annual general meeting, the date of which has been announced by the Company, commence a new time period for the giving of a Proxy Access Notice.

(C)

The number of Shareholder Nominees (which shall include Shareholder Nominees that were submitted by all Eligible Shareholders for inclusion in the Company’s proxy materials pursuant to this Bye-Law 10(3) but either (x) are subsequently withdrawn (or withdraw) or (y) the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the Company’s proxy materials with respect

95        Invesco Ltd.

to an annual general meeting of Shareholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Bye-Law 10(3) (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(1)

the number of directors in office that will be included in the Company’s proxy materials with respect to such annual general meeting for whom access to the Company’s proxy materials was previously provided pursuant to this Bye-Law 10(3), other than any such director who at the time of such annual general meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) successive annual terms; and

(2)

the number of directors in office or director candidates that in either case will be included in the Company’s proxy materials with respect to such annual general meeting as an unopposed (by the Company) nominee pursuant to an agreement, arrangement or other understanding with a Shareholder or group of Shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such Shareholder or group of Shareholders, directly from the Company), other than any such director referred to in this clause (2) who at the time of such annual general meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) successive annual terms;

provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual general meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Company’s proxy statement pursuant to this paragraph (C) of this Bye-Law 10(3) shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Company’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Shareholder Nominees pursuant to this paragraph (C) of this Bye-Law 10(3) for an annual general meeting of Shareholders exceeds the Permitted Number, then the highest ranking qualifying Shareholder Nominee from each Eligible Shareholder will be selected by the Company for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Shareholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Shareholder Nominee from each Eligible Shareholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

Notwithstanding anything to the contrary contained in this Bye-Law 10(3), the Company shall not be required to include any Shareholder Nominees in its proxy materials pursuant to this Bye-Law 10(3) for any meeting of Shareholders for which the Secretary of the Company receives notice (whether or not subsequently withdrawn) that a Shareholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for Shareholder nominees set forth in Bye-Law 10(1).

(D)

An “Eligible Shareholder” is one or more Shareholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned, in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Company pursuant to this Bye-Law 10(3), and as of the record date for determining Shareholders eligible to vote at the annual general meeting, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Company and the date of the applicable annual general meeting, provided that the aggregate number of Shareholders (and, if and to the extent that a Shareholder is acting on behalf of one or more beneficial owners, of such beneficial owners) whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20).

Two or more collective investment funds that are (I) part of the same family of funds or sponsored by the same adviser or (II) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (a “Qualifying Fund”) shall be treated as one Shareholder for the purpose of determining the aggregate number of Shareholders in this paragraph (D). For the avoidance of doubt, each fund included within a Qualifying Fund must meet the requirements set forth in this Bye-Law 10(3), including by providing the required information and materials.

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No share may be attributed to more than one group constituting an Eligible Shareholder under this Bye-Law 10(3). For the avoidance of doubt, no Shareholder may be a member of more than one group constituting an Eligible Shareholder.

A record holder acting on behalf of one or more beneficial owners will not be counted separately as a Shareholder with respect to the shares owned by such beneficial owner(s). Each such beneficial owner will be counted separately as a Shareholder with respect to the shares owned by such beneficial owner, subject to the other provisions of this paragraph (D).

For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such only if the beneficial owner of such shares as of the date of the Proxy Access Notice has individually beneficially owned such shares continuously for the three-year (3 year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(E)

On the date on which an Eligible Shareholder delivers a nomination pursuant to this Bye-Law 10(3), such Eligible Shareholder (including each Constituent Holder) must provide the following information in writing to the Secretary of the Company with respect to such Eligible Shareholder (and each Constituent Holder):

(1)	the name and address of, and number of shares of Voting Stock owned by, such person;
(2)

one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3 year) holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the Company, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(a)

within ten (10) days after the record date for the annual general meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested by the Company to verify such person’s ownership of the Proxy Access Request Required Shares; and

(b)	immediate notice to the Company if the Eligible Shareholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual general meeting of Shareholders;
(3)	the information that would be required to be submitted pursuant to paragraph (1)(d) of Bye-Law 10 for Director nominations;
(4)

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Eligible Shareholder (including any Constituent Holder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Shareholder’s Shareholder Nominees, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the U.S. Securities and Exchange Commission if the Eligible Shareholder (including any Constituent Holder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Shareholder Nominee or any affiliate or associate thereof or person acting in concert therewith were a director or executive officer of such registrant;

(5)	a representation that the Eligible Shareholder (and each Constituent Holder):
(a)	acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Company, and does not presently have any such intent;
(b)

has not nominated and will not nominate for election to the Board of Directors at the annual general meeting any person other than the Shareholder Nominees being nominated pursuant to this Bye-Law 10(3);

(c)

has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual general meeting other than its Shareholder Nominees or a nominee of the Board of Directors;

(d)	will not distribute to any Shareholder any form of proxy for the annual general meeting other than the form distributed by the Company; and
(e)

will provide facts, statements and other information in all communications with the Company and its Shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make

97        Invesco Ltd.

the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Bye-Law 10(3) (and the other provisions of this Bye-Law 10 to the extent related to this Bye-Law 10(3));

(6)

in the case of a nomination by a group of Shareholders that together is such an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating Shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(7)	an undertaking that the Eligible Shareholder (and each Constituent Holder) agrees to:
(a)

assume all liability stemming from, and indemnify and hold harmless the Company and each of its directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the communications of the Eligible Shareholder (and any Constituent Holder) with the Shareholders of the Company or out of the information that the Eligible Shareholder (and any Constituent Holder) provided to the Company in connection with the nomination of the Shareholder Nominee(s) or efforts to elect the Shareholder Nominee(s); and

(b)

file with the Securities and Exchange Commission any solicitation by the Eligible Shareholder of Shareholders of the Company relating to the annual general meeting at which the Shareholder Nominee will be nominated.

In addition, on the date on which an Eligible Shareholder delivers a nomination pursuant to this Bye-Law 10(3), any Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Shareholder must provide to the Secretary of the Company documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof.

In order to be considered timely, all information required by this paragraph (E) to be provided to the Company must be supplemented, by delivery to the Secretary of the Company, to disclose such information (1) as of the record date for the applicable annual general meeting and (2) as of the date that is no earlier than ten (10) days prior to such annual general meeting. Any supplemental information delivered pursuant to clause (1) of the preceding sentence must be delivered to the Secretary of the Company no later than ten (10) days following the record date for the applicable annual general meeting, and any supplemental information delivered pursuant to clause (2) of the preceding sentence must be delivered to the Secretary of the Company no later than the fifth day before the applicable annual general meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Shareholder (or any Constituent Holder) or other person to change or add any proposed Shareholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bye-Laws) available to the Company relating to any defect.

(F)

The Eligible Shareholder may provide to the Secretary of the Company, at the time the information required by this Bye-Law 10(3) is originally provided, a written statement for inclusion in the Company’s proxy statement for the annual general meeting, not to exceed five hundred (500) words, in support of the candidacy of each such Eligible Shareholder’s Shareholder Nominee (the “Statement”).

Notwithstanding anything to the contrary contained in this Bye-Law 10(3), the Company may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(G)	On the date on which an Eligible Shareholder delivers a nomination pursuant to this Bye-Law 10(3), each Shareholder Nominee must:
(1)

provide to the Company an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Company reasonably promptly upon written request of a Shareholder), that such Shareholder Nominee consents to being named in the Company’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card with respect to the applicable annual general meeting of the Company) as a nominee and to serving as a director of the Company if elected;

(2)	provide the information with respect to a Shareholder Nominee that would be required to be submitted pursuant to paragraph (1)(d) of Bye-Law 10 for Director nominations;
(3)

complete, sign and submit all questionnaires, representations and agreements required by these Bye-Laws or of the Company’s directors generally, including the questionnaire, representation and agreement required by paragraph (4) of Bye-Law 8; and

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(4)	provide such additional information as necessary to permit the Board of Directors to determine if such Shareholder Nominee:
(a)

is independent under the listing standards of each principal U.S. exchange upon which the common shares of the Company is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s directors;

(b)	has any direct or indirect relationship with the Company;
(c)

would, by serving on the Board of Directors, violate or cause the Company to be in violation of these Bye-Laws, the rules and listing standards of the principal U.S. exchange upon which the common shares of the Company is listed or any applicable law, rule or regulation; and

(d)	is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by the Eligible Shareholder (or any Constituent Holder) or the Shareholder Nominee to the Company or its Shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder (or any Constituent Holder) or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Company of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bye-Laws) available to the Company relating to any such defect.

(H)

Any Shareholder Nominee who is included in the Company’s proxy materials for a particular annual general meeting of Shareholders but either (1) withdraws from or becomes ineligible or unavailable for election at that annual general meeting (other than by reason of such Shareholder Nominee’s disability or other health reason), or (2) does not receive at least twenty-five (25)% of the votes cast in favor of his or her election, will be ineligible to be a Shareholder Nominee pursuant to this Bye-Law 10(3) for (x) such particular annual general meeting and (y) the next two annual general meetings.

(I)

The Company shall not be required to include, pursuant to this Bye-Law 10(3), a Shareholder Nominee in its proxy materials for any annual general meeting of Shareholders, or, if the proxy statement already has been filed, to permit a vote with respect to the election of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Company:

(1)

who is not independent under the listing standards of the principal U.S. exchange upon which the common shares of the Company is listed, any applicable rules of the U.S. Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Company’s Directors, who does not meet the audit committee independence requirements under the rules of any stock exchange on which the Company’s common shares are traded and applicable securities laws, who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), who is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision), in each of the foregoing cases as determined by the Board of Directors in its sole discretion;

(2)

whose service as a member of the Board of Directors would violate or cause the Company to be in violation of these Bye-Laws, the rules and listing standards of the principal U.S. exchange upon which the common shares of the Company is traded, or any applicable law, rule or regulation;

(3)	who is or has been, within the past three years, an employee, officer or director of, or otherwise affiliated with, a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;
(4)

who is or has been a named subject of a pending criminal proceeding (excluding non-criminal traffic violations) or has been convicted in such a criminal proceeding within the past ten years, or who is or has been a named subject of any legal, regulatory or self-regulatory proceeding, action or settlement as a result of which the service of such Shareholder Nominee on the Board of Directors would result in any restrictions on the ability of any of the Company or its affiliates to conduct business in any jurisdiction;

(5)	who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;
(6)

who shall have provided information to the Company in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in each of the foregoing cases as determined by the Board of Directors in its sole discretion;

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(7)	who otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Bye-Law 10(3) or any agreement, representation or undertaking required by these Bye-Laws; or
(8)

was proposed by an Eligible Shareholder who ceases to be an Eligible Shareholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual general meeting.

In addition, if any Constituent Holder (i) shall have provided information to the Company in respect of a nomination under this Bye-Law 10(3) that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in each of the foregoing cases as determined by the Board of Directors in its sole discretion or (ii) otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Bye-Law 10(3) or any agreement, representation or undertaking required by these Bye-Laws, the Voting Stock owned by such Constituent Holder shall be excluded from the Proxy Access Request Required Shares and, if as a result the Eligible Shareholder no longer meets the requirements as such, all of the applicable Eligible Shareholder’s Shareholder Nominees shall be excluded from the Company’s proxy statement for the applicable annual general meeting of Shareholders, if such proxy statement has not been filed, and, in any case, all of such Shareholder’s Shareholder Nominees shall be ineligible to be nominated at such annual general meeting.

Notwithstanding anything contained herein to the contrary, no Shareholder Nominee shall be eligible to serve as a Shareholder Nominee in any of the next two (2) successive annual general meetings following an act or omission specified in clause (6) or (7) of this paragraph (I) by such person, in each case as determined by the Board of Directors or any committee thereof in its sole discretion. In addition, no Person who has submitted materials as a purported Eligible Shareholder (or Constituent Holder) under this Bye-Law 10(3), or any of its affiliates or associates, shall be eligible to be an Eligible Shareholder (or Constituent Holder) in any of the next two (2) successive annual general meetings following a nomination proposed under this Bye-Law 10(3) if, in connection therewith, such purported Eligible Shareholder (or such Constituent Holder) shall have provided information to the Company in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, or shall have otherwise materially breached or failed to comply with its obligations pursuant to this Bye-Law 10(3) or any agreement, representation or undertaking required by these Bye-Laws, in each case as determined by the Board of Directors or any committee thereof in its sole discretion.

(4)

General. As used in this Bye-Law 10, shares “beneficially owned” shall mean all shares as to which such Person, together with such Person’s affiliates and associates (as defined in Rule 12b-2 under the Exchange Act), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, as well as all shares as to which such Person, together with such Person’s affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been so given. For purposes of this by-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. In no event shall the public announcement of an adjournment or postponement of an annual meeting or a special meeting commence a new time period for the giving of a Shareholder’s notice as described above.

(5)

The chairperson of the annual general meeting of Shareholders or special general meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure and any such proposal or nomination not properly brought before the meeting shall not be considered.

11. Removal of Directors

(1)

Subject to the rights of the holders of any class or series of preference shares, the Shareholders may, ~~at any annual general or special general meeting convened and held in accordance with these Bye-Laws~~, remove a Director before the stated expiry of his term only for Cause, and only by the affirmative vote of at least a majority of the ~~total combined voting power of all of the issued and outstanding~~ votes cast by the holders of shares of the Company entitled to vote generally on the election of Directors at an annual general or special general meeting convened and held in accordance with these Bye-Laws for the purpose of such removal.

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(2)

Subject to the rights of the holders of any class or series of preference shares, a vacancy on the Board created by the removal of a Director under the provisions of paragraph (1) of this Bye-Law 11 may be filled by the Shareholders at the meeting at which such Director is removed, acting by the affirmative vote of ~~Shareholders holding~~ at least a majority of the ~~total combined voting power of all of the issued and outstanding~~ votes cast by the holders of shares of the Company entitled to vote generally on the election of Directors, and, in the absence of such election or appointment, the Board may fill the vacancy. A Director so elected or appointed shall hold office until the next annual general meeting of Shareholders.

(3)

Subject to the rights of the holders of any class or series of preference shares, the Board may, at any meeting of the Board convened and held in accordance with these Bye-Laws, remove a Director before the stated expiry of his term only for Cause by a resolution of the Board carried by the affirmative vote of at least a two-thirds majority of the Board then in office.

12. Vacancies on the Board

(1)

Subject to the rights of the holders of any class or series of preference shares, the Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of any of the events listed in paragraph (3) of this Bye-Law 12 or from an increase in the size of the Board pursuant to Bye-Law 8. The Board shall also have the power from time to time to fill any vacancy left unfilled at a general meeting. A Director appointed by the Board to fill a vacancy shall hold office until the next annual general meeting of Shareholders.

(2)

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-Laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act, notwithstanding the absence of a quorum, for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

(3)	The office of a Director shall be vacated if the Director:
(a)	is removed from office pursuant to these Bye-Laws or is prohibited from being a Director by law;
(b)	is or becomes bankrupt or makes any arrangement or composition with his creditors generally;
(c)	is or becomes disqualified, disabled, of unsound mind, or dies; or
(d)	resigns his or her office by notice in writing to the Company.

(4)

Notwithstanding anything contained herein to the contrary, the provisions of Bye-Law 11, this Bye-Law 12 and all other provisions contained in these Bye-Laws related to the filling of vacancies on the Board shall be subject to any contractual or other legally binding obligation hereafter created by the Company and approved by the Board to provide any third party with the ability to nominate persons for election as Directors.

13. Notice of meetings of the Board

(1)

The Chairperson may, and the Chairperson on the requisition of the Chief Executive Officer or a majority of the Directors then in office shall, at any time, upon two days’ notice (or such shorter notice as may be reasonable under the circumstances), summon a meeting of the Board.

(2)

Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is sent to such Director by mail, courier service, facsimile, email or other mode of representing words in a legible form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

14. Quorum at meetings of the Board

The quorum necessary for the transaction of business at a meeting of the Board shall be as fixed by the Board from time to time and, unless so fixed at any other level, shall be at least one-half of the total number of the Directors then in office, present in person or represented by a duly authorized representative appointed in accordance with the Act. The Directors present at a duly called meeting at which a quorum is present may continue to transact business until adjournment or termination, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

15. Meetings of the Board

(1)	The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

(2)

Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(3)	Unless otherwise provided in these Bye-Laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the Directors present.

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16. Unanimous written resolutions

A resolution in writing signed by all of the Directors then in office, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

17. Contracts and disclosure of Directors’ Interests

(1)

Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorize a Director or Director’s firm, partner or company to act as Auditor to the Company.

(2)

A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company or any of its subsidiaries shall declare the nature of such interest to the Board or any duly appointed committee thereof, whether or not such declaration is required by law.

(3)

Following a declaration being made pursuant to this Bye-Law 17, and unless disqualified by the chairperson of the relevant Board meeting or recused, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

18. Remuneration of Directors

The remuneration and benefits (if any) of the Directors shall be determined by the Board or any duly appointed committee thereof in accordance with applicable law and securities exchange rules. The Directors may also be paid or reimbursed for all travel, hotel and other expenses incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general or special meetings of the Company or in connection with the business of the Company or their duties as Directors generally.

Officers

19. Officers of the Company

The Officers of the Company, who may or may not be Directors, may be appointed at any time by the Board or by such other persons as may be designated by the Board. Any person appointed pursuant to this Bye-Law 19 shall hold office for such period and upon such terms as the Board or, in the case of Officers other than the Chief Executive Officer, as the Chief Executive Officer may determine and the Board (or the Chief Executive Officer unless otherwise directed by the Board) may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.

20. Remuneration of Officers

The Officers shall receive such remuneration and benefits as the Board or any duly appointed committee thereof (or, in the case of Officers who are not “executive officers” as defined under applicable Rules promulgated under the Exchange Act, as management acting under authority duly delegated by the Board) may from time to time determine in accordance with applicable law and securities exchange rules.

21. Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them from time to time by the Board or, in the case of Officers other than the Chief Executive Officer, by the Chief Executive Officer (or by any other Officer or employee of the Company acting, directly or indirectly, under his direction).

22. Chairperson and Secretary of Meetings

(1)

The Chairperson shall act as chairperson at all meetings of the Shareholders and of the Board at which he or she is present. In the Chairperson’s absence, the Chief Executive Officer or any other Director or Officer designated in writing by the Chairperson, the Chief Executive Officer or a majority of the Board shall act as chairperson of the applicable meeting.

(2)

The Secretary shall act as secretary at all meetings of the Shareholders and of the Board and any committee thereof at which he or she is present. In the Secretary’s absence, a secretary shall be appointed by the chairperson of such meeting.

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23. Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

Minutes

24. Obligations of Board to keep minutes

(1)	The Board shall cause minutes to be duly entered in books provided for the purpose:
(a)	of all elections and appointments of Officers;
(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and
(c)	of all resolutions and proceedings of general meetings of the Shareholders, meetings of the Board and meetings of committees appointed by the Board.

(2)	Minutes prepared in accordance with the Act and these Bye-Laws shall be kept by the Secretary at the registered office of the Company.

Indemnity

25. Indemnification and exculpation of Directors of the Company and others

(1)

The Company shall indemnify in accordance with and to the full extent now or (if greater) hereafter permitted by Bermuda law, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company) (hereinafter, a “proceeding”), by reason of the fact that he or she is or was a Director or Officer (or is or was a director or officer of any subsidiary or any predecessor of the Company or any subsidiary) or is or was serving at the request of the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (or any predecessor of any of such entities), including without limitation any service with respect to employee benefit plans maintained or sponsored by the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against any liability or expense actually and reasonably incurred by such person in respect thereof. For the avoidance of doubt, the indemnity provided in this Bye-Law 25 shall extend, without limitation, to any matter in which an indemnified party may be guilty of negligence, default, breach of duty or breach of trust in relation to the Company or any of its subsidiaries, but shall not extend to any matter as to which such indemnified party admits that he is guilty, or is found, by a court of competent jurisdiction in a final judgment or decree not subject to appeal, guilty, of any fraud or dishonesty in relation to the Company or any such subsidiary. In connection with the foregoing, the Company shall advance the expenses of Directors and Officers in defending any such act, suit or proceeding; provided that such advancement shall be subject to reimbursement to the extent such person shall be found not to be entitled to such advancement of expenses under Bermuda law. In addition to the foregoing, the Company shall have the power, to the extent and in the manner permitted by Bermuda law, to indemnify each of its other employees and agents against any liability or expense (including advancement of expenses) incurred in connection with any proceeding arising by reason of the fact that such person is or was an employee or agent of the Company (or is or was an employee or agent of any subsidiary or any predecessor of the Company or any subsidiary) or is or was serving at the request of the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (or any predecessor of any of such entities), including without limitation any service with respect to employee benefit plans maintained or sponsored by the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary).

(2)

The Board may authorize the Company to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, Officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary), against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Bye-Law 25.

(3)

Directors, Officers and employees of the Company shall have no personal liability to the Company or its Shareholders for any action or failure to act to the fullest extent now or (if greater) hereafter permitted by Bermuda law.

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(4)

The indemnification, expense reimbursement, exculpation and other provisions provided by this Bye-Law 25 shall not be deemed exclusive of any other rights to which the persons identified in this Bye-Law 25 may be entitled under any bye-law, agreement, vote of Shareholders or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; and shall be deemed to be a contractual right of such benefited Persons.

26. Waiver of certain claims

(1)

Each present and future Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in the right of the Company, against any Director, Officer or employee on account of any action taken by such Director, Officer or employee, or the failure of such Director, Officer or employee to take any action, in the performance of his duties with or for the Company (including, for the avoidance of doubt, with respect to the approval or disapproval of any transaction between the Company and one or more of its Affiliates or the pursuit of corporate opportunities), in each case to the fullest extent now or (if greater) hereafter permitted by Bermuda law.

(2)

The provisions of this Bye-Law 26 shall apply to, and for the benefit of, any person acting as (or with the reasonable belief that he or she will be appointed or elected as) a Director, Officer or employee in the reasonable belief that he or she has been so appointed or elected notwithstanding any defect in such appointment or election and to any person who is no longer, but at one time was, a Director, Officer or employee.

Meetings

27. Notice of annual general meeting of Shareholders

The annual general meeting of Shareholders shall be held in each year other than the year of incorporation at such time and place as the Chairperson or the Chief Executive Officer may determine. At least 20 days’ notice of such meeting shall be given to each Shareholder, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat and such additional information as may be required by the Act.

28. Notice of special general meeting

Special general meetings may be called as specified in Bye-Law 10 upon not less than twenty days’ notice (or as otherwise prescribed by the Act), which notice shall state the date, time, place and such additional information as may be required by the Act or Bye-Law 10.

29. Accidental 0mission of notice of general meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

30. Short notice

Subject to any applicable requirements of the New York Stock Exchange (or any other applicable stock exchange), a general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-Laws, be deemed to have been properly called if it is so agreed by (i) all of the Shareholders entitled to attend and vote thereat, in the case of an annual general meeting of Shareholders or (ii) by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat, in the case of a special general meeting.

31. Postponement of meetings

The Chairperson or the Chief Executive Officer may, and the Secretary on instruction from the Chairperson or the Chief Executive Officer shall, postpone any general meeting called in accordance with the provisions of these Bye-Laws, provided that notice of postponement is given to each Shareholder before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Shareholder in accordance with the provisions of these Bye-Laws.

32. Quorum for general meeting

At the commencement of any general meeting of the Company, two or more Persons present in person and representing in person or by proxy more than fifty percent (50%) of the issued and outstanding shares entitled to vote at the meeting shall form a quorum for the transaction of business, provided that, if the Company shall at any time have only one Shareholder, such one Shareholder present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If the holders of the number of shares necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed in accordance with these Bye-Laws for any annual or special general meeting, the chairperson or a majority in interest of the Shareholders present, in person or by proxy, may adjourn from time to time without notice other than announcement at the meeting until the holders of the amount of shares requisite to constitute a quorum shall attend; provided that in

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the case of any such meeting convened pursuant to requisition of Shareholders, the meeting shall be cancelled. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

33. Adjournment of meetings

(1)

The chairperson of a general meeting may, with the consent of the majority of the Shareholders present at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. In addition, the chairperson may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

(a)	it is likely to be impracticable to hold or continue that meeting because of the number of Shareholders wishing to attend who are not present;
(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or
(c)	an adjournment is otherwise in the best interests of the Company or is necessary so that the business of the meeting may be properly conducted.

(2)

Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with the provisions of these Bye-Laws.

34. Attendance at meetings

(1)

If a majority of the Board shall so determine, Shareholders may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(2)

The Board may, and at any general meeting the chairperson of such meeting may, make any arrangement and impose any requirement or restriction as may be considered appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board is, and at any general meeting the chairperson of such meeting is, entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

35. Written resolutions

(1)

~~Subject to paragraph (4) of this Bye-Law 35, anything~~ Anything that may be done by resolution of the Company in a general meeting or by resolution of a meeting of any class of the Shareholders of the Company may, without a meeting and without any previous notice being required, be done by resolution in writing signed by all of the Shareholders who at the date of the resolution would be entitled to attend the meeting and vote on the resolution, in as many counterparts as may be necessary.

(2)

A resolution in writing made in accordance with this Bye-Law 35 is as valid as if it had been passed by the Company in a general meeting or by a meeting of the relevant class of Shareholders, as the case may be, and any reference in any Bye-Law to a meeting at which a resolution is passed or to Shareholders voting in favor of a resolution shall be construed accordingly.

(3)	A resolution in writing made in accordance with this Bye-Law 35 shall constitute minutes for the purposes of the Act.

36. Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend any general meeting.

37. Voting at meetings

Subject to the provisions of the Act and except as otherwise provided under these Bye-Laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-Laws and, in the case of an equality of votes, the resolution shall fail.

38. Voting by hand or by poll

(1)

At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of electronic records, unless (before or on the declaration of the result of the show of hands or count of votes received as electronic records or on the withdrawal of any other demand for a poll) a poll is demanded by:

105        Invesco Ltd.

(a)	the chairman of the meeting or a majority of the Board; or
(b)	at least three (3) Shareholders present in person or represented by proxy; or
(c)

any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth (1/10) of the total voting rights of all the Shareholders having the right to vote at such meeting; or

(d)

any Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth (1/10) of the total sum paid up on all such shares conferring such right.

(2)

The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands or count of votes received as electronic records declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other Shareholder entitled may demand a poll.

(3)

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or count of votes received as electronic records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

(4)	If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

(5)	A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken in such manner consistent with the Act as the chairman shall direct.

(6)

The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

(7)	On a poll, votes may be cast either personally or by proxy.

(8)	A Person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

(9)

Where a vote is taken by poll, each Person present and entitled to vote shall be furnished with a ballot paper on which such Person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy.

(10)

At the conclusion of any poll, the ballot papers shall be examined and counted by a committee of one or more inspectors appointed by the Board or the Chief Executive Officer of the Company prior to the general meeting to act at such meeting as provided hereunder and to make a written report thereof. If no inspector (or any alternate previously designated by the Board or the Chief Executive Officer) is able to act at the meeting, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. In connection with the applicable poll, the inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls during the meeting for each matter upon which the Shareholders will vote by poll at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of (i) the proxies, any envelopes submitted therewith, any information provided by a Shareholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the Shareholder and (ii) the ballots and (iii) the regular books and records of the Company.

In addition, the inspectors may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar Persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the Shareholder holds of record. If the inspectors consider such other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the Person or

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Persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

39. Decision of Chairperson

(1)

At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairperson of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

(2)

At any general meeting a declaration by the chairperson of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall be conclusive evidence of that fact.

40. Instrument of Proxy

(1)	Every Shareholder entitled to vote has the right to do so either in person or by one or more persons authorized by a proxy executed and delivered in accordance with these Bye-Laws.

(2)	A person so authorized as a proxy shall be entitled to exercise the same power on behalf of the grantor of the proxy as the grantor could exercise at a general meeting of the Company.

(3)

No proxy shall be valid after eleven months from its date, unless the proxy provides for a longer period. A proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest sufficient in law to support an irrevocable power.

(4)

Subject to paragraph (3) of this Bye-Law 40, the instrument appointing a proxy, together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the registered office of the Company (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the individual named in the instrument proposes to vote and, if not so delivered, the instrument of proxy shall not be treated as valid.

(5)

Instruments of proxy shall be in such form as the Board may approve (including, without limitation, written or electronic form) and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

(6)

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or unsoundness of mind of the principal subsequent to giving the proxy but before the vote or revocation of the instrument of proxy or of the authority under which it was executed.

(7)	The decision of the chairperson of any general meeting as to the validity of any appointment of a proxy shall be final.

41. Representation of corporations at meetings

A corporation or other Person that is not an individual that is a Shareholder may, by written instrument, authorize any person as it thinks fit to act as its representative at any meeting of the Shareholders or for all meetings of the Shareholders or for all meetings of the Shareholders for a certain or determinable period or until revocation and such person so authorized shall be entitled to exercise the same powers on behalf of such corporation or other such Person as such corporation or other such Person could exercise if it were an individual Shareholder and such corporation or other such Person shall be deemed to be present in person as a Shareholder at any such meeting attended by its authorized representative or representatives. Notwithstanding the foregoing, the chairperson of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation or other such Person that is a Shareholder.

Votes of shareholders

42. General

Subject to the rights of the holders of any class or series of preference shares, at any general meeting of the Company, each Shareholder present in person shall be entitled to one vote on any question to be decided on a show of hands and each Shareholder present in person or by proxy shall be entitled on a poll to one vote for each share held by him in his name in the Register of Shareholders.

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Share capital and shares

43. Share capital

The authorised share capital of the Company is 1,070,000,000 divided into 1,050,000,000 common shares of par value $0.20 each (“common shares”) and 20,000,000 undesignated shares of par value $0.20 each, which may be issued, without any prior Shareholder approval, as common shares or preference shares (“Undesignated Shares”).

44. Rights of shares

(1)	Common Shares

The common shares shall, subject to the other provisions of these Bye-Laws, entitle the holders thereof to the following rights:

(a)

as regards dividend: after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any preference shares in the Company then outstanding, the Company shall apply any profits or reserves which the Board resolves to distribute in paying such profits or reserves to the holders of the common shares in respect of their holding of such shares pari passu and pro rata to the number of common shares held by each of them;

(b)

as regards capital: on a return of assets on liquidation, reduction of capital or otherwise, the holders of the common shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of holders of any ~~preferred~~preference shares in the Company then in issue having preferred rights on the return of capital) in respect of their holdings of common shares pari passu and pro rata to the number of common shares held by each of them;

(c)

as regards voting in general meetings: the holders of the common shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of common shares present in person or by proxy shall on a poll have one vote for each common share held by him.

(2)	Undesignated Shares

The rights attaching to the Undesignated Shares, subject to these Bye-Laws, shall be as follows:

(a)

each Undesignated Share shall have attached to it such preferred, qualified or other special rights, privileges and conditions and be subject to such restrictions, whether in regard to dividend, return of capital, redemption, conversion into common shares or voting or otherwise, as the Board may determine on or before its allotment;

(b)

the Board may allot the Undesignated Shares in more than one series and, if it does so, may name and designate each series in such manner as it deems appropriate to reflect the particular rights and restrictions attached to that series, which may differ in all or any respects from any other series of Undesignated Shares;

(c)

the particular rights and restrictions attached to any Undesignated Shares shall be recorded in a resolution of the Board. The Board may at any time before the allotment of any Undesignated Share by further resolution in any way amend such rights and restrictions or vary or revoke its designation. A copy of any such resolution or amending resolution for the time being in force shall be annexed as an appendix to (but shall not form part of) these Bye-Laws; and

(d)

the Board shall not attach to any Undesignated Share any rights or restrictions which would alter or abrogate any of the special rights attached to any other class of series of shares for the time being in issue without such sanction as is required for any alteration or abrogation of such rights, unless expressly authorised to do so by the rights attaching to or by the terms of issue of such other class or series.

(3)	Preference Shares

Without limiting the foregoing and subject to the Act, the Company may issue preference shares (“preference shares”) without any prior Shareholder approval which:

(a)	are liable to be redeemed on the happening of a specified event or events or on a given date or dates and/or;
(b)	are liable to be redeemed at the option of the Company and/or, if authorised by the Memorandum of Association of the Company, at the option of the holder.

The terms and manner of the redemption of any redeemable shares created pursuant to this Bye-Law 44(3) shall be as the Board may by resolution determine. The terms of any redeemable preference shares may provide for the whole or any part of the amount due on redemption to be paid or satisfied otherwise than in cash, to the extent permitted by the Act.

In addition, subject to any special rights conferred on the holders of any share or class of shares, any preference shares may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Board may determine pursuant to Bye-Law 44(2).

(4)

The Board may, at its discretion and without the sanction of a resolution of the Shareholders, authorise the purchase or acquisition by the Company of its own shares, of any class, at any price (whether at par or above or below par),

2023 Proxy Statement        108

and any shares to be so purchased or acquired may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, provided always that such purchase or acquisition is effected in accordance with the provisions of the Act. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Act. Any shares acquired may be held as treasury shares in accordance with and subject to the Act.

45. Modification of rights

(1)

Subject to the Act, all or any of the special rights attached to any class of (i) common shares issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the ~~consent in writing of the holders of not less than three-quarters of the issued shares of that class or with the~~ sanction of a resolution passed with the approval of a majority of the votes cast by the holders ~~of not less than three-quarters~~ of the issued shares of that class at a separate general meeting of the holders of such shares voting in person or by proxy. ~~To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two (2) or more persons holding or representing by proxy at least three-quarters of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll; provided, however,~~ and (ii) preference shares issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than three-quarters of the issued shares of that class or with the sanction of a resolution passed by the holders of not less than three-quarters of the issued shares of that ~~if the Company or a~~ class ~~of Shareholders shall have only one Shareholder, such one Shareholder present~~ at a separate general meeting of the holders of such shares voting in person or by proxy ~~shall constitute the necessary quorum~~.

(2)

For the purposes of this Bye-Law, unless otherwise expressly provided by the rights attached to any shares or class of shares, those rights attaching to any class of shares for the time being shall not be deemed to be altered by:

(a)	the creation or issue of further shares ranking pari passu with them;
(b)	the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or
(c)	the purchase or redemption by the Company of any of its own shares.

46. Shares

(1)

Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such Persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

(2)

Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares.

(3)

The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law. Subject to the provisions of the Act, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

(4)

Shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole shares, so that a share in a fractional denomination shall have, in proportion to the fraction of a whole share that it represents, all the rights of a whole share, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

47. Registered holder of shares

(1)

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other Person.

(2)

Any dividend, interest or other moneys payable in cash in respect of shares may be paid by check or draft sent through the post directed to the Shareholder at such Shareholder’s address as recorded in the Register of Shareholders or, in the case of joint holders, to such address of the holder first named in the Register of Shareholders, or (subject to applicable law) to such Person and to such address as such holder or joint holders may in writing direct. If two or more Persons are registered as joint holders of any shares, anyone can give an effectual receipt for any dividend paid in respect of such shares.

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48. Death of a joint holder

Where two or more Persons are registered as joint holders of a share or shares then, in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

49. Share certificates

(1)

Every Shareholder shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class or series of shares held by such Shareholder and whether the same are fully paid up and, if not, how much has been paid thereon. The Company may determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means. Notwithstanding Bye-Law 76, the Company may determine that a share certificate need not be signed on behalf of the Company or that the seal of the Company need not be attested.

(2)	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Person to whom such shares have been allotted.

(3)

If any such certificate shall be proved to the satisfaction of the Company to have been worn out, lost, mislaid or destroyed, the Company may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

50. Calls on shares

(1)

The Board may from time to time make such calls as it thinks fit upon the Shareholders in respect of any monies unpaid on the shares allotted to or held by such Shareholders and, if a call is not paid on or before the day appointed for payment thereof, the Shareholder may, at the discretion of the Board, be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

(2)	The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

(3)

Any sum that, by the terms of allotment of a share, becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all of the purposes of these Bye-Laws be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all of the relevant provisions of these Bye-Laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

(4)	The Company may accept from any Shareholder the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

51. Forfeiture of shares

(1)

If any Shareholder fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Shareholder, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Shareholder a notice in ~~the~~a form ~~(or as near thereto as circumstances admit) set forth in Schedule A hereto~~ to be determined by the Company.

(2)

If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3)

A Shareholder whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

(4)

The Board may accept the surrender of any shares that it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it has been forfeited.

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Interested shareholders

52. Limitations on business combinations

Notwithstanding anything contained herein to the contrary, the Company shall not engage in any Business Combination with any Interested Shareholder for a period of 3 years following the time that such Shareholder became an Interested Shareholder, unless: (a) prior to such time the Board approved either the Business Combination or the transaction which resulted in the Shareholder becoming an Interested Shareholder; (b) upon consummation of the transaction which resulted in the Shareholder becoming an Interested Shareholder, the Interested Shareholder Beneficially Owned at least 85% of the total Voting Stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the total Voting Stock outstanding (but not the outstanding Voting Stock Beneficially Owned by the Interested Shareholder) those shares Beneficially Owned (i) by persons who are Directors and also Officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) at or subsequent to such time the Business Combination is approved by the Board and authorized at an annual general meeting or special general meeting of Shareholders, and not by written consent, by the affirmative vote of at least ~~two-thirds~~a majority of the ~~outstanding voting stock which is~~votes cast by holders of shares that are not Beneficially Owned by the Interested Shareholder.

53. Certain definitions

(1)	“Associate” has the meaning ascribed to such term in Rule 12b-2 of the Exchange Act.

(2)	As used in Bye-Laws 52-53, a Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:
(a)	which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;
(b)

which such Person or any of such Person’s Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (ii) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (x) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (y) is not also then reportable on Schedule 13D under the Exchange Act; or

(c)

which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to clause (ii) of the preceding subsection (b)) or disposing of any securities of the Company.

(d)

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(3)	“Business Combination” means any:
(a)

merger, amalgamation, scheme of arrangement or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (i) the Interested Shareholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Shareholder;

(b)

sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Shareholder, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company;

(c)

transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any stock of the Company or of such subsidiary to the Interested Shareholder, except (i) Pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Shareholder became such, (ii) pursuant to a dividend or distribution paid or made, or the

111        Invesco Ltd.

exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of such corporation subsequent to the time the Interested Shareholder became such; (iii) pursuant to an exchange offer by the Company to purchase stock made on the same terms to all holders of said stock; or (iv) any issuance or transfer of stock by the Company; provided however, that in no case under items (i)-(iv) of this subparagraph shall there be an increase in the Interested Shareholder’s proportionate share of the stock of any class or series of the Company or of the Voting Stock of the Company;

(d)

transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Company or of any such subsidiary which is Beneficially Owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Shareholder; or

(e)

receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a Shareholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (a)-(d) of this paragraph) provided by or through the Company or any direct or indirect majority-owned subsidiary.

(4)

“Interested Shareholder” means any Person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that (i) is the Beneficial Owner of 15% or more of the outstanding Voting Stock of the Company, or (ii) is an Affiliate or Associate of the Company and was the Beneficial Owner of 15% or more of the outstanding Voting Stock of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Shareholder, and the Affiliates and Associates of such Person; provided, however, that the term “Interested Shareholder” shall not include (x) any Person who becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of Beneficial Ownership of sufficient shares so that the Shareholder ceases to be an Interested Shareholder and (ii) would not, at any time within the 3-year period immediately prior to a Business Combination between the Company and such Shareholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or (y) any Person whose Beneficial Ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided that such Person shall be an Interested Shareholder if thereafter such Person acquires additional shares of Voting Stock of the Company, except as a result of further corporate action not caused, directly or indirectly, by such Person; provided further that no savings, profit sharing, stock bonus or employee stock ownership plan or plans established or sponsored by the Company (or any subsidiary of the Company or any predecessor of the Company or any subsidiary) and qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any comparable provisions of any non-U.S. law, which holds common shares on behalf of participating employees and their beneficiaries with the right to instruct the trustee how to vote such common shares with respect to all matters submitted to Shareholders shall not be deemed to be an “Interested Shareholder.”

Register of Shareholders

54. Contents of register of Shareholders

The Board shall cause to be kept in one or more books a Register of Shareholders and shall enter therein the particulars required by the Act.

55. Inspection of register of Shareholders

The Register of Shareholders shall be open to inspection at the registered office of the Company on every Business Day, subject to such reasonable restrictions as the Company may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register of Shareholders may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

56. Determination of record dates

Notwithstanding any other provision of these Bye-Laws, the Board may fix any date as the record date for:

(a)	determining the Shareholders entitled to receive any dividend or distribution; and
(b)	determining the Shareholders entitled to receive notice of and to vote at any general meeting of the Company.

Transfer of shares

57. Instrument of transfer

(1)

Subject to paragraph (4) of Bye-Law 58, an instrument of transfer shall be in ~~the~~a form ~~(or as near thereto as circumstances admit) set forth in Schedule B hereto or in such other common form as~~to be determined by the Company ~~may accept~~. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee,

2023 Proxy Statement        112

provided that, in the case of a fully paid share, the Company may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Shareholders.

(2)

The Company may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Company may reasonably require to show the right of the transferor to make the transfer.

58. Restrictions on transfer

(1)

Unless otherwise required by any applicable requirements of the New York Stock Exchange (or any other applicable stock exchange), the Company (i) may decline to approve or to register any transfer of any share if a written opinion from counsel acceptable to the Company shall not have been obtained to the effect that registration of such shares under the U.S. Securities Act of 1933, as amended, is not required and (ii) shall decline to approve or to register any transfer of any share if the transferee shall not have been approved by applicable governmental authorities if such approval is required or if not in compliance with applicable consent, authorization or permission of any governmental body or agency in Bermuda.

(2)

If the Company refuses to register a transfer of any share, the Secretary shall send, or procure that there shall be sent, within one month after the date on which the transfer was lodged with the Company, to the transferor and transferee notice of the refusal.

(3)

The registration of transfers may be suspended at such times and for such periods as the Company may from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

(4)	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

Transmission of shares

59. Representative of deceased Shareholder

In the case of the death of a Shareholder, the survivor or survivors where the deceased Shareholder was a joint holder, and the legal personal representatives of the deceased Shareholder where the deceased Shareholder was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased Shareholder’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share that had been jointly held by such deceased Shareholder with other persons. Subject to the provisions of the Act, for the purpose of this Bye-Law 59, “legal personal representative” means the executor or administrator of a deceased Shareholder or such other Person as the Company may decide as being properly authorized to deal with the shares of a deceased Shareholder.

60. Registration on death or bankruptcy

Any Person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence as the Company may deem sufficient or may elect to nominate another Person to be registered as a transferee of such share, and in such case such Person becoming entitled shall execute in favor of such nominee an instrument of transfer ~~the~~a form ~~(or as near thereto as circumstances admit) set forth in Schedule C hereto~~to be determined by the Company. On the presentation thereof to the Company, accompanied by such evidence as the Company may require to prove the title of the transferor, the transferee shall be registered as a Shareholder, provided that the Company shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by such Shareholder before such Shareholder’s death or bankruptcy, as the case may be.

Dividends and other distributions

61. Declaration of dividends by the Board

(1)

The Board may, subject to these Bye-Laws and in accordance with the Act, declare a dividend to be paid to the Shareholders in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

(2)	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

113        Invesco Ltd.

62. Other distributions

The Board may declare and make such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

63. Reserve Fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalizing dividends or for any other special purpose.

64. Deduction of amounts due to the Company

The Board may deduct from the dividends or distributions payable to any Shareholder all monies due from such Shareholder to the Company on account of calls.

Capitalization

65. Issue of bonus shares: Capitalization of profits

(1)

The Board may resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Shareholders.

(2)

The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law 65, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid. Where any difficulty arises in regard to any distribution under this Bye-Law 65, the Board may settle the same as it thinks expedient and, in particular, may authorise any Person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the Persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

Accounts and financial statements

66. Records of account

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;
(b)	all sales and purchases of goods by the Company; and
(c)	the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Company may determine and shall be available for inspection by the Directors during normal business hours.

67. Financial year end

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December of each year.

68. Financial statements

Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Shareholders at the annual general meeting of Shareholders.

2023 Proxy Statement        114

Audit

69. Appointment of auditor

The Company shall appoint Auditors to hold office for such period and otherwise as in accordance with the Act. Whenever a casual vacancy occurs in the office of the Auditors, the Audit Committee may appoint Auditors to hold office until the close of the next annual general meeting. No Auditor may be a Shareholder and no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

70. Remuneration of auditor

Unless fixed by the Company in a general meeting, the remuneration of the Auditor shall be as determined by the Audit Committee.

71. Report of the auditor

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to provisions of the Act, the accounts of the Company shall be audited by the Auditor at least once in every year.

Notices

72. Notices to Shareholders of the company

A notice may be given by the Company to any Shareholder either by delivering it to such Shareholder in person or by sending it to such Shareholder’s address in the Register of Shareholders or to such other address given for the purpose. For the purposes of this Bye-Law 72, a notice may be sent by mail, courier service, facsimile, email or other mode of representing words in a legible form.

73. Notices to joint Shareholders

Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two or more Persons, be given to whichever of such Persons is named first in the Register of Shareholders and notice so given shall be sufficient notice to all of the holders of such shares.

74. Service and delivery of notice

Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission (which shall be deemed to be two calendar days from deposit in the case of mail) and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if mailed, and the time when it was mailed, delivered to the courier or transmitted by facsimile, email, or such other method, as the case may be.

Seal of the company

75. The seal

The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals.

76. Manner in which seal is to be affixed

Subject to Bye-Law 48, the seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-Laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative. Any such signature may be printed or affixed by mechanical means on any share certificate, debenture, share or other security certificate.

Winding-up

77. Winding-up/Distribution by liquidator

If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Shareholders, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts as the liquidator shall think fit for the benefit of the Shareholders, provided that no Shareholder shall be compelled to accept any shares or other securities or assets whereon there is any liability.

115        Invesco Ltd.

Alteration of bye-laws

78. Alteration of Bye-Laws

No Bye-Law shall be rescinded, altered or amended and no new Bye-Law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Shareholders; provided that (i) ~~the approval of~~no such ~~resolution~~rescission, alteration or amendment of, or the ~~Shareholders with respect to any~~adoption of any Bye-Law or provision inconsistent with, Bye-Law 45(1)(ii) or any material defined term used in such Bye-Law, shall permit the alteration or abrogation of any of the special rights attached to any class of preference shares then outstanding unless such rescission, alteration or amendment, or such new Bye-Law, receives the affirmative vote of the holders of at least three-quarters of the issued and outstanding shares of that class, (ii) no such rescission, alteration or amendment of, or the adoption of any Bye-Law or provision inconsistent with, Bye-~~Laws 8, 10, 11, 12, 35, 44, 52 and 53, this Bye-~~Law ~~78~~35 or any material defined term used in ~~any~~ such Bye-~~Laws~~Law, shall ~~require~~be approved by the Shareholders without the affirmative vote of the holders of at least three-quarters of the total combined voting power of all issued and outstanding shares of the Company, (iii) no such rescission, alteration or amendment of, or the adoption of any Bye-Law or provision inconsistent with, Bye-Law 52 or 53 or any material defined term used in such Bye-Laws, shall be approved by the Shareholders at any time when there shall be an Interested Shareholder without the affirmative vote of at least a majority of the votes cast by holders of shares that are not Beneficially Owned by the Interested Shareholder, and (~~ii~~iv) ~~any~~no such rescission, alteration or amendment of, or the adoption of any Bye-Law or provision inconsistent with, Bye-Law 25 or 26 or any material defined term used in such Bye-Laws, shall ~~not~~ affect the waiver of any claim or right of action with respect to past acts or omissions.

2023 Proxy Statement        116

invesco.com	PROXY-BRO-1 03-23

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/IVZ or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/IVZ

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 4 and 5 and FOR every 1 Year for Proposal 3.

1. Election of Directors:	+

	For	Against	Abstain
01 - Sarah E. Beshar	☐	☐	☐

04 - Thomas P. Gibbons	☐	☐	☐

07 - Denis Kessler	☐	☐	☐

10 - G. Richard Wagoner, Jr.	☐	☐	☐

	For	Against	Abstain
02 - Thomas M. Finke	☐	☐	☐

05 - William F. Glavin, Jr.	☐	☐	☐

08 - Sir Nigel Sheinwald	☐	☐	☐

11 - Christopher C. Womack	☐	☐	☐

	For	Against	Abstain
03 - Martin L. Flanagan	☐	☐	☐

06 - Elizabeth S. Johnson	☐	☐	☐

09 - Paula C. Tolliver	☐	☐	☐

12 - Phoebe A. Wood	☐	☐	☐

	For	Against	Abstain
2. Advisory vote to approve the company’s 2022 executive compensation	☐	☐	☐

4. Approval of the Amendment and Restatement of the Invesco Ltd. Third Amended and Restated Bye-Laws to eliminate certain super majority voting standards	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on frequency of future advisory votes on executive compensation	☐	☐	☐	☐
		For	Against	Abstain
5. Appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2023		☐	☐	☐

B	Authorized Signatures –This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

⬛	1 U P X	+

03S0PC

The 2023 Annual Meeting of Shareholders of Invesco Ltd. will be held on

Thursday, May 25, 2023 at 1:00 pm ET virtually via the Internet at www.meetnow.global/MW974DT

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The material is available at: www.envisionreports.com/IVZ

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/IVZ

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – May 25, 2023

The undersigned hereby appoints G. Richard Wagoner, Jr., Martin L. Flanagan, L. Allison Dukes and Jeffrey H. Kupor, and each of them, with power to act without the others and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the common shares of Invesco Ltd., which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2023 Annual General Meeting of Shareholders, or at any adjournment or postponement thereof, of Invesco Ltd., with all powers which the undersigned would possess if present at the meeting.

(Items to be voted appear on reverse side)

Restricted Shares Voting Instructions

For certain Invesco Ltd. employees who hold restricted shares received through one of the company’s equity incentive plans, when casting your vote, you are directing the record holder to vote all restricted common shares of Invesco Ltd. that are held in your account or participant trust, as applicable, that you are entitled to vote, in accordance with your instructions, and in accordance with the judgment of the record holder upon such other business as may come before the meeting and any adjournments or postponements thereof.

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

⬛	+